Exhibit 2.1

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Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
PHASEBIO PHARMACEUTICALS, INC.	)	Case No. 22-10995 (LSS)
)
Debtor.[1]	)
)
)

DEBTOR’S FIRST AMENDED COMBINED DISCLOSURE

STATEMENT AND CHAPTER 11 PLAN

RICHARDS, LAYTON & FINGER, P.A.	COOLEY LLP
Daniel J. DeFranceschi, Esq. (No. 2732)	Cullen Drescher Speckhart, Esq.
Michael J. Merchant, Esq. (No. 3854)	Olya Antle, Esq.
Brendan J. Schlauch, Esq. (No. 6115)	1299 Pennsylvania Avenue, NW
James F. McCauley, Esq. (No. 6991)	Suite 700
One Rodney Square	Washington, DC 20004
920 North King Street	Telephone: (202) 842-7800
Wilmington, Delaware 19801	Facsimile: (202) 842-7899
Telephone: (302) 651-7700	Email: cspeckhart@cooley.com
Facsimile: (302) 651-7701	oantle@cooley.com
Email: defranceschi@rlf.com
merchant@rlf.com	-and-
schlauch@rlf.com
mccauley@rlf.com	Robert L. Eisenbach III, Esq.
3 Embarcadero Center
20th Floor
San Francisco, California 94111
Telephone: (415) 693-2000
Facsimile: (415) 693-2222
Email: reisenbach@cooley.com

Counsel to the Debtor and Debtor in Possession

Dated: May 13, 2024

ON OR AROUND AUGUST 6, 2023, YOU MAY HAVE RECEIVED A COPY OF A PREVIOUS VERSION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN (I.E., THE 2023 COMBINED DISCLOSURE STATEMENT AND PLAN), ALONG WITH A SOLICITATION PACKAGE FOR VOTING THEREON. PLEASE NOTE THAT BALLOTS CAST IN CONNECTION WITH THE 2023 COMBINED DISCLOSURE STATEMENT AND PLAN WILL NOT BE COUNTED AS VOTES CAST ON THIS VERSION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN. ACCORDINGLY, IF YOU ARE ENTITLED TO DO SO, THEN YOU MUST SUBMIT A NEW BALLOT TO CAST YOUR VOTE ON THIS VERSION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN, EVEN IF YOU CAST A BALLOT TO VOTE ON THE PREVIOUS VERSION. ADDITIONAL INFORMATION ABOUT THE DEBTOR’S INITIAL SOLICITATION AND CONFIRMATION EFFORTS FOR THE 2023 COMBINED DISCLOSURE STATEMENT AND PLAN IS SET FORTH IN ARTICLE III.D HEREOF.

[1]	The last four digits of the debtor’s federal tax identification number are 5697. The debtor’s registered address is 3500 S. Dupont Hwy, Dover, Delaware 19901.

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TABLE OF CONTENTS

Page
I. INTRODUCTION AND GENERAL OVERVIEW	1

A. Why Am I Receiving this Combined Disclosure Statement and Plan?	1

B. What Is Different About the Combined Disclosure Statement and Plan from the 2023 Combined Disclosure Statement and Plan that I Received in August 2023?	1

C. Am I Entitled to Vote on the Combined Disclosure Statement and Plan? What Will My Recovery Be, if Any?	2

D. What Releases Are in the Combined Disclosure Statement and Plan? Who Is a Released Party?	3

II. DEFINITIONS AND CONSTRUCTION OF TERMS	4

A. Definitions	4

B. Interpretation; Application of Definitions and Rules of Construction	24

III. BACKGROUND	25

A. General Background	25

1. The Debtor’s Business as of the Petition Date	25

2. Pharmaceutical Regulation	25

3. The Co-Development Agreement	26

4. Organizational Structure	26

5. Prepetition Debt Structure	27

a. Prepetition Term Loan	27

b. Unsecured Indebtedness	27

6. The Debtor’s Equity Holders	27

B. Circumstances Giving Rise to the Chapter 11 Case	28

1. Financial Performance	28

2. The Prepetition Marketing Process	28

3. Collapse of Prepetition Negotiations With SFJ	29

4. Chapter 11 Preparations	30

5. Chapter 11 Filing	31

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C. The Chapter 11 Case	31

1. First Day Motions and Orders (other than the DIP Motion and DIP Financing Order)	31

2. Post-Petition Financing	33

3. Employment and Compensation of Debtor’s Professionals and Advisors	34

4. Appointment of Committee	34

5. SFJ Adversary Proceeding and the SFJ Settlement and Sale Order	34

a. The SFJ Adversary Proceeding	34

b. The SFJ Settlement and Sale Order	35

6. Bidding Procedures and the Non-Bentracimab Asset Sales	36

a. The Bidding Procedures and the Chiesi Bid Protections	36

b. Sale of the Non-Bentracimab Assets	37

7. Chiesi Bid Protections Motion	37

8. KEIP/KERP	39

9. The De Minimis Asset Sale Motion	39

10. SiO2 Settlement	40

11. The Committee Settlement	40

12. Claims Process and Bar Date	40

a. Section 341(a) Meeting of Creditors	40

b. Schedules and Statements	40

c. Bar Dates	40

13. Isolere Common Stock	41

14. Rejection of Executory Contracts	41

15. The Global Settlement	41

16. SFJ Partnership with SERB	43

17. Assumption of Coupa Agreements	43

D. Initial Confirmation Efforts and Resolution of Certain Related Disputes with SFJ	44

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IV. SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES	47

V. TREATMENT OF UNCLASSIFIED CLAIMS	50

A. Administrative Expense Bar Date	50

B. Administrative Expense Claims	50

C. DIP Credit Agreement Claims	51

D. Chiesi Bid Protection Claim	51

E. Priority Tax Claims	51

1. Priority Tax Claims	51

2. Other Provisions Concerning Treatment of Priority Tax Claims	51

F. Professional Claims	52

1. Final Fee Applications and Payment of Professional Claims	52

2. Professional Fee Reserve	52

3. Allocation and Estimation of Professional Claims	52

4. Timing for Filing Professional Claims	53

5. Post-Effective Date Fees and Expenses	53

G. Payment of Statutory Fees	53

VI. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES	54

VII. TREATMENT OF CLAIMS AND EQUITY INTERESTS	54

A. Treatment of Claims	54

1. CLASS 1 – PRIORITY NON-TAX CLAIMS	54

a. Classification	54

b. Impairment and Voting	54

c. Treatment	54

2. CLASS 2 – SECURED CLAIMS	55

a. Classification	55

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b. Impairment and Voting	55

c. Treatment	55

3. CLASS 3 – GENERAL UNSECURED CLAIMS	55

a. Classification	55

b. Impairment and Voting	55

c. Treatment	55

4. CLASS 4 – EQUITY INTERESTS	56

a. Classification	56

b. Impairment and Voting	56

c. Treatment	56

B. Reservation of Rights Regarding Claims	56

C. Cramdown and No Unfair Discrimination	57

VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES	57

A. Rejection of Executory Contracts and Unexpired Leases	57

B. Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Disclosure Statement and Plan	57

C. Insurance Policies	58

IX. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED DISCLOSURE STATEMENT AND PLAN	58

A. Funding of Liabilities and Distributions	58

B. Corporate Action; Effectuating Documents; Further Transactions	58

C. Direction to Parties	58

D. Liquidation Trust Account	59

E. Exemption from Certain Taxes	59

X. PROVISIONS REGARDING THE LIQUIDATION TRUST	60

A. Appointment of the Liquidation Trustee	60

B. Creation of the Liquidation Trust	60

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C. Liquidation Trust Beneficiaries	60

D. Vesting and Transfer of the Liquidation Trust Assets to the Liquidation Trust	61

E. Assignment of Bentracimab Royalties	61

F. Distributions from the Liquidation Trust	61

G. Liquidation Trust Expenses	61

H. Certain Powers and Duties of the Liquidation Trust and Liquidation Trustee	61

1. General Powers of the Liquidation Trustee	61

2. Books and Records	62

3. Investments of Cash	62

4. Sale of Bentracimab Royalties	63

I. United States Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets	63

J. Term of Liquidation Trust	64

K. Limitation of Liability of the Liquidation Trustee; Indemnification	64

L. Liquidation Trust Agreement	64

XI. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED DISCLOSURE STATEMENT AND PLAN	64

A. Method of Payment	64

B. Objections to and Resolution of Claims	65

C. Claims Objection Deadline	65

D. No Distribution Pending Allowance	65

E. Claims Reserve	65

F. Timing of Distributions	66

G. Delivery of Distributions	66

H. Unclaimed Distributions	66

I. [Reserved]	67

J. Setoff	67

v

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K. Postpetition Interest	67

L. Allocation of Distributions Between Principal and Interest	67

M. No Creditor to Receive More than Payment in Full	67

N. Compliance with Tax Requirements	67

XII. CONFIRMATION AND VOTING PROCEDURES	68

A. Confirmation Procedure	68

1. Confirmation Hearing	68

2. Procedure for Objections	68

3. Eligibility to Vote on the Combined Disclosure Statement and Plan	69

4. Solicitation Notice	69

5. Procedure/Voting Deadlines	69

6. Acceptance of the Combined Disclosure Statement and Plan	70

7. Elimination of Vacant Classes	70

B. Statutory Requirements for Confirmation	70

1. Classification of Claims and Equity Interests	70

2. Impaired Claims or Equity Interests	71

3. Best Interest of Creditors Test	71

4. Liquidation Analysis	72

5. Feasibility	72

XIII. CONDITIONS TO THE EFFECTIVE DATE	73

A. Conditions Precedent to the Effective Date	73

B. Establishing the Effective Date	73

C. Effect of Failure of Conditions	73

D. Waiver of Conditions to Confirmation and Effective Date	74

XIV. EXCULPATION, RELEASES AND INJUNCTIONS	74

A. Exculpation	74

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B. Releases By the Debtor	74

C. Third Party Releases	75

D. Injunctions Relating to Releases	76

E. Injunctions to Protect Estate Assets	76

F. Non-Released D&O Claims	77

XV. CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING	77

A. General Bankruptcy Law and Combined Disclosure Statement and Plan Considerations	78

1. The Combined Disclosure Statement and Plan May Not Be Accepted	78

2. Debtor May Not Be Able to Secure Confirmation of the Combined Disclosure Statement and Plan or Confirmation May Be Delayed	78

3. Risk Affecting Potential Recoveries of Holders of Claims in Voting Classes	78

4. Failure to Consummate the Combined Disclosure Statement and Plan	79

5. Plan Releases May Not Be Approved	79

B. Risks Associated with the Bentracimab Royalties	79

C. Risks Associated with Forward Looking Statements	79

D. Alternatives to Confirmation and Consummation of the Combined Disclosure Statement and Plan	80

1. Alternative Plan(s) of Liquidation	80

2. Liquidation under Chapter 7	80

XVI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES	80

XVII. RETENTION OF JURISDICTION	81

XVIII. MISCELLANEOUS PROVISIONS	83

A. Termination of Injunctions or Stays	83

B. Amendment or Modification of the Combined Disclosure Statement and Plan	83

C. Severability	83

D. Revocation or Withdrawal of the Combined Disclosure Statement and Plan	83

E. Binding Effect	83

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F. Notices	84

G. Governing Law	84

H. Withholding and Reporting Requirements	84

I. Headings	85

J. Exhibits/Schedules	85

K. Filing of Additional Documents	85

L. No Admissions	85

M. Successors and Assigns	85

N. Reservation of Rights	85

O. Implementation	85

P. Inconsistency	86

Q. Winding-Up and Dissolution of the Debtor	86

R. Dissolution of the Committee	86

S. Request for Expedited Determination of Taxes	87

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Important Disclaimers

THIS COMBINED DISCLOSURE STATEMENT AND PLAN CONTAINS CERTAIN STATUTORY PROVISIONS AND DESCRIBES CERTAIN EVENTS IN THE CHAPTER 11 CASE AND CERTAIN DOCUMENTS RELATED TO THE COMBINED DISCLOSURE STATEMENT AND PLAN THAT MAY BE ATTACHED AND ARE INCORPORATED BY REFERENCE. ALTHOUGH THE DEBTOR BELIEVES THAT THIS INFORMATION IS FAIR AND ACCURATE, THIS INFORMATION IS QUALIFIED IN ITS ENTIRETY TO THE EXTENT THAT IT DOES NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.

THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS MADE ONLY AS OF THE DATE OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN, UNLESS ANOTHER TIME IS SPECIFIED. THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTOR’S KNOWLEDGE, INFORMATION AND BELIEF. THERE CAN BE NO ASSURANCES THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THIS DATE.

NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTOR’S BUSINESS. EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN AND IN THE RELATED EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OR ANY OTHER JURISDICTION.

THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTIONS 1123 AND 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016 AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. NO OTHER GOVERNMENTAL OR OTHER REGULATORY AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE

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DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

PRIOR TO DECIDING WHETHER OR HOW TO VOTE ON THIS COMBINED DISCLOSURE STATEMENT AND PLAN, EACH HOLDER OF A CLAIM THAT IS ENTITLED TO VOTE SHOULD CAREFULLY REVIEW ALL OF THE INFORMATION IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL HEREIN.

THE DEBTOR SUPPORTS CONFIRMATION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN AND RECOMMENDS ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN TO VOTE TO ACCEPT THE COMBINED DISCLOSURE STATEMENT AND PLAN.

THE COMMITTEE HAS INDEPENDENTLY CONCLUDED THAT THE COMBINED DISCLOSURE STATEMENT AND PLAN IS IN THE BEST INTERESTS OF GENERAL UNSECURED CREDITORS AND URGES SUCH CREDITORS TO VOTE IN FAVOR OF THE COMBINED DISCLOSURE STATEMENT AND PLAN. A LETTER FROM THE COMMITTEE EXPRESSING ITS SUPPORT FOR THE COMBINED DISCLOSURE STATEMENT AND PLAN IS INCLUDED IN THE SOLICITATION MATERIALS.

2

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I. INTRODUCTION AND GENERAL OVERVIEW2

A.	Why Am I Receiving this Combined Disclosure Statement and Plan?

PhaseBio Pharmaceuticals, Inc. (the “Debtor”), with the support of the Committee, hereby proposes the Combined Disclosure Statement and Plan pursuant to sections 1125 and 1129 of the Bankruptcy Code. The Debtor is the proponent of the Combined Disclosure Statement and Plan within the meaning of section 1129 of the Bankruptcy Code. You are receiving the Combined Disclosure Statement and Plan because the Debtor is seeking to obtain Bankruptcy Court final approval and confirmation of the Combined Disclosure Statement and Plan at the Confirmation Hearing.

On or around August 6, 2023, you may have received a copy of a previous version of the Combined Disclosure Statement and Plan (i.e., the 2023 Combined Disclosure Statement and Plan), along with a solicitation package for voting thereon. Ballots cast in connection with the 2023 Combined Disclosure Statement and Plan will not be counted as votes cast with respect to this version of the Combined Disclosure statement and Plan. Accordingly, if you are entitled to do so, then you must submit a new ballot to cast your vote on this version of the Combined Disclosure Statement and Plan, even if you cast a ballot to vote on the previous version. Additional information about the Debtor’s initial solicitation and confirmation efforts for the 2023 Combined Disclosure Statement and Plan is set forth in Article III.D hereof.

AS NOTED ABOVE, YOU SHOULD CAREFULLY REVIEW ALL OF THE INFORMATION IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL HEREIN.

B.	What Is Different About the Combined Disclosure Statement and Plan from the 2023 Combined Disclosure Statement and Plan that I Received in August 2023?

The Combined Disclosure Statement and Plan incorporates the terms of the SFJ Plan Settlement, which is attached hereto as Exhibit B. As further explained in Article III.D hereof, SFJ opposed the confirmation of the 2023 Combined Disclosure Statement and Plan. In connection therewith, SFJ, among other things, caused BioVectra to cast a ballot rejecting the 2023 Combined Disclosure Statement and Plan. As a result of such ballot rejecting the 2023 Combined Disclosure Statement and Plan, the Debtor lacked an impaired accepting class pursuant to section 1129(a)(10) of the Bankruptcy Code. Because confirmation of the 2023 Combined Disclosure Statement and Plan was therefore not achievable at that time, the Debtor decided to adjourn the Confirmation Hearing to a date to be determined. See Docket No. 787.

Thereafter, the Debtor and SFJ engaged in months of arm’s length and good faith negotiations, and the Debtor and SFJ resolved the disputes between them pursuant to the terms of the SFJ Plan Settlement. On April 11, 2024, the Bankruptcy Court entered an Order approving the SFJ Plan Settlement. See Docket No. 1023. As part of the SFJ Plan Settlement the Debtor agreed to, among other things, amend the 2023 Combined Disclosure Statement and Plan to reflect the terms of the settlement between the parties. The terms of the SFJ Plan Settlement are embodied in the Combined Disclosure Statement and Plan.

[2]	All capitalized terms not defined in this introduction shall have the same meanings set forth in Article II of the Combined Disclosure Statement and Plan.

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As with the 2023 Combined Disclosure Statement and Plan, the Combined Disclosure Statement and Plan constitutes a liquidating chapter 11 plan for the Debtor. Except as otherwise provided by Order of the Bankruptcy Court, Distributions will occur on the Effective Date or as soon thereafter as is practicable. The Combined Disclosure Statement and Plan provides that, upon the Effective Date, the Liquidation Trust Assets will be transferred to the Liquidation Trust and the Debtor will be dissolved. The Liquidation Trust Assets will be administered and distributed as soon as practicable pursuant to the terms of the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement.

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XVIII.B of the Combined Disclosure Statement and Plan, the Debtor expressly reserves the right to alter, amend or modify the Combined Disclosure Statement and Plan, one or more times, before its substantial consummation.

C.	Am I Entitled to Vote on the Combined Disclosure Statement and Plan? What Will My Recovery Be, if Any?

Only Holders of General Unsecured Claims in Class 3 are entitled to vote to accept or reject the Combined Disclosure Statement and Plan. Articles VI and VII hereof describe the classification and treatment of Claims and Equity Interests as well as estimated recoveries, if any, on account thereof. The estimated recoveries for all Classes is set forth in the following chart:

Class	Claim or Equity Interest	Approx. Recovery
1	Priority Non-Tax Claims	100%
2	Secured Claims	100%
3	General Unsecured Claims	1.6%
4	Equity Interests	0%

If you are a Holder of a General Unsecured Claim in Class 3 entitled to vote to accept or reject the Combined Disclosure Statement and Plan, in order for your ballot to count, you must either (1) complete an electronic ballot at https://omniagentsolutions.com/phasebio or (2) complete, date, sign and properly mail, courier or personally deliver a paper ballot to the Claims and Noticing Agent at the following address: PhaseBio Pharmaceuticals, Inc., Ballot Processing Center c/o Omni Agent Solutions 5955 De Soto Ave., Suite 100 Woodland Hills, CA 91367. BALLOTS SENT BY FACSIMILE TRANSMISSION OR E-MAIL ARE NOT ALLOWED AND WILL NOT BE COUNTED.

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Ballots must be submitted electronically, or the Claims and Noticing Agent must physically receive original ballots by mail or overnight delivery, on or before June 17, 2024 at 4:00 p.m. (ET). Subject to the tabulation procedures approved by the Conditional Approval and Procedures Order, any ballot that is timely and properly submitted electronically or received physically will be counted and will be deemed to be cast as an acceptance, rejection or abstention, as the case may be, of the Combined Disclosure Statement and Plan.

D.	What Releases Are in the Combined Disclosure Statement and Plan? Who Is a Released Party?

Article XIV hereof provides for certain exculpations, releases, and injunctions. YOU SHOULD CAREFULLY REVIEW ARTICLE XIV HEREOF. The “Released Parties” include the following: (i) the Released Directors and Officers; (ii) the Debtor’s CRO; (iii) the Transition Services Participants solely to the extent such individuals are not Released Directors & Officers; (iv) the Debtor’s Professionals; (v) the Committee’s members serving as of the Confirmation Date, (vi) the Committee’s Professionals, and (vii) the DIP Lender.

As more fully detailed in Article XIV.B hereof, the Combined Disclosure Statement and Plan will release substantially all of the Debtor’s Claims and Causes of Action against the Released Parties; provided, however, that such releases by the Debtor will not operate to waive or release any Causes of Action resulting from any act or omission constituting actual fraud, bad faith, willful misconduct, or gross negligence of such applicable Released Party as determined by a Final Order. Further, such releases by the Debtor do not release any Claim or Cause of Action against the Released Directors & Officers for any Non-Released D&O Claims, except to the extent set forth in Article XIV.F hereof.

As more fully detailed in Article XIV.C hereof, the Combined Disclosure Statement and Plan also proposes that certain parties will grant certain “third-party” releases to the Released Parties. A party will be deemed to grant such release if: (1) it is a Holder of a Claim that (x) votes to accept the Combined Disclosure Statement and Plan or (y) either (I) abstains from voting or (II) votes to reject the Combined Disclosure Statement and Plan and, in the case of either (I) or (II), does not opt out of the voluntary release by checking the opt out box on the ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Combined Disclosure Statement and Plan; (b) each Holder of a Claim that is deemed to accept the Combined Disclosure Statement and Plan or is otherwise unimpaired under the Combined Disclosure Statement and Plan and who does not affirmatively elect to “opt out” of being a Releasing Party by timely objecting to the Combined Disclosure Statement and Plan’s third-party release provisions; and (c) the Related Parties of the foregoing but only to the extent such Related Party would be obligated to release under principles of agency if it were so directed by the applicable Person or Entity in clauses (a) through (c).

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II. DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions

As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:3

1. “2023 Combined Disclosure Statement and Plan” has the meaning set forth in Article III.D hereof.

2. “2023 Solicitation Procedures Order” has the meaning set forth in Article III.D hereof.

3. “2023 Solicitation Voting Record Date” has the meaning set forth in Article III.D hereof.

4. “503(b)(9) Claim” means any Claim against the Debtor under section 503(b)(9) of the Bankruptcy Code for the value of goods sold to the Debtor in the ordinary course of business and received by the Debtor within twenty days before the Petition Date.

5. “Acquired Actions” means all avoidance and recovery actions or remedies sold to SFJ that may have been able to be brought on behalf of the Debtor or its Estate under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 544, 547, 548, 550, 551, 552, or 553 of the Bankruptcy Code.

6. “Additional IP Security Agreement” means the Intellectual Property Security Agreement, dated October 7, 2022, entered into between the Debtor and JMB.

7. “Administrative Expense Bar Date” means the date by which a request for payment of an Administrative Expense Claim (other than a Professional Fee Claim or any Statutory Fees) must be Filed and is thirty days after the Effective Date; provided that in accordance with the Bar Date Order, 503(b)(9) Claims shall be subject to the General Bar Date.

8. “Administrative Expense Claim” means a Claim against the Debtor or its Estate for costs or expenses of administration of the Estate pursuant to sections 364(c)(1), 503(b), 503(c), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estate and operating the business of the Debtor; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Professional Claims; (c) all fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, 28 U.S.C. sections 1911-1930; and (d) the SFJ Stipulated Administrative Claim.

9. “Administrative Expense Claim Objection Deadline” means the date that is no later than ninety days after the later of the Effective Date and any filing of any Administrative Expense Claim or of a motion for approval thereof, unless such objection deadline is extended by order of the Bankruptcy Court upon the motion of the Liquidation Trustee.

[3]	Copies of all Filings in the Chapter 11 Case (as defined herein) can be obtained and viewed free of charge at the following web address: https://omniagentsolutions.com/phasebio.

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10. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were the Debtor.

11. “Allowed” means, (a) with respect to Claims: any Claim that is not a Disputed Claim or a Disallowed Claim; provided, however, that a Disputed Claim shall become an Allowed Claim to the extent (i) no objection to such Claim has been interposed by the Claims Objection Deadline or such other period fixed by the Bankruptcy Court, (ii) an objection to such Claim has been interposed, but withdrawn or overruled by a Final Order and the Debtor, or its estate, including the Liquidation Trustee, has no right to object to such Claim on other grounds, or (iii) the Bankruptcy Court enters a Final Order providing that such Claim is an Allowed Claim, and (b) with respect to Equity Interests, Equity Interests held by Holders thereof as of the Distribution Record Date.

12. “Alfasigma” means Alfasigma S.p.A.

13. “Amended Schedules Bar Date” means the date that is thirty days after service of a notice to an applicable Creditor of an amendment to, or the addition of, its Claim reflected on the Schedules.

14. “Approval Payments” has the meaning set forth in Article III.A.1 hereof.

15. “Asset Purchase Agreements” means collectively the SFJ Program Transfer Agreement, the Ji Xing APA, the ImmunoForge Lot #2 APA, the Kim APA, and the ImmunoForge VIP APA.

16. “Assets” means all of the assets of the Debtor of any nature whatsoever, including, without limitation, all property of the Estate pursuant to section 541 of the Bankruptcy Code, Cash (including proceeds from the Asset Sales), Causes of Action, accounts receivable, tax refunds, claims of right, interests and property, real and personal, tangible and intangible, and the proceeds of all of the foregoing. For the avoidance of doubt, the Assets shall include (i) any refunds or repayments that the Post-Effective Date Debtor receives with respect to any letters of credit, (ii) any remaining Cash from the Debtor’s utility deposit account, (iii) all Excluded Assets under the Asset Purchase Agreements, and (iv) the Bentracimab Royalties. For the avoidance of doubt, Assets do not include the Purchased Assets under the Asset Purchase Agreements.

17. “Asset Sales” means the Non-Bentracimab Asset Sales, the SFJ Settlement and Sale Transaction, and the De Minimis Asset Sales.

18. “Assigned GUC Claims” has the meaning set forth in Article III.D hereof.

19. “Assigned GUC Claims Allowed Amounts” has the meaning set forth in Article III.D hereof.

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20. “Assumption Schedule” means the schedule of Executory Contracts to be assumed by the Debtor pursuant to the Plan, which will be included in the Plan Supplement, as may be amended, modified, or supplemented from time to time in accordance with the Confirmation Order.

21. “AZ License” means that certain License Agreement, dated as of November 21, 2017, entered into between MedImmune Limited and the Debtor, as amended by that certain Amendment to License Agreement Between MedImmune Limited and PhaseBio Pharmaceuticals, Inc. dated January 9, 2020.

22. “Ballot” means the applicable form or forms of ballot(s) distributed to each Holder of an impaired Claim entitled to vote on the Combined Disclosure Statement and Plan on which the Holder indicates either acceptance or rejection of the Combined Disclosure Statement and Plan.

23. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. sections 101-1532, as amended from time to time.

24. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case, or if such court ceases to exercise jurisdiction over the Chapter 11 Case, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case in lieu of the United States Bankruptcy Court for the District of Delaware.

25. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and any Local Rules of the Bankruptcy Court, as amended from time to time.

26. “Bar Date” or “Bar Dates” means the applicable bar date by which a proof of Claim or request for payment of an Administrative Expense Claim must be, or must have been, Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

27. “Bar Date Order” means the Order (I) Establishing Deadlines for Filing Proofs of Claim and (II) Approving the Form and Manner of Notice Thereof [Docket No. 484], entered by the Bankruptcy Court on February 15, 2023.

28. “Bentracimab Royalties” has the meaning set forth in Article III.C.5.b hereof.

29. “Bentracimab Royalties Assignment Agreement” means that certain Royalty Assignment Agreement, entered into between the Debtor and the Liquidation Trust on the Effective Date.

30. “Berkshire” has the meaning set forth in Article III.D hereof.

31. “Bid Deadline” has the meaning ascribed to such term in the Bidding Procedures.

32. “Bidding Procedures” has the meaning ascribed to such term in the Bidding Procedures Order.

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33. “Bidding Procedures Motion” means Motion of the Debtor for Entry of Orders (I)(A) Approving Bidding Procedures for the Sales of Substantially All of the Debtor’s Assets, (B) Authorizing the Debtor to Enter Into the Stalking Horse APA and to Provide the Stalking Horse Bid Protections Thereunder, (C) Scheduling an Auction and Approving the Form and Manner of Notice Thereof, (D) Approving Assumption and Assignment Procedures, (E) Scheduling a Sale Hearing and Approving the Form and Manner of Notice Thereof and (F) Granting Related Relief; and (II)(A) Approving the Sales of the Debtor’s Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (B) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases and (C) Granting Related Relief [Docket No. 87], Filed on November 4, 2022.

34. “Bidding Procedures Order” means the Order (A) Authorizing and Approving Bidding Procedures and Stalking Horse Bid Protections (B) Scheduling an Auction and a Sale Hearing, (C) Approving the Form and Manner of Notice Thereof, (D) Establishing Notice and Procedures for the Assumption and Assignment of Certain Executory Contracts and Leases, and (E) Granting Related Relief [Docket No. 199], entered by the Bankruptcy Court on November 28, 2022.

35. “BioVectra” means BioVectra, Inc.

36. “BioVectra Administrative Expense Claim” has the meaning set forth in Article III.D hereof.

37. “BioVectra Assignment Agreement” has the meaning set forth in Article III.D hereof.

38. “BioVectra Ballot” has the meaning set forth in Article III.D hereof.

39. “BioVectra GUC Claim” has the meaning set forth in Article III.D hereof.

40. “BioVectra Supply Agreement” means that certain Commercial Supply Agreement, dated as of March 10, 2021, entered into between the Debtor and BioVectra, Inc.

41. “BLA Approval” has the meaning set forth in Article III.D hereof.

42. “Board Fees and Expenses” means all fees and expenses due and payable to members of the Debtor’s board of directors and any committee thereof.

43. “BSM” has the meaning set forth in Article III.C.10 hereof.

44. “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

45. “Cash” means legal tender of the United States of America and equivalents thereof.

46. “Causes of Action” means all Claims, and all other claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses,

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damages, judgments, third-party claims, counterclaims, and crossclaims, whether arising under the Bankruptcy Code or other federal or state law, or based in equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, and any and all commercial tort claims against any party. For the avoidance of doubt, the term Causes of Action does not include the Acquired Actions.

47. “Chapter 11 Case” means the chapter 11 case commenced by the Debtor, styled as In re PhaseBio Pharmaceuticals, Inc., under Case No. 22-10995 (LSS), currently pending in the Bankruptcy Court.

48. “Chiesi” means Chiesi Farmaceutici S.p.A.

49. “Chiesi Bid Protection Claim” means those Claims arising under or related to the Chiesi Bid Protections approved by the Bankruptcy Court pursuant to the Bidding Procedures Order and the Chiesi Bid Protection Orders.

50. “Chiesi Bid Protection Motion” means the Motion to Enforce Bid Protections Filed by Chiesi on December 17, 2022 [Docket No. 267].

51. “Chiesi Bid Protection Orders” means the Initial Chiesi Bid Protection Order and the Corrected Chiesi Bid Protection Order.

52. “Chiesi Bid Protections” has the meaning set forth in Article III.C.6.a hereof.

53. “Chiesi Breakup Fee” has the meaning set forth in Article III.C.6.a hereof.

54. “Chiesi Expense Reimbursement” has the meaning set forth in Article III.C.6.a hereof.

55. “Chiesi Motion to Clarify” means the Motion to Clarify, Alter or Amend Order Granting Motion to Enforce Bid Protections [Docket No. 469], Filed by Chiesi on February 13, 2023.

56. “Chubb” means the Federal Insurance Company.

57. “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

58. “Claims and Noticing Agent” means Omni.

59. “Claims Objection Deadline” means, subject to any extension as set forth in Article XI.C hereof, the date that is the first Business Day that is at least one hundred eighty days after the Effective Date; provided that for Administrative Expense Claims, such deadline shall be the Administrative Expense Claim Objection Deadline. For the avoidance of doubt, the Claims Objection Deadline may be extended one or more times by the Bankruptcy Court upon a motion Filed by the Liquidation Trustee and/or Liquidation Trust, as applicable.

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60. “Class” means any group of substantially similar Claims or Equity Interests classified by the Combined Disclosure Statement and Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

61. “Class 3 Distributable Assets” means the remaining amount of Liquidation Trust Assets following (i) the payment of all Liquidation Trust Expenses and (ii) satisfaction in full of all Allowed Administrative Expense Claims (including the SFJ Stipulated Administrative Claim, which shall be satisfied in accordance with the SFJ Plan Settlement), Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Non-Tax Claims. For the avoidance of doubt, Class 3 Distributable Assets shall not include the Bentracimab Royalties unless the SFJ Required Sale Process generates proceeds in excess of the Minimum Bentracimab Royalty Sale Price that the Liquidation Trust is entitled to retain and distribute pursuant to the SFJ Plan Settlement.

62. “Clerk” means the clerk of the Bankruptcy Court.

63. “Co-Development Agreement” means that certain Co-Development Agreement, dated as of January 9, 2020, entered into between the Debtor and SFJ.

64. “Combined Disclosure Statement and Plan” means this amended combined disclosure statement and chapter 11 plan including, without limitation, the Plan Supplement, all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time in accordance with the terms hereof.

65. “Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee. See Docket Nos. 79, 583, 720 & 792.

66. “Committee Settlement” means the agreement reached between the Debtor, the Committee and SFJ, in conjunction with the SFJ Settlement and Sale Order, which prior to being modified by the Global Settlement, provided that, in resolution of the Committee’s objections to the SFJ Settlement and Sale Transaction, the Debtor would make available Cash in the amount of $1 million for the benefit of General Unsecured Creditors on the Effective Date by, among other things, reducing the amount set forth in the budget to be paid to the KERP/Transition Services Participants in the amount of $200,000; provided that such KERP/Transition Services Participants were to receive the KERP Participant Bentracimab Royalty Recovery before payment of any Bentracimab Royalty proceeds to Holders of Allowed General Unsecured Claims or Equity Interests. For the avoidance of doubt, pursuant to the Committee Settlement, transition services were only to be provided by the Transition Services Participants for six months following closing of the SFJ Settlement and Sale Transaction, i.e., until July 13, 2023.

67. “Conditional Approval and Procedures Order” has the meaning set forth in Article XII.A.1 hereof.

68. “Confirmation Date” means the date on which the Confirmation Order is entered on the Docket.

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69. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider (i) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

70. “Confirmation Hearing Notice” has the meaning set forth in Article XII.A.4 hereof.

71. “Confirmation Order” means the Order of the Bankruptcy Court confirming the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code.

72. “Consultation Parties” has the meaning set forth in the Bidding Procedures.

73. “Corrected Chiesi Bid Protection Order” means the Corrected Order Granting Motion to Enforce Bid Protections [Docket No. 505], entered by the Bankruptcy Court on February 21, 2023.

74. “Coupa” has the meaning set forth in Article III.C.17 hereof.

75. “Coupa Agreements” has the meaning set forth in Article III.C.17 hereof.

76. “Coupa Assumption Motion” has the meaning set forth in Article III.C.17 hereof

77. “Coupa Software and Services” has the meaning set forth in Article III.C.17 hereof.

78. “Creditor” means any Person that is the Holder of a Claim against the Debtor.

79. “CRO” means Lawrence Perkins, in his capacity as the Chief Restructuring Officer of the Debtor.

80. “Cowen” means Cowen Investment Banking.

81. “Debtor” means PhaseBio Pharmaceuticals, Inc.

82. “De Minimis Assets” means the Assets sold pursuant to the De Minimis Asset Sale Order.

83. “De Minimis Asset Sale Motion” means Debtor’s Motion for Entry of an Order Establishing Procedures for the Sale or Transfer of Certain De Minimis Assets [Docket No. 373], Filed by the Debtor on January 13, 2023.

84. “De Minimis Asset Sale Order” means the Order Establishing Procedures to Sell or Transfer Certain De Minimis Assets [Docket No. 420], entered by the Bankruptcy Court on January 30, 2023.

85. “De Minimis Asset Sales” means the sales of De Minimis Assets conducted pursuant to the De Minimis Asset Sale Order.

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86. “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

87. “DIP Credit Agreement” means that Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement, dated as of October 23, 2022, by and between the Debtor and JMB, as the same may have been amended, restated or otherwise modified from time to time in accordance with the terms thereof.

88. “DIP Credit Agreement Claims” means those Claims arising under or related to the DIP Credit Agreement and pursuant to the DIP Financing Order, and which were satisfied in full with the SFJ Consideration at the closing of the SFJ Settlement and Sale Transaction pursuant to the terms of the SFJ Settlement and Sale Order.

89. “DIP Documents” means the DIP Credit Agreement, the other “DIP Loan Documents” as defined in the DIP Financing Order and any other agreements and documents related thereto.

90. “DIP Facility” means the financing facility provided to the Debtor pursuant to the terms of the DIP Credit Agreement and the DIP Financing Order.

91. “DIP Financing Order” means the Final Order (I) Authorizing the Debtor to Obtain Postpetition Financing (II) Granting Security Interests and Superpriority Administrative Expense Status; (III) Granting Adequate Protection; (IV) Modifying the Automatic Stay; (V) Authorizing Use of Cash Collateral: (VII) Scheduling a Final Hearing and (VII) Granting Related Relief [Docket No. 142], entered by the Bankruptcy Court on November 15, 2022.

92. “DIP Lender” means JMB in its capacity as DIP Administrative Agent and DIP Lender under the DIP Credit Agreement.

93. “DIP Motion” means the Motion of Debtor for Entry of Interim and Final Orders (I) Authorizing the Debtor to Obtain Postpetition Financing, (II) Authorizing the Debtor to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. 9], Filed on October 23, 2022.

94. “Disallowed” means: (a) with respect to Claims: any Claim or any portion thereof that (i) has been disallowed by a Final Order, (ii) is Scheduled as zero or as contingent, disputed or unliquidated and as to which no proof of Claim has been Filed or deemed Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed Filed under applicable law or the Combined Disclosure Statement and Plan, (iii) is not Scheduled and as to which no proof of Claim has been deemed Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Order or otherwise deemed Filed under applicable law or the Combined Disclosure Statement and Plan, (iv) has been withdrawn by agreement of the Debtor and the Holder thereof or (v) has been withdrawn by the Holder thereof, and (b) with respect to Equity Interests: any Equity Interest or any portion thereof that has been disallowed by a Final Order.

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95. “Disputed” means any Claim or any portion thereof that (i) has not been Scheduled by the Debtor or has been Scheduled as unknown, contingent, unliquidated, disputed or at zero, whether or not such Claim is the subject of a proof of Claim, (ii) is the subject of a proof of Claim that differs in nature, amount or priority from the Schedules (except to the extent that the Liquidation Trustee elects, in its discretion, to treat the Claim asserted in such proof of Claim as an Allowed Claim) or (iii) is the subject of an objection interposed by the Claims Objection Deadline or such other time period fixed by the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order; provided, however, that a Claim shall not be a Disputed Claim to the extent it becomes an Allowed Claim or Disallowed Claim.

96. “Distribution” means any distribution to the Holders of Allowed Claims or, if applicable, Allowed Equity Interests.

97. “Distribution Date” means any date on which a Distribution is made to Holders of Allowed Claims or, if applicable, Allowed Equity Interests, under this Combined Disclosure Statement and Plan, or as otherwise agreed. The first Distributions shall occur on or as soon as practicable after the Effective Date or as otherwise determined by the Liquidation Trustee. To the extent subsequent Distributions are necessary, such subsequent Distributions shall occur as soon after the first Distribution Date as the Liquidation Trustee shall determine in accordance with the Liquidation Trust Agreement.

98. “Docket” means the docket in the Chapter 11 Case maintained by the Clerk.

99. “D&O Insurance Policies” means any insurance policy, including any tail policies, providing insurance and/or similar coverage to a current of former officer, director or employee of the Debtor. The policy limits under the current D&O Insurance Policies is approximately $10 million.

100. “E.D.P.A. Action” means that certain action captioned SFJ Pharmaceuticals X., Ltd. v. PhaseBio Pharmaceuticals, Inc., Case No. 2:22-cv-04027 (E.D. Pa. Oct. 7, 2022) that was voluntarily dismissed with prejudice by SFJ on January 19, 2023. See E.D.P.A. Action, Docket No. 20.

101. “Effective Date” means the date established pursuant to Article XIII.B hereof.

102. “ELP Platform” has the meaning set forth in Article III.A.1 hereof.

103. “Employee Retention Tax Credit Refund” means all of the Debtor’s right to and interest in that certain refund anticipated to be equal to approximately $941,427.00 on account of that employee retention tax credit claim made by the Debtor in connection with its federal income tax returns for tax years 2020 and 2021.

104. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

105. “Equity Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in any Debtor (including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtor and any other rights, options, warrants, stock appreciation

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rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.

106. “Equity Interest 510(b) Claims” means any Claim, whether or not the subject of an existing lawsuit, (a) arising from rescission of a purchase or sale of any debt or equity securities of the Debtor issued as Equity Interests existing immediately prior to the Effective Date; (b) for damages arising from the purchase or sale of any such security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) for reimbursement, contribution, or indemnification on account of any such Claim.

107. “Estate” means the estate of the Debtor created upon the commencement of the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

108. “Excluded Assets” has the meaning ascribed to such term in the Asset Purchase Agreements.

109. “Exculpated Parties” means the following Entities, each in their respective capacities as such: (a) the Debtor; (b) the Debtor’s officers and directors as of the Petition Date; (c) the Committee and each member thereof as of the Confirmation Date (solely in their capacity as such); and (d) any Professional of the Debtor or the Committee.

110. “Executory Contract” means any executory contract or unexpired lease as of the Petition Date between the Debtor and any other Person or Entity.

111. “FDA” means the U.S. Food and Drug Administration.

112. “FDIC” means the Federal Deposit Insurance Corporation.

113. “File”, “Filed”, or “Filing” means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Case.

114. “Final Order” means an Order of the Bankruptcy Court or a court of competent jurisdiction to hear appeals from the Bankruptcy Court, that has not been reversed, stayed, modified or amended and as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending.

115. “First Day Declaration” means the Declaration of Lawrence Perkins in Support of the Chapter 11 Petition and First Day Motions [Docket No. 2].

116. “Frontage Labs” has the meaning set forth in Article III.D hereof.

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117. “Frontage Labs (Shanghai)” has the meaning set forth in Article III.D hereof.

118. “General Bar Date” means March 24, 2023 at 5:00 p.m. (prevailing Eastern Time), pursuant to the Bar Date Order.

119. “General Unsecured Claim” means any Claim against the Debtor that (a) is unpaid as of the Effective Date, and (b) arose or is deemed by the Bankruptcy Code or Bankruptcy Court, as the case may be, to have arisen before the Petition Date and that is not an Administrative Expense Claim (including the Chiesi Bid Protections Claim), Priority Tax Claim, Secured Claim, or Priority Non-Tax Claim. For the avoidance of doubt, in accordance with the SFJ Settlement and Sale Order and the SFJ Plan Settlement, SFJ has waived and released all General Unsecured Claims against the Debtor except the Assigned GUC Claims.

120. “Global Settlement” has the meaning set forth in Article III.C.15 hereof.

121. “Going Concern Condition” has the meaning set forth in Article III.B.1 hereof

122. “Governmental Bar Date” means April 21, 2023 at 5:00 p.m. (prevailing Eastern Time), which is the deadline for Governmental Units to File proofs of claim on account of prepetition Claims against the Debtor.

123. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

124. “Holder” means the beneficial holder of any Claim or Equity Interest.

125. “Hucknall Bill of Sale” means that certain Bill of Sale, dated as of March 23, 2023, entered into by and between the Debtor and Angus Hucknall.

126. “ImmunoForge” means ImmunoForge Co., Ltd.

127. “ImmunoForge Lot #2 APA” means that certain Asset Purchase Agreement, dated as of January 20, 2023, entered into between the Debtor and ImmunoForge.

128. “ImmunoForge Lot #2 Sale” has the meaning set forth in Article III.C.6.b hereof.

129. “ImmunoForge Lot #2 Sale Order” means the Order (I) Authorizing the Sale of the Debtor’s Assets Free and Clear of All Encumbrances; (II) Approving the Assumption and Assignment of the Assumed Contracts; and (III) Granting Related Relief [Docket No. 433], entered by the Bankruptcy Court on February 2, 2023.

130. “ImmunoForge VIP APA” means that certain Asset Purchase Agreement dated as of January 20, 2023 entered into between the Debtor and ImmunoForge.

131. “Impaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

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132. “Initial Chiesi Bid Protection Order” means the Order Granting Motion to Enforce Bid Protections [Docket No. 444], entered by the Bankruptcy Court on February 6, 2023.

133. “Initial Prepetition Term Loan Lenders” has the meaning set forth in Article III.A.5.a hereof.

134. “Insurance Policies” means any and all insurance policies, insurance settlement agreements, coverage-in-place agreements, and other agreements, documents, or instruments relating to the provisions of insurance entered into by or issued to or for the benefit of, at any time, the Debtor or its predecessors (including, for the avoidance of doubt, any such policies, agreements, or other documents that have been paid in full).

135. “Insurer” means any Person or Entity that issued an Insurance Policy, any third-party administrator of or for any Insurance Policy, and any respective predecessors and/or Affiliates of any of the foregoing.

136. “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 260], entered by the Bankruptcy Court on December 16, 2022.

137. “Isolere” means Isolere Bio, Inc.

138. “Isolere Bill of Sale” means that certain Bill of Sale, dated as of March 23, 2023, entered into by and between the Debtor and Isolere.

139. “Isolere Common Stock” has the meaning set forth in Article III.C.13 hereof.

140. “Ji Xing” means Ji Xing Pharmaceuticals Hong Kong Limited.

141. “Ji Xing APA” means that certain Asset Purchase Agreement, dated as of January 20, 2023, entered into among the Debtor and Ji Xing.

142. “Ji Xing Sale” has the meaning set forth in Article III.C.6.b hereof.

143. “Ji Xing Sale Order” means the Order (I) Authorizing the Sale of the Debtor’s Assets Free and Clear of All Encumbrances; (II) Approving the Assumption and Assignment of the Assumed Contracts; and (III) Granting Related Relief [Docket No. 434], entered by the Bankruptcy Court on February 2, 2023.

144. “JMB” means JMB Capital Partners Lending, LLC.

145. “JMB Assignment Agreement” has the meaning set forth in Article III.A.5.a hereof.

146. “KEIP/KERP Motion” means the Motion of Debtor for Entry of an Order (I) Authorizing the Implementation of a Key Employee Retention Program, (II) Authorizing the Implementation of a Key Employee Incentive Program, (III) Approving the Terms of the Debtor’s Employee Programs, and (IV) Granting Related Relief [Docket No. 205], Filed on November 29, 2022.

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147. “KEIP” has the meaning set forth in Article III.C.8 hereof.

148. “KERP” has the meaning set forth in Article III.C.8 hereof.

149. “KERP Order” means the Order (I) Authorizing the Implementation of a Key Employee Retention Program, (II) Approving the Terms of the Key Employee Retention Program, and (IV) Granting Related Relief [Docket No. 342], entered by the Bankruptcy Court on December 30, 2022.

150. “KERP Participants” means the participants of the KERP approved pursuant to the KERP Order.

151. “KERP Participant Bentracimab Royalty Recovery” means the first $200,000 received in Bentracimab Royalty proceeds.

152. “KERP/Transition Services Participants” means, collectively, the KERP Participants and the Transition Services Participants.

153. “Kim APA” means that certain Asset Purchase Agreement, dated as of February 23, 2023, entered into between the Debtor and Sangdae Kim.

154. “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction or agreement.

155. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

156. “Liquidation Analysis” means the hypothetical chapter 7 liquidation analysis attached to this Combined Disclosure Statement and Plan as Exhibit A.

157. “Liquidation Trust” means the trust established on the Effective Date in accordance with the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement.

158. “Liquidation Trust Account” means the bank account created pursuant to Article IX.D hereof.

159. “Liquidation Trust Agreement” means the trust agreement establishing the Liquidation Trust, which shall be in form and substance acceptable to the Committee. The Liquidation Trust Agreement shall be Filed with the Plan Supplement.

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160. “Liquidation Trust Assets” means all assets and Remaining Causes of Action of the Debtor and its estate as of the Effective Date, including Cash (including the proceeds of the SiO2 Settlement and the Asset Sales), the Bentracimab Royalties and any right to or proceeds thereof, and any amounts remaining in the Professional Fee Reserve after all Allowed Professional Claims are satisfied in full.

161. “Liquidation Trust Beneficiaries” means (i) Holders of Allowed General Unsecured Claims entitled to receive Distributions pursuant to the terms of the Combined Disclosure Statement and Plan (including SFJ in its capacity as the Holder of the Assigned GUC Claims), whether or not such Claims are Allowed as of the Effective Date, (ii) Holders of Equity Interests entitled to receive Distributions pursuant to the terms of the Combined Disclosure Statement and Plan in the event Allowed General Unsecured Claims are paid in full, whether or not such Equity Interests are Allowed as of the Effective Date, and (iii) SFJ in its capacity as the Holder of the SFJ Stipulated Administrative Expense Claim, until such claim is satisfied in accordance with the SFJ Plan Settlement.

162. “Liquidation Trust Expenses” means all reasonable and documented fees, expenses and costs incurred by the Liquidation Trust (including, but not limited to, payment of Statutory Fees, compensation of the Liquidation Trustee, and the reasonable fees and expenses of professionals or other persons retained by the Liquidation Trustee) in connection with carrying out the duties and responsibilities set forth in the Liquidation Trust Agreement and the Combined Disclosure Statement and Plan.

163. “Liquidation Trustee” means the individuals or entities designated by the Committee and identified in the Plan Supplement, with such rights, duties, and obligations as set forth in the Combined Disclosure Statement and Plan and in the Liquidation Trust Agreement. As set forth in the Plan Supplement, the Committee has initially designated Narendra Ganti of FTI Consulting, Inc. and, solely in the capacity of Resident Trustee (as defined in the Liquidation Trust Agreement), Wilmington Trust, National Association.

164. “LOI” has the meaning set forth in Article III.B.3 hereof.

165. “Lot #1 Assets” has the meaning set forth in Article III.C.6.b hereof.

166. “Lot #2 Assets” has the meaning set forth in Article III.C.6.b hereof.

167. “Miller Buckfire” means Miller Buckfire & Co., LLC and its affiliate Stifel, Nicolaus & Co., Inc.

168. “Minimum Bentracimab Royalty Sale Price” has the meaning set forth in Article III.D hereof.

169. “Non-Bentracimab Asset Sales” has the meaning set forth in Article III.C.6.b hereof.

170. “Non-Released D&O Claims” has the meaning set forth in Article XIV.B hereof.

171. “Omni” means Omni Agent Solutions, Inc.

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172. “Order” means an order or judgment of the Bankruptcy Court as entered on the Docket.

173. “PB6440” has the meaning set forth in Article III.A.1 hereof.

174. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

175. “Petition Date” means October 23, 2022.

176. “Plan Documents” means any of the documents, other than this Combined Disclosure Statement and Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents to be included in the Plan Supplement, all of which shall be in form and substance as provided herein and reasonably acceptable to the Committee.

177. “Plan Supplement” means the documents, schedules, and any exhibits Filed prior to the Confirmation Hearing, including, but not limited to, the Assumption Schedule, the form of the Liquidation Trust Agreement and the identity of the Liquidation Trustee previously filed at Docket Nos. 759 and 767, as amended, supplemented or modified from time to time.

178. “Post-Effective Date Debtor” means the Debtor, from and after the Effective Date.

179. “Post-Petition Sale Process” means the post-petition marketing and sales process conducted in connection with the Bidding Procedures, Bidding Procedures Order, SFJ Settlement and Sale Motion, SFJ Settlement and Sale Order, and the De Minimis Asset Sale Order.

180. “PPD” has the meaning set forth in Article III.D hereof.

181. “Prepetition Assignment Agreement” means that certain Non-Recourse Loan Document Sale and Assignment Agreement, dated as of October 3, 2022, entered into among JMB and the Prepetition Lenders.

182. “Prepetition First Lien Loan and Security Agreement” means that certain Prepetition First Lien Loan and Security Agreement, dated as of March 25, 2019 (as amended, restated, supplemented, waived, or otherwise modified from time to time), entered into among the Debtor and SVB as administrative agent, collateral agent and SVB and SVB Innovation Credit Fund VII, L.P., as lenders.

183. “Prepetition IP Security Agreement” means that certain Intellectual Property Security Agreement, dated as of March 19, 2020, by and among the Debtor and the Prepetition Lenders.

184. “Prepetition First Lien Lenders” means the lenders under the Prepetition First Lien Loan and Security Agreement.

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185. “Prepetition Marketing Process” means that certain prepetition strategic transaction marketing process commenced by the Debtor with the assistance of its advisors prior to the Petition Date.

186. “Prepetition Secured Parties” means the Prepetition First Lien Lenders.

187. “Prepetition Secured Parties’ Claims” means the Claims (other than any contingent indemnification Claims arising under the Prepetition First Lien Loan and Security Agreement) of the Prepetition Secured Parties arising under the Prepetition First Lien Loan and Security Agreement.

188. “Prepetition Term Loan” has the meaning set forth in Article III.A.5.a hereof.

189. “Priority Non-Tax Claim” means a Claim that is accorded priority in right of payment under section 507 of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.

190. “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

191. “Professional” means any professional Person employed in the Chapter 11 Case pursuant to section 327, 328 or 1103 of the Bankruptcy Code pursuant to an Order of the Bankruptcy Court and to be compensated for services rendered pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

192. “Professional Claim” means all Claims under sections 327, 328, 330, 331, 363, 503, or 1103 of the Bankruptcy Code for compensation and reimbursement of expenses by Professionals to the extent Allowed by the Bankruptcy Court, plus any fees and expenses related to the preparation of fee applications of a Professional.

193. “Professional Claims Objection Deadline” has the meaning set forth in Article V.F.4 hereof.

194. “Professional Fee Escrow Amount” means the reasonable estimate of the aggregate amount of Allowed Professional Claims relating to the period prior to the Effective Date as well as an estimated aggregate amount related to the preparation, filing and prosecution of fee applications following the Effective Date, which estimates Professionals shall deliver to the Debtor as set forth in Article V.F.3 hereof.

195. “Professional Fee Reserve” means an account funded by the Debtor with Cash as soon as possible after Confirmation and not later than the Effective Date in an amount equal to the Professional Fee Escrow Amount. For the avoidance of doubt, (i) to the extent that the Professional Fee Reserve is not sufficient to satisfy in full all Allowed Professional Claims, such Allowed Professional Claims shall nevertheless be paid in full in Cash from other available Cash prior to making any Distributions to the Holders of Allowed Claims or, if applicable, Equity Interests, and (ii) any fees and expenses by Professionals in connection with preparing fee applications shall be paid from the Professional Fee Reserve or, if exhausted, from other available Cash prior to making any Distributions to the Holders of Allowed Claims or, if applicable, Equity Interests.

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196. “Program Transfer Notice” has the meaning set forth in Article III.B.3 hereof.

197. “Pro Rata” means, when used with reference to a distribution of property to Holders of Allowed Claims or, if applicable, Allowed Equity Interests, in a particular Class or any other specified group of Claims or Equity Interests pursuant to this Combined Disclosure Statement and Plan, proportionately, so that with respect to a particular Allowed Claim or Allowed Equity Interest in such Class or in such group, the ratio of the amount of property to be distributed on account of such Claim or, if applicable, Equity Interest, to the amount of such Claim or, if applicable, Equity Interest, is the same as the ratio of the amount of property to be distributed on account of all Allowed Claims or, if applicable, Allowed Equity Interests, in such Class or group of Claims or Equity Interests to the amount of all Allowed Claims or Allowed Equity Interests in such Class or group of Claims or Equity Interests. Until all Disputed Claims and Equity Interests in a Class are resolved, Disputed Claims or Equity Interests shall be treated as Allowed Claims and Equity Interests in their face amount for purposes of calculating Pro Rata distribution of property to Holders of Allowed Claims or, if applicable, Allowed Equity Interests, in such Class.

198. “Qualified Bid” has the meaning set forth in the Bidding Procedures.

199. “Rejection Damages Bar Date” means the deadline to File a proof of Claim for damages relating to the rejection of an Executory Contract (including any unexpired lease), which, pursuant to the Bar Date Order, is the later of (i) the General Bar Date or the Governmental Bar Date, as applicable, and (ii) 5:00 p.m. (prevailing Eastern Time) on the date that is thirty days following service of an order approving rejection of any executory contract or unexpired lease of the Debtor.

200. “Related Parties” means, with respect to any Person or Entity, such Person’s or Entity’s current and former direct or indirect subsidiaries and affiliates and each of their respective current and former stockholders, members, limited partners, general partners, managed funds, equity holders, directors, managers, officers, employees, agents, consultants, trusts, trustees, designees, attorneys, financial advisors, investment bankers, accountants, and other professionals or representatives.

201. “Released Claims” means any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, for any act or omission (i) that took place prior to, on or after the Petition Date relating to and/or in connection with the Debtor, and/or (ii), relating to, or arising out of the Chapter 11 Case, including, but not limited to, the SFJ Settlement and Sale Transaction, the negotiation and filing of this Combined Disclosure Statement and Plan, the filing of the Chapter 11 Case, including, but not limited to, the settlement of Claims or renegotiation of Executory Contracts, the pursuit of confirmation of this Combined Disclosure Statement and Plan, the consummation of this Combined Disclosure Statement and Plan, or the administration of this Combined Disclosure Statement and Plan or the property to be distributed under this Combined Disclosure Statement and Plan; provided, however, that the foregoing provisions shall not operate to waive or release any Causes of Action resulting from any act or omission constituting actual fraud, willful misconduct, or gross negligence of such applicable Released Party as determined by a Final Order.

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202. “Released Directors & Officers” means the Debtor’s directors and officers who were serving in such capacity at any time on or after the Petition Date, including, without limitation, any Transition Services Participants that served as a director or officer of the Debtor at any time on or after the Petition Date.

203. “Released Parties” means (i) the Released Directors and Officers; (ii) the Debtor’s CRO; (iii) the Transition Services Participants solely to the extent such individuals are not Released Directors & Officers; (iv) the Debtor’s Professionals; (v) the Committee’s members serving as of the Confirmation Date, (vi) the Committee’s Professionals, and (vii) the DIP Lender.

204. “Releasing Parties” means the following Entities, each in their respective capacities as such, (a) each Holder of a Claim that (x) votes to accept the Combined Disclosure Statement and Plan or (y) either (I) abstains from voting or (II) votes to reject the Combined Disclosure Statement and Plan and, in the case of either (I) or (II), does not opt out of the voluntary release by checking the opt out box on the ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Combined Disclosure Statement and Plan; (b) each Holder of a Claim that is deemed to accept the Combined Disclosure Statement and Plan or is otherwise unimpaired under the Combined Disclosure Statement and Plan and who does not affirmatively elect to “opt out” of being a Releasing Party by timely objecting to the Combined Disclosure Statement and Plan’s third-party release provisions; and (c) the Related Parties of the foregoing but only to the extent such Related Party would be obligated to release under principles of agency if it were so directed by the applicable Person or Entity in clauses (a) through (c).

205. “Remaining Causes of Action” means the Causes of Action of the Debtor and its estate as of the Effective Date, other than the Causes of Action released pursuant to Article XIV hereof.

206. “Sale Orders” means the SFJ Settlement and Sale Order, the Ji Xing Sale Order, the ImmunoForge Lot #2 Sale Order, and the De Minimis Asset Sale Order.

207. “Schedules” means the sealed and redacted forms of the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor on December 7, 2022, and any and all amendments and modifications thereto [Docket Nos. 221–224].

208. “SCP” means SierraConstellation Partners LLC.

209. “Second Amendment to Prepetition First Lien Loan and Security Agreement” means the Second Amendment to the Prepetition First Lien Loan and Security Agreement entered into on October 3, 2022, pursuant to which JMB became the successor to SVB as administrative agent and collateral agent and SVB and SVB Innovation Credit Fund VII, L.P. lenders under the First Lien Loan and Security Agreement.

210. “Secured Claim” means a Claim that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Holder of such Claim’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) or as Allowed pursuant to the Combined Disclosure Statement and Plan as a Secured Claim.

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211. “SERB” means SERB Pharmaceuticals.

212. “SiO2” means SiO2 Medical Products, Inc.

213. “SiO2 Settlement” means that settlement set forth in that certain Settlement Agreement, dated as of December 21, 2022, between the Debtor, SiO2 and Federal Insurance Company, approved by the Bankruptcy Court pursuant to the SiO2 Settlement Order.

214. “SiO2 Settlement Motion” means the Debtor’s Motion for Entry of and Order Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 9019 (A) Approving the Settlement Among the Debtor, Federal Insurance Company, and SiO2 Medical Products, Inc., and (B) Granting Related Relief [Docket No. 355] Filed by the Debtor on January 9, 2023.

215. “SiO2 Settlement Order” means that certain Order Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 9019 (A) Approving the Settlement Among the Debtor, Federal Insurance Company, and SiO2 Medical Products, Inc., and (B) Granting Related Relief [Docket No. 419] entered by the Bankruptcy Court on January 30, 2023.

216. “SFJ” means SFJ Pharma X, Inc. (f/k/a SFJ Pharmaceuticals X, Ltd.).

217. “SFJ Administrative Expense Motion” has the meaning set forth in Article III.D hereof.

218. “SFJ Administrative Expense Objection” has the meaning set forth in Article III.D hereof.

219. “SFJ Adversary Complaint” means that certain Complaint for Recharacterization and Declaratory Relief Filed by the Debtor in the SFJ Adversary Proceeding on October 31, 2022.

220. “SFJ Adversary Proceeding” means the adversary proceeding captioned PhaseBio Pharmaceuticals, Inc. v. SFJ Pharmaceuticals X, LTD (In re PhaseBio Pharmaceuticals, Inc.), Adv. Proc. No. 22-50456 (LSS), Case No. 22-10995 (LSS) (Bankr. D. Del. Oct. 31, 2022).

221. “SFJ Assumed and Assigned Contracts” means the contracts designated for assumption and assignment to SFJ pursuant to the terms of the SFJ Settlement and Sale Order.

222. “SFJ Consideration” means the cash payment made by SFJ to the Debtor at the closing of the SFJ Settlement and Sale Transaction, inclusive of the separate payment made therefrom to the DIP Lender, in the total amount of $32.9 million.

223. “SFJ Plan Objection” has the meaning set forth in Article III.D hereof.

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224. “SFJ Plan Settlement” means that certain Plan Support and Settlement Agreement, by and between the Debtor and SFJ, dated as of March 6, 2024, approved by the Order entered on April 11, 2024 [Docket No. 1023] and attached as Exhibit B hereto. A further description of the SFJ Plan Settlement is set forth in Art. III.D hereof.

225. “SFJ Plan Settlement Expense Credit” has the meaning set forth in Article III.D hereof.

226. “SFJ Program Transfer Agreement” means that certain Program Transfer Agreement dated as of January 13, 2023, entered into between the Debtor and SFJ, attached as Exhibit 1 to the SFJ Settlement Agreement.

227. “SFJ Required Sale Process” has the meaning set forth in Article III.D hereof

228. “SFJ Settlement Agreement” means that certain Settlement Agreement dated as of January 13, 2023 entered into among the Debtor and SFJ.

229. “SFJ Settlement and Sale Motion” means the Debtor’s Motion for Entry of an Order pursuant to Sections 105, 363, and 365 of the Bankruptcy Code, and Bankruptcy Rules 2002, 6004, 6006, and 9019 (A) Approving the Settlement/Sale Transaction Between the Debtor and SFJ Pharmaceuticals X, LTD., Including, Among Other Things, the Sale and Transfer of Substantially All of the Debtor’s Bentracimab Assets Free and Clear of Liens, Claims, and Encumbrances to SFJ Pharmaceuticals X, Ltd., and (B) Granting Related Relief [Docket No. 249] Filed by the Debtor on December 15, 2022.

230. “SFJ Settlement and Sale Order” means the Order (A) Approving the Settlement Agreement Between the Debtor and SFJ Pharmaceuticals X, Ltd., Including, Among Other Things, the Sale and Transfer of Substantially All of the Debtor’s Bentracimab Assets Free and Clear of Liens, Claims, and Encumbrances to SFJ Pharmaceuticals X, Ltd., and (B) Granting Related Relief [Docket No. 346] entered by the Bankruptcy Court on December 31, 2022.

231. “SFJ Settlement and Sale Transaction” means the settlement and sale transaction set forth in the SFJ Settlement Agreement and SFJ Program Transfer Agreement, approved by the Bankruptcy Court pursuant to the SFJ Settlement and Sale Order.

232. “SFJ Stipulated Administrative Claim” has the meaning set forth in Article III.D hereof.

233. “SFJ Subordination Agreement” means that certain Subordination Agreement entered into among SFJ, SVB, and Westriver Innovation Lending Fund VII, L.P., dated as of March 19, 2020.

234. “Stalking Horse APA” means that certain Asset Purchase Agreement by and between the Debtor and Chiesi dated as of November 4, 2022.

235. “Stalking Horse Bid” means the bid of the Stalking Horse Bidder.

236. “Stalking Horse Bidder” means Chiesi.

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237. “Statutory Fees” means any fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code to the extent applicable.

238. “Strategic Transactions Committee” means the strategic transactions committee of the Debtor’s board of directors established on November 21, 2021.

239. “Successful Bidder” has the meaning ascribed to such term in the Bidding Procedures.

240. “SVB” means Silicon Valley Bank.

241. “TDP” has the meaning set forth in Article III.C.5.a hereof.

242. “Transition Services Participants” means Jonathan Mow, John Lee, Kristopher Hanson, Glen Burkhardt, Jonathan Birchall, Susan Arnold and Lauren Richardson.

243. “United States Trustee” means the Office of the United States Trustee for the District of Delaware.

244. “Unclaimed Distribution” means a Distribution that is not claimed by a Holder of an Allowed Claim or, if applicable, Allowed Equity Interest, on or prior to the Unclaimed Distribution Deadline.

245. “Unclaimed Distribution Deadline” means ninety days from the date the Liquidation Trustee makes a Distribution of Cash or other property under the Combined Disclosure Statement and Plan to a Holder of an Allowed Claim or, if applicable, Allowed Equity Interest.

246. “Voting Provision” has the meaning set forth in Article III.D hereof.

B.	Interpretation; Application of Definitions and Rules of Construction

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Combined Disclosure Statement and Plan are to the respective section in, Article of, Schedule to, or Exhibit to the Combined Disclosure Statement and Plan. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Combined Disclosure Statement and Plan as a whole and not to any particular section, subsection or clause contained in the Combined Disclosure Statement and Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Combined Disclosure Statement and Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Combined Disclosure Statement and Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Combined Disclosure Statement and Plan.

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III. BACKGROUND

On the Petition Date, the Debtor Filed a voluntary petition for relief pursuant to chapter 11 of the Bankruptcy Code and, since that date, has operated as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

A.	General Background[4]

1.	The Debtor’s Business as of the Petition Date

The Debtor is a publicly held Delaware corporation whose stock was listed on the Nasdaq Global Market under the symbol PHAS. Prior to the Petition Date, the Debtor was a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular diseases.

The Debtor’s lead product candidate, bentracimab, is a novel reversal agent for ticagrelor, an antiplatelet drug that is widely prescribed to reduce the rates of death, heart attack, and stroke in patients with acute coronary syndrome, or who have previously experienced a heart attack. Bentracimab has been designed to reverse the elevated risk of bleeding caused by ticagrelor in patients requiring emergency surgery or having an actively bleeding injury, thereby potentially expanding the use of ticagrelor.

On January 9, 2020, the Debtor entered into the Co-Development Agreement with SFJ to obtain the funding needed to support the global development of bentracimab. Pursuant to the Co-Development Agreement, SFJ agreed to provide up to $120 million to the Debtor to facilitate bentracimab’s development in exchange for payments (the “Approval Payments”) if the Debtor obtained the necessary regulatory approval for the product.

In addition to bentracimab, the Debtor’s development pipeline also included, among other things: (i) PB6440, a highly selective aldosterone synthase inhibitor being developed for treatment-resistant hypertension (“PB6440”); and (ii) elastin-like polypeptide technologies designed to improve the release of injectable pharmaceutical products (“ELP Platform”).

2.	Pharmaceutical Regulation

The FDA and other regulatory authorities at the federal, state and local levels, as well as in foreign countries, extensively regulate the research, development, testing, manufacture, quality control, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of biologics such as those the Debtor developed. The Process required by the FDA before biologic product candidates may be marketed in the United States is lengthy and complex.

[4]

Further information regarding the Debtor’s business, assets, capital structure, and the circumstances leading to the filing of the Chapter 11 Case is set forth in detail in the First Day Declaration, which is incorporated by reference herein.

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In November 2021, the Debtor published the interim results of a clinical trial for bentracimab, which demonstrated that the drug immediately and substantially reversed the antiplatelet effects of ticagrelor and was generally well tolerated by patients. Based on prior feedback from the FDA, the Debtor commenced seeking approval of bentracimab in the United States through an accelerated approval process. The next phase of such process is the submission of a biologics license application to the FDA. As of the Petition Date, the Debtor’s efforts in completing such application were ongoing, and the Debtor did not complete the application prior to the consummation of the SFJ Settlement and Sale Transaction.

As of the Petition Date, the Debtor was also engaged in the drug development process with respect to its other key programs, PB6440 and the ELP Platform. The Debtor intended to begin pursuing human trials for PB6440 in early 2023, but due to the commencement of this Chapter 11 Case, such human trials did not commence. The Debtor’s ELP Platform was also at the pre-trial phase prior to the commencement of this Chapter 11 Case and remained at that stage throughout this Chapter 11 Case.

3.	The Co-Development Agreement

As mentioned above, the Debtor and SFJ entered into the Co-Development Agreement in January 2020 to facilitate the development of bentracimab. Under the Co-Development Agreement, the Debtor had primary responsibility for overall clinical development strategy and regulatory activities for bentracimab through the first stages of human trials. For later stages of development, the Debtor was primarily responsible for clinical development and regulatory activities in the United States and European Union, while SFJ had primary responsibility for such activities in China and Japan. The Debtor had sole responsibility for filings with the various regulatory agencies as well as subsequent commercialization activities.

In exchange for SFJ’s funding for the development of bentracimab, the Co-Development Agreement provided that SFJ would receive the Approval Payments upon the Debtor obtaining regulatory approval for bentracimab. In total, if bentracimab received broad regulatory approval, SFJ could have received up to $600 million in Approval Payments over a seven to eight year timeframe, representing over a 500% return on its investment, in aggregate.

In an attempt to secure the Approval Payments for SFJ, the Debtor granted SFJ a security interest in all of its assets. Such security interest was subordinated to the Debtor’s senior debt pursuant to the SFJ Subordination Agreement.

4.	Organizational Structure

The Debtor does not have any corporate parent, subsidiary, or affiliate.

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5.	Prepetition Debt Structure

a.	Prepetition Term Loan

On March 25, 2019, the Debtor entered into the Prepetition First Lien Loan and Security Agreement with SVB, in its capacity as administrative agent, and SVB and SVB Innovation Credit Fund VII, L.P. (the “Initial Prepetition Term Loan Lenders”), as lenders. Under the Prepetition First Lien Loan and Security Agreement, the Initial Prepetition Term Loan Lenders extended a term loan of up to $15 million to the Debtor (the “Prepetition Term Loan”). The obligations under the Prepetition First Lien Loan and Security Agreement were secured by substantially all of the Debtor’s assets pursuant to the Prepetition IP Security Agreement.

On October 3, 2022, the Initial Prepetition Term Loan Lenders and JMB entered into a Non-Recourse Loan Document Sale and Assignment Agreement (the “JMB Assignment Agreement”), pursuant to which the Initial Prepetition First Lien Lenders sold and assigned to JMB all of their rights, title, interests and obligations under the Prepetition First Lien Loan and Security Agreement, the SFJ Subordination Agreement, and the Prepetition IP Security Agreement, in exchange for, among other things, a purchase price in the amount of all principal and accrued interest then outstanding under the Prepetition Frist Lien Loan and Security Agreement.

In connection with the JMB Assignment Agreement, the Debtor entered into a second amendment to the Prepetition First Lien Loan and Security Agreement with JMB, pursuant to which JMB became the successor Prepetition Term Loan Lender and the administrative agent under the Prepetition First Lien Loan and Security Agreement. In connection with the second amendment, JMB agreed to make $6.5 million in additional advances to the Debtor, and the Debtor and JMB entered into the Additional Intellectual Property Security Agreement, granting JMB a security interest in all of the Debtor’s intellectual property that had not already been recorded by SVB. As of the Petition Date, the aggregate principal amount, plus accrued interest, owing by the Debtor under the Prepetition Term Loan (including the additional funds advanced by JMB) was approximately $9.1 million.

The respective rights of the Prepetition First Lien Lenders and SFJ were governed by the SFJ Subordination Agreement. The SFJ Subordination Agreement provides, among other things, that SFJ’s contingent rights to payment under the Co-Development Agreement and the liens securing those rights are subordinated to the Prepetition First Lien Lender’s right to payment in full of all Senior Debt as defined in the SFJ Subordination Agreement.

b.	Unsecured Indebtedness

In the ordinary course of business, the Debtor incurred unsecured indebtedness to various suppliers, trade vendors, landlords, utility providers, and service providers, among others. As of the Petition Date, the Debtor’s estimated outstanding trade payables were approximately $36 million.

6.	The Debtor’s Equity Holders

The Debtor is a publicly held Delaware corporation. As mentioned above, the Debtor’s common stock was listed on the NASDAQ stock exchange under the ticker PHAS.

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Though the Debtor was authorized to issue preferred equity securities, no such securities had been issued or were outstanding as of December 31, 2022.

As of September 30, 2022, approximately 50 million shares of the Debtor’s common stock were outstanding. As of the Petition Date, the largest holder of the Debtor’s common stock, and the only holder to own more than 10% of the Debtor’s common stock, was CEDE & Co., which served as a record holder for various beneficial holders.

On November 3, 2022, the Debtor’s common stock was suspended from trading on the NASDAQ stock exchange. On December 21, 2022, NASDAQ filed a Form 25 to delist the Debtor’s common stock and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

B.	Circumstances Giving Rise to the Chapter 11 Case

1.	Financial Performance

The Debtor was a pre-revenue, emerging growth company. Developing and commercializing biopharmaceutical products, including launching new products into the marketplace and conducting preclinical studies and clinical trials is an extremely capital-intensive and uncertain process that takes years to complete. Prepetition, the Debtor was unable to raise additional funding needed to support that process, due principally to the significant overhang of the Approval Payments required under the Co-Development Agreement and the significant spending commitment required to develop and commercialize bentracimab.

The Debtor’s distressed financial condition, resulting from this inability to obtain the funding needed to meet its obligations, led to the inclusion of a going concern qualifier in the Debtor’s audited financial statements from the period ending December 31, 2021. This going concern qualifier constituted a going concern condition (the “Going Concern Condition”) that triggered a cure period under the Co-Development Agreement. The Co-Development Agreement provided for the transfer of the bentracimab program to SFJ if the Going Concern Condition was not timely cured.

2.	The Prepetition Marketing Process

On November 23, 2021, the Debtor’s board of directors appointed the Strategic Transactions Committee. The Strategic Transactions Committee was delegated authority by the board of directors to review, consider and negotiate potential strategic transactions, including offers to purchase or exclusively license all or any significant assets of the company.

In February 2022, the Debtor engaged Cowen as investment banker to assist with the identification of potential counterparties for a strategic transaction that would allow the Debtor to obtain the additional funding needed to cure the Going Concern Condition, and the solicitation and negotiation of proposals for such a transaction. Cowen contacted 26 parties regarding, among other things, the opportunity to acquire the company or enter into a U.S. licensing transaction for bentracimab; however, no parties were willing to evaluate an acquisition of or equity investment in the Debtor unless SFJ agreed to modify the Co-Development Agreement.

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In parallel with discussions with interested parties regarding strategic transactions, the Debtor and its advisors attempted to renegotiate the terms of the Co-Development Agreement with SFJ, making multiple proposals to SFJ that would render the agreement more economically viable for the Debtor and also increase the total potential return to SFJ. Notwithstanding the multiple proposals by the Debtor, SFJ would not agree to (a) release its asserted security interest, (b) waive certain acceleration payments, or (c) otherwise consent to a renegotiation of the Co-Development Agreement to enable a third-party licensing transaction. Instead, SFJ indicated that it would only agree to proceed with a negotiated transfer of the bentracimab development program to SFJ.

Faced with (a) increasing uncertainty regarding its ability to reach a satisfactory resolution of the Going Concern Condition by the end of the cure period, and (b) diminishing cash balances, the Debtor implemented parallel contingency planning efforts. On July 1, 2022, the Debtor engaged Miller Buckfire to assist in efforts to obtain near-term financing so that the Debtor could consider commencing a chapter 11 case with adequate liquidity and the goal of implementing a value-maximizing transaction for its stakeholders.

3.	Collapse of Prepetition Negotiations With SFJ

In light of SFJ’s refusal to consent to terms that would permit the Debtor to consummate a viable transaction involving a third party, the Debtor had no alternative but to negotiate with SFJ on a transfer of the bentracimab development program to SFJ.

On July 12, 2022, after weeks of negotiations, the Debtor and SFJ entered into a non-binding term sheet (the “LOI”). The LOI contemplated, among other things, the transfer of the bentracimab development program to a newly formed company that would be wholly-owned by SFJ and its affiliates. Under the terms of the LOI, the Debtor would be entitled to receive a 12% share in the newly formed company’s profits, and SFJ would assume the Debtor’s obligations under the BioVectra Supply Agreement, pursuant to which BioVectra agreed to manufacture and supply the active drug substance PB2452, which would subsequently be formulated into the usable version of bentracimab.

Shortly before the expiration of the cure period for the Going Concern Condition, however, it became apparent that finalizing an agreement implementing the terms of the LOI was unlikely. Among other things, SFJ informed the Debtor that it would not assume the BioVectra Agreement, which significantly altered the economics of the transaction under the LOI to the detriment of the Debtor.

On September 21, 2022, the day after the expiration of the cure period for the Going Concern Condition, SFJ delivered a notice (the “ Program Transfer Notice”) to the Debtor indicating that, pursuant to the Co-Development Agreement, SFJ had elected to cause the bentracimab development program to be transferred to SFJ as a result of the Debtor’s failure to remedy the Going Concern Condition within the cure period. SFJ demanded that the Debtor execute a Program Transfer Agreement (in the form attached to the Co-Development Agreement) within ten days of the delivery of the Program Transfer Notice, and transfer the bentracimab development program to SFJ without stockholder approval, which the Debtor believed was required by Delaware law because the bentracimab development program represented substantially all of the Debtor’s assets.

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On October 7, 2022, the Debtor received an additional notice from SFJ in which SFJ asserted that, in light of the Debtor’s failure to execute the Program Transfer agreement, the Debtor was in material breach of the Co-Development Agreement. On the same day, SFJ commenced the E.D.P.A. Action, asserting claims for breach of contract, declaratory relief with respect to the validity and enforceability of the Co-Development Agreement and Program Transfer Notice, and injunctive relief.

4.	Chapter 11 Preparations

Facing mounting pressure due to the expiration of the Going Concern Condition cure period, and in light of SFJ delivering the Program Transfer Notice, the Debtor, in consultation with its advisors, prepared to file for chapter 11 relief. As part of that process, the Debtor and Miller Buckfire engaged in negotiations with the Prepetition First Lien Lenders, as well as with a number of third parties, with respect to their willingness to provide pre- and postpetition financing, and to serve as a stalking horse bidder in a sale of the Debtor’s assets through a chapter 11 sale process. The Debtor also engaged SCP as financial advisor and subsequently appointed Lawrence Perkins as CRO.

Aware that the Debtor was considering bankruptcy, SFJ proposed to provide financing in connection with a chapter 11 filing. Under its proposal, SFJ offered a total of $8.5 million in financing on terms that the Debtor believed were insufficient to provide a path to reorganize and emerge from chapter 11. Importantly, the proposed financing also required that the Debtor turn over the bentracimab development program and transfer certain key assets prior to court approval. The Debtor did not accept this proposal and continued to consider alternative options.

Under the Co-Development Agreement, the Prepetition Term Loan Facility was the only potential source of additional funding available to the Debtor outside of chapter 11 that did not require SFJ’s consent. As set forth above, on October 3, 2022, the Initial Prepetition Term Loan Lenders assigned their rights under the Prepetition First Lien Loan and Security Agreement to JMB, following which JMB made $6.5 million in additional advances to the Debtor.

On October 17, 2022, the Debtor executed a confidential non-binding proposal with Chiesi, a large, well-capitalized pharmaceutical company with decades of experience in areas of research, development, production, and commercialization of novel and advanced therapies and other medicines. Such proposal contemplated the entry into a final agreement that would designate Chiesi as the Stalking Horse Bidder for the Debtor’s bentracimab assets. In exchange, the Debtor would receive, among other things, an upfront cash payment and additional payments upon the achievement of certain regulatory milestones. On November 4, 2022, the Debtor and Chiesi entered into the Stalking Horse APA, which, subject to the Bankruptcy Court’s approval, memorialized the agreement between Chiesi and the Debtor.

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5.	Chapter 11 Filing

The Debtor commenced this Chapter 11 Case to avail itself of the protections and “breathing room” that chapter 11 is intended to provide, including preserving its interest in the bentracimab development program while it sought to reorganize.

As set forth in greater detail below, soon after filing this Chapter 11 Case, the Debtor commenced the SFJ Adversary Proceeding seeking an expedited ruling from the Bankruptcy Court resolving its ongoing disputes with SFJ. The Debtor further intended to pursue a sale of the bentracimab development program to Chiesi (or to another bidder submitting a higher or otherwise better offer) in a value-maximizing transaction for the benefit of creditors and other stakeholders.

To support the Debtor’s reorganization process, JMB and the Debtor entered into the DIP Credit Agreement, pursuant to which JMB agreed to provide up to $15 million in postpetition, superpriority secured funding. The details of the postpetition financing provided by JMB are set forth in greater detail below.

C.	The Chapter 11 Case

The following is a brief description of certain material events that have occurred during the Chapter 11 Case.

1.	First Day Motions and Orders (other than the DIP Motion and DIP Financing Order)

On the Petition Date, in addition to the voluntary petition for relief Filed by the Debtor under chapter 11 of the Bankruptcy Code, the Debtor also Filed a number of routine motions and applications seeking certain “first day” relief, including the following:

•

Application of Debtor for Appointment of Omni Agent Solutions, Inc. as Claims and Noticing Agent Effective as of the Petition Date [Docket No. 3]. The Debtor sought authorization to retain and employ Omni as its claims and noticing agent for the Chapter 11 Case. On October 25, 2022, the Bankruptcy Court entered an Order granting the relief requested in the application [Docket No. 46].[5]

•

Motion of the Debtor for Entry of Interim and Final Orders (I) Authorizing Debtor to Redact Certain Personally Identifiable Information in the Creditor Matrix and Certain Other Documents (II) Modifying the Requirement to File a List of All Equity Security Holders and Modifying Notice Thereto, and (III) Granting Related Relief [Docket No. 4]. The Debtor sought entry of interim and final orders (i) authorizing the Debtor to

[5]

Additionally, on December 16, 2022, the Bankruptcy Court entered an Order [Docket No. 258] authorizing the Debtor to retain Omni, pursuant to section 327(a) of the Bankruptcy Code, to serve as administrative agent to the Debtor.

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redact certain personally identifiable information in the creditor matrix and certain other documents, (ii) modifying the requirement to file a list of all security holders and modifying notice thereto, and (iii) granting related relief. The Bankruptcy Court entered an Order granting the relief requested in the motion on an interim basis on October 25, 2022 [Docket No. 47] and thereafter entered an Order granting the relief requested in the motion on a final basis on November 15, 2022 [Docket No. 138].

•

Motion of Debtor for Entry of Interim and Final Orders (I) Authorizing the Debtor To (A) Pay Certain Prepetition Wages, Salaries, Employee Benefits, and Other Compensation and (B) Maintain and Honor Employee Medical and Other Benefit Programs; (II) Modifying Automatic Stay with Respect to the Workers’ Compensation Program; and (III) Granting Related Relief [Docket No. 5]. The Debtor sought entry of interim and final Orders, (i) authorizing the Debtor to (a) pay certain prepetition wages, salaries, employee benefits and other compensation, (b) maintain and honor employee medical and other benefit programs, (ii) modifying the automatic stay with respect to the workers’ compensation program, and (iii) granting related relief. The Bankruptcy Court entered an Order granting the relief requested in the motion on an interim basis on October 25, 2022 [Docket No. 48] and thereafter entered an Order granting the relief requested in the motion on a final basis on November 15, 2022 [Docket No. 141].

•

Motion of the Debtor for Entry of Interim and Final Orders (I) Authorizing the Debtor to Pay Certain Prepetition Taxes & Fees and (II) Granting Related Relief [Docket No. 6]. The Debtor sought entry of interim and final Orders authorizing, but not directing, the Debtor, in its discretion and business judgment, to pay prepetition income taxes, sales and use taxes, ad valorem property taxes, business entity taxes and fees, licensing and regulatory fees, and all other similar obligations, including any related penalties and interest, to various federal, state, and local authorities as such prepetition taxes & fees come due in the ordinary course of business, in an amount not to exceed $50,000.00 on an interim basis and $100,000.00 on a final basis, including all prepetition taxes fees subsequently determined upon audit to be owed for periods prior to the Petition Date. The Bankruptcy Court entered an Order granting the relief requested in the motion on an interim basis on October 25, 2022 [Docket No. 49] and thereafter entered an Order granting the relief requested in the motion on a final basis on November 15, 2022 [Docket No. 139].

•

Motion of the Debtor for Entry of Interim and Final Orders (A) Approving the Debtor’s Proposed Form of Adequate Assurance of Payment, (B) Establishing Procedures for Resolving Objections by the Utility Companies, (C) Prohibiting the Utility Companies from Altering, Refusing, or Discontinuing Service, and (D) Granting Related Relief [Docket No. 7]. The Debtor sought entry of interim and final Orders (a) approving the

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Debtor’s proposed form of adequate assurance of payment to utility companies, (b) establishing procedures for resolving objections by the utility companies relating to the adequacy of the proposed adequate assurance, (c) prohibiting utility companies from altering, refusing, or discontinuing service, and (d) granting related relief. The Bankruptcy Court entered an Order granting the relief requested in the motion on an interim basis on October 26, 2022 [Docket No. 55] and thereafter entered an Order granting the relief requested in the motion on a final basis on November 15, 2022 [Docket No. 140].

•

Motion of the Debtor for Entry of Interim and Final Orders (I) Authorizing the Debtor (A) To Continue Use of Its Existing Cash Management System, Bank Accounts, Checks, Corporate Credit Card, and Business Forms, and (B) To Pay Related Prepetition Obligations, (II) Extending Time to Comply with 11 U.S.C. § 345(b); and (III) Granting Related Relief [Docket No. 8]. The Debtor sought entry of interim and final Orders (a) authorizing, but not directing, the Debtor to continue (i) use of its existing cash management system, bank accounts, checks, corporate credit card, and business forms, and (ii) payment of related prepetition obligations, (b) granting an extension of time to comply with the requirements of section 345(b) of the Bankruptcy Code, and (c) granting related relief. The Bankruptcy Court entered an Order granting the relief requested in the motion on an interim basis on October 26, 2022 [Docket No. 56] and thereafter entered an Order granting the relief requested in the motion on a final basis on November 15, 2022 [Docket No. 137].

2.	Post-Petition Financing

On the Petition Date, the Debtor also Filed the DIP Motion, asking the Bankruptcy Court to, among other things, authorize the Debtor to obtain the DIP Facility from the DIP Lender, authorize the Debtor to use “cash collateral,” as such term is defined in section 363 of the Bankruptcy Code, grant the DIP Lender a senior, priming lien on certain prepetition collateral securing the DIP Facility, and modifying the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Documents.

On October 25, 2022, SFJ Filed a response to the DIP Motion [Docket No. 44]. In the response, SFJ submitted an alternative proposal for postpetition financing. On the same day, the Bankruptcy Court held a hearing to consider, among other things, approval of the relief requested in certain of the Debtor’s first day motions on an interim basis. At the hearing, the Bankruptcy Court indicated it would not force the Debtor to accept SFJ’s alternative proposal for postpetition financing. On October 26, 2022, the Bankruptcy Court entered a modified version of the Debtor’s proposed Order granting the relief requested in the DIP Motion on an interim basis that, among other things, reduced the principal amount the Debtor was permitted to borrow during the interim period from $15,000,000 to $12,000,000.

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The only objection Filed to the DIP Motion, other than the response Filed by SFJ, was a limited objection Filed by the Committee [Docket No. 128]. In such limited objection, the Committee reserved its right to object to the DIP Motion if negotiations with the Debtor and the DIP Lender regarding the DIP Motion were not resolved consensually.

On November 14, 2022, the Debtor Filed a revised version of the proposed Order granting the relief requested in the DIP Motion on a final basis [Docket No. 155] that resolved the Committee response. On November 15, 2022, the Bankruptcy Court entered the DIP Financing Order.

On January 13, 2023, the DIP Facility was paid in full from the proceeds of the SFJ Settlement and Sale Transaction.

3.	Employment and Compensation of Debtor’s Professionals and Advisors

On December 16, 2022, the Bankruptcy Court entered Orders authorizing the Debtor’s employment of: (i) Richards, Layton & Finger, P.A. as bankruptcy co-counsel [Docket No. 261], (ii) KPMG LLP to provide tax consulting services [Docket No. 253], (iii) Miller Buckfire as investment banker [Docket No. 183], and (iv) SCP to provide the Debtor with the CRO and certain support personnel [Docket No. 254]. On December 19, 2022, the Bankruptcy Court entered and Order authorizing the Debtor’s employment of Cooley LLP as lead counsel to the Debtor [Docket No. 271].

4.	Appointment of Committee

On November 3, 2022, the United States Trustee appointed the Committee. See Docket No. 79. The Committee was originally comprised of BioVectra, Pharmaron, Inc., MLM Medical Labs, LLC, Velocity Clinical Research Inc., Synchrogenix Information Strategies LLC, Absci Corporation, and Bar Advisors, LLC. The U.S. Trustee filed three notices amending the membership of the Committee to reflect that Pharmaron, Inc., MSL Medical Labs, LLC, and BioVectra were no longer serving as Committee members. See Docket Nos. 583, 720 & 792.

On January 3, 2023, the Bankruptcy Court entered an Order authorizing the Committee to employ FTI Consulting, Inc. as financial advisor [Docket No. 348], on January 17, 2023, the Bankruptcy Court entered an Order authorizing the Committee to employ McDermott Will & Emery LLP as counsel to the Committee [Docket No. 376], and on December 1, 2023, the Bankruptcy Court entered an Order authorizing the Committee to employ Chipman Brown Cicero & Cole LLP as efficiency and conflicts counsel [Docket No. 883].

5.	SFJ Adversary Proceeding and the SFJ Settlement and Sale Order

a.	The SFJ Adversary Proceeding

On October 31, 2022, the Debtor commenced the SFJ Adversary Proceeding by filing the SFJ Adversary Complaint. Pursuant to the SFJ Adversary Complaint, the Debtor sought, among other things, recharacterization of the Co-Development Agreement to an equity investment, and (ii) declaratory relief that the Debtor, rather than SFJ, owns the trial data package (the “TDP”) containing clinical trial data and research results associated with the development of bentracimab.

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On November 7, 2022, SFJ Filed its Counterclaim and Answer to Complaint for Recharacterization and Declaratory Relief [Adv. Proc. Docket No. 10] (i) responding to the SFJ Adversary Complaint, (ii) asserting breach of contract and other counterclaims, (iii) seeking declaratory relief that (a) SFJ is a valid lienholder with a perfected security interest in substantially all of the Debtor’s assets and (b) SFJ is the rightful owner of the TDP and the Debtor’s business related to the bentracimab assets, and (iv) seeking a determination of the value of SFJ’s security interest.

On November 14, 2022, the Debtor Filed its Answer to Counterclaim [Adv. Proc. Docket No. 20] responding to the counterclaims asserted by SFJ.

On November 28, 2022, the Bankruptcy Court entered an order appointing the Honorable Michelle M. Harner as mediator in an attempt to resolve the disputes in the SFJ Adversary Proceeding. See Adv. Proc. Docket No. 31. The mediation was successful, and on the eve of trial, the Debtor, SFJ and the Committee reached a settlement in principle to resolve the SFJ Adversary Proceeding and transfer the bentracimab assets to SFJ. On December 13, 2022, the Debtor Filed the Notice of Proposed Transaction Term Sheet [Adv. Proc. Docket No. 58], which attached thereto as Exhibit A that certain Transaction Term Sheet memorializing the settlement in principle.

b.	The SFJ Settlement and Sale Order

On December 15, 2022, the Debtor Filed the SFJ Settlement and Sale Motion. Pursuant to the SFJ Settlement and Sale Motion, the Debtor sought entry of an order settling the SFJ Adversary Proceeding in accordance with the terms of the SFJ Settlement Agreement and the SFJ Program Transfer Agreement. The SFJ Settlement Agreement and SFJ Program Transfer Agreement provide, among other things: (i) for the transfer and sale of the Debtor’s bentracimab assets to SFJ, (ii) for the payment of the SFJ Consideration by SFJ to the Debtor less the amount of the direct payment by SFJ to JMB to satisfy all outstanding DIP Obligations from the SFJ Consideration, (iii) for payment by SFJ of certain administrative claims asserted by BioVectra for postpetition manufacturing of PB2542 drug substance and (iv) for the payment of certain royalty payments by SFJ to the Debtor if net sales of bentracimab exceed a certain threshold (the “Bentracimab Royalties”).

With respect to the Bentracimab Royalties, the SFJ Settlement Agreement and SFJ Program Transfer Agreement provide that SFJ shall pay the Debtor an assignable royalty of 2.5% of worldwide sales of Licensed Products (as defined in the AZ License) that exceed $300 million in any calendar year, provided, however, that SFJ has no obligation to pay Bentracimab Royalties on the first $300 million of net sales of Licensed Products in a calendar year.

On December 30, 2022, the Bankruptcy Court held a hearing to consider, among other things, the relief requested in the SFJ Settlement and Sale Motion. On December 31, 2022, the Bankruptcy Court entered the SFJ Settlement and Sale Order, authorizing and approving, among other things, (a) the Debtor’s entry into the SFJ Settlement Agreement and the SFJ Program Transfer Agreement, (b) the proposed sale of the Debtor’s bentracimab assets pursuant to the terms of the SFJ Program Transfer Agreement, and (c) the Debtor’s process for assumption and assignment of executory contracts designated as SFJ Assumed and Assigned Contracts.

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On January 13, 2023, the sale of the Debtor’s bentracimab assets to SFJ closed. See Docket No. 383. Pursuant to the terms of the Program Transfer Agreement, SFJ may designate contracts as SFJ Assumed and Assigned Contracts until the earlier of: (i) March 14, 2023, and (ii) the Effective Date.

On January 23, 2023, the Debtor and SFJ jointly dismissed the SFJ Adversary Proceeding, with prejudice.

6.	Bidding Procedures and the Non-Bentracimab Asset Sales

a.	The Bidding Procedures and the Chiesi Bid Protections

On November 4, 2022, shortly after the SFJ Adversary Proceeding was Filed, the Debtor Filed the Bidding Procedures Motion, seeking approval of, among other things (i) Bidding Procedures in connection with (a) the sale of substantially all of the Debtor’s bentracimab related assets to Chiesi, subject to higher or otherwise better offers submitted in accordance with the Bidding Procedures, and (b) a separate sale of substantially all of the Debtor’s other products, drug candidates, technologies and related assets, (ii) the Stalking Horse APA with Chiesi and certain bid protections thereunder (the “Chiesi Bid Protections”), (iii) scheduling an auction and approving the form and manner of notice thereof, (iv) approving assumption and assignment procedures, and (v) scheduling a sale hearing and approving the form and manner of notice thereof.

The Chiesi Bid Protections, as requested in the Bidding Procedures Motion, included, among other things (i) a breakup fee in the amount of $2,000,000 (the “Chiesi Breakup Fee ”), (ii) an expense reimbursement of up to $750,000 (the “Chiesi Expense Reimbursement”), and (iii) treatment of the Chiesi Breakup Fee and Chiesi Expense Reimbursement as superpriority claims senior to all other administrative expenses, subject only to the superpriority claims granted in favor of the DIP Lender.

On November 21, 2022, the Bankruptcy Court held a hearing to consider, among other things, approval of the Bidding Procedures and entry of the proposed form of Bidding Procedures Order. At the hearing, the Bankruptcy Court expressed concerns over approval of certain aspects of the Chiesi Break-Up Fee. At the conclusion of the hearing, the Bankruptcy Court indicated that it would enter the Bidding Procedures Order, subject to certain revisions being made thereto consistent with the record made at the hearing.

On November 28, 2022, the Bankruptcy Court entered the Bidding Procedures Order, which had been revised consistent with the record made at the November 21, 2022 hearing. Specifically, the Bidding Procedures Order was modified to provide, among other things, that if the Debtor reached a settlement with SFJ pursuant to which the Debtor terminated the Stalking Horse APA, Chiesi would be entitled to the Chiesi Expense Reimbursement in the amount of up to $750,000 but would not automatically be entitled to the Chiesi Breakup Fee. However, the Bidding Procedures Order provided that such order was without prejudice to Chiesi’s right to seek payment of the Chiesi Breakup Fee by separate motion at a later date.

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b.	Sale of the Non-Bentracimab Assets

As discussed above, on December 31, 2022, the Bankruptcy Court entered the SFJ Settlement and Sale Order, which, among other things, approved the transfer and sale of the Debtor’s bentracimab assets to SFJ independent of the Bidding Procedures and the sale timeline set forth therein. Accordingly, the Bidding Procedures Order and the Bidding Procedures no longer applied to the sale of the Debtor’s bentracimab assets.

Following entry of the SFJ Settlement and Sale Order, the Debtor continued marketing its non-bentracimab assets pursuant to the Bidding Procedures Order and the Bidding Procedures. To facilitate such marketing efforts, the Debtor extended and/or modified certain of the deadlines set forth in the Bidding Procedures. See Docket Nos. 305 & 372. The Debtor received indications of interest from potential bidders for two distinct groups of the non-bentracimab assets: (i) Lot #1, which was comprised of all assets related to PB 6440 and PB 6395 (the “Lot #1 Assets”), and (ii) Lot #2, which was comprised of all assets related to the ELP Platform (the “Lot #2 Assets”).

Prior to the Bid Deadline, the Debtor received two written bids for the Lot #1 assets and two written bids for the Lot #2 Assets, which the Debtor, after consultation with the Consultation Parties, determined were Qualified Bids. The Qualified Bids for the Lot #1 Assets were submitted by (a) Ji Xing, and (b) LJ Biosciences LLC and Maloney Clinical Research, and the Qualified Bids for the Lot #2 Assets were submitted by (c) ImmunoForge Co., Ltd. and (d) Zoetis Services LLC.

On January 20, 2023, the Debtor conducted an Auction for the Lot #1 Assets and Lot #2 Assets. At the Auction, the Debtor, in consultation with the Consultation Parties, selected Ji Xing as the Successful Bidder for the Lot #1 Assets and ImmunoForge as the Successful Bidder for the Lot #2 Assets.

On January 30, 2023, the Bankruptcy Court held a hearing to consider, among other things, approval of: (i) the sale of the Lot #1 Assets to Ji Xing (the “Ji Xing Sale”) pursuant to the terms of the Ji Xing APA, and (ii) the sale of the Lot #2 Assets to ImmunoForge (the “ImmunoForge Lot #2 Sale,” and together with the Ji Xing Sale, the “Non-Bentracimab Asset Sales”) pursuant to the terms of the ImmunoForge Lot #2 APA.

On February 2, 2023, the Bankruptcy Court entered (i) the Ji Xing Sale Order approving the Ji Xing Sale, and (ii) the ImmunoForge Lot #2 Sale Order approving the ImmunoForge Lot #2 Sale.

7.	Chiesi Bid Protections Motion

As set forth above, on December 15, 2022, the Debtor Filed the SFJ Settlement and Sale Motion, pursuant to which the Debtor sought approval of, among other things, the sale of the Debtor’s bentracimab assets to SFJ. On December 17, 2022, after recognizing the Debtor was

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likely to terminate the Stalking Horse APA, Chiesi Filed the Chiesi Bid Protections Motion. Pursuant to the Chiesi Bid Protections Motion, Chiesi requested entry of an order: (i) authorizing payment of the Chiesi Bid Protections pursuant to the Bidding Procedures Order and the Stalking Horse APA, or (ii) granting Chiesi an Administrative Expense Claim for amounts it incurred in connection with its role as the Stalking Horse Bidder.

On January 10, 2023, the Debtor Filed a limited objection to the Chiesi Bid Protections Motion [Docket No. 356]. In the objection, the Debtor conceded that Chiesi was entitled to recover portions of the Chiesi Expense Reimbursement, but argued that the Bidding Procedures Order did not approve the Chiesi Breakup Fee in light of the Debtor’s entry into the SFJ Settlement and Sale Transaction. While the Bidding Procedures Order did not prejudice Chiesi’s ability to seek payment of the Chiesi Breakup Fee, the Debtor argued Chiesi was not entitled to such payment because Chiesi had failed to meet the requirements of section 503(b)(1) of the Bankruptcy Code for payment of the claim as an Administrative Expense Claim. Both the Committee [Docket No. 357] and the United States Trustee [Docket No. 359] also Filed objections to the Chiesi Bid Protections Motion in which they made similar arguments.

On January 17, 2023, the Bankruptcy Court held a hearing to consider the relief requested in the Chiesi Bid Protections Motion. At the conclusion of the hearing, the Bankruptcy Court indicated it would take the matter under advisement. On February 6, 2023, the Bankruptcy Court held a hearing to rule on the Chiesi Bid Protection Motion. At the hearing, the Bankruptcy Court ruled in favor of Chiesi, finding, among other things, that Chiesi provided a benefit to the Debtor’s estate by establishing a floor for the value of the bentracimab assets on which other bidders could rely. Following the hearing, the Bankruptcy Court entered the Initial Chiesi Bid Protections Order granting the Chiesi Bid Protections Motion and approving the Chiesi Breakup Fee in the amount of $2,000,000 as an Administrative Expense to be paid concurrently with other Administrative Expense Claims in the Chapter 11 Case.

On February 13, 2023, Chiesi Filed the Chiesi Motion to Clarify, pursuant to which Chiesi sought entry of an order clarifying or amending the Initial Chiesi Bid Protection Order to confirm the priority of the Chiesi Bid Protection Claim (which includes the Chiesi Breakup Fee) as a superpriority claim as requested in the Bidding Procedures Motion. On February 17, 2023, the Bankruptcy Court held a status conference regarding the Chiesi Motion to Clarify. At the status conference, the Bankruptcy Court indicated it did not intend for the Initial Chiesi Bid Protection Order to modify the priority of the Chiesi Bid Protection Claim. As a result, the Bankruptcy Court concluded that it would grant the Chiesi Motion to Clarify, vacate the Initial Chiesi Bid Protection Order, and enter a corrected order that accurately reflected its ruling at the hearing held February 6, 2023. Consistent with its ruling at the hearing held on February 17, 2023, the Court entered the Order Granting Motion to Clarify, Alter or Amend Order Granting Motion to Enforce Bid Protections (Dkt. No. 469) and Vacating Order Granting Motion to Enforce Bid Protections (Dkt. No. 444) [Docket No. 504] and the Corrected Bid Protection Order.

As of the date hereof, the Debtor has paid in full and satisfied the Chiesi Bid Protection Claim. Specifically, on February 1, 2023, the Debtor paid the Chiesi Expense Reimbursement, and on March 8, 2023, the Debtor paid the Chiesi Breakup Fee.

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8.	KEIP/KERP

On November 29, 2022, the Debtor Filed the KEIP/KERP Motion seeking approval of, among other things, (i) the Debtor’s proposed key employee incentive program (the “KEIP”) and, (ii) the Debtor’s proposed key employee retention program (the “KERP”). As set forth in detail in the KEIP/KERP Motion: (a) the KEIP was designed to incentivize certain key employees of the Debtor to consummate a sale transaction on more favorable terms than those contemplated under the Chiesi Stalking Horse Bid, and (b) the KERP was designed to retain certain key employees of the Debtor to remain until the completion of the marketing process for the Debtor’s assets and the consummation of a sale of those assets.

On December 22, 2022, the Debtor Filed a supplement to the KEIP/KERP Motion [Docket No. 304]. Pursuant to the supplement, the Debtor indicated that the KEIP was no longer necessary in light of the Debtor’s transfer of the bentracimab assets in connection with the SFJ Settlement and Sale Transaction. The supplement also modified the KERP in light of the changed circumstances resulting from the SFJ Settlement and Sale Transaction.

Following a hearing held on December 20, 2022, the Bankruptcy Court entered the KERP Order approving the KERP, as modified by the supplement.

9.	The De Minimis Asset Sale Motion

On January 13, 2023, the Debtor Filed the De Minimis Asset Sale Motion pursuant to which the Debtor sought entry of an order, among other things, establishing procedures for the sale of De Minimis Assets that were not sold in connection with the SFJ Settlement and Sale Transaction or the Non-Bentracimab Asset Sales. On January 30, 2022, the Bankruptcy Court entered the De Minimis Asset Sale Order. The De Minimis Asset Sale Order provides, among other things, that if the Debtor expects the sale price for a sale of De Minimis Assets to be greater than $25,000 and less than or equal to $500,000, the Debtor must, among other things, File a notice with the Bankruptcy Court prior to effectuating or authorizing such sale. If the Debtor believes the sale price for a sale of De Minimis Assets will be less than or equal to $25,0000, the Debtor is authorized to sell such De Minimis Assets without further notice to any party or a hearing. As required by the De Minimis Asset Sale Order, the Debtor Files monthly notices of sales of De Minimis Assets.

As of the date hereof, pursuant to the De Minimis Asset Sale Order, the Debtor has conducted four De Minimis Assets Sales, including: (i) the sale of the Debtor’s ImmunoForge stock to Sangdae Kim pursuant to the terms of the Kim APA, (ii) the sale of the Debtor’s Vasoactive Intestinal Peptide Program to ImmunoForge pursuant to the terms of the ImmunoForge VIP APA, (iii) the sale of certain of the Debtor’s equipment to Angus Hucknall pursuant to the terms of the Hucknall Bill of Sale, and (iv) the sale of certain of the Debtor’s equipment to Isolere pursuant to the terms of the Isolere Bill of Sale.

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10.	SiO2 Settlement

Prior to the Petition Date, the Debtor contracted with Berkshire Sterile Manufacturing (“BSM”) to fill vials with certain drug products for clinical trials. BSM used SiO2 vials as a component of its finished products. In March of 2022, the Debtor asserted a claim against SiO2 seeking damages resulting from certain alleged defects in the SiO2 vials. Shortly thereafter, SiO2 sought insurance coverage for the defect claim under an insurance policy issued by Chubb.

On December 21, 2022, the Debtor, SiO2 and Chubb entered into the SiO2 Settlement, pursuant to which, (i) Chubb agreed to pay the Debtor the sum of $1,494,580.00, (ii) Chubb agreed to pay SiO2 $1,815,200.00 as reimbursement for amounts SiO2 had already paid to the Debtor pursuant to an interim agreement, and (iii) the Debtor and SiO2 agreed to grant certain releases with respect to the defect claim.

On January 9, 2023, the Debtor Filed the SiO2 Settlement Motion, seeking approval of, among other things, the SiO2 Settlement. See Docket No. 355. On January 30, 2023, the Bankruptcy Court entered the SiO2 Settlement Order approving the SiO2 Settlement. See Docket No. 419. The Debtor subsequently received the sum of $1,494,580.00 from Chubb.

11.	The Committee Settlement

In connection with the SFJ Settlement and Sale Order, the Debtor, SFJ and the Committee entered into the Committee Settlement, pursuant to which the Debtor agreed to make available Cash in the amount of $1,000,000 for the benefit of General Unsecured Creditors on the Effective Date by, among other things, reducing the amount set forth in the budget to be paid to the KERP/Transition Services Participants in the amount of $200,000.

As of the date hereof, the KERP Participants have been paid in full in accordance with the KERP Order. Accordingly, no KERP Participant is entitled to receive any portion of the KERP Participant Bentracimab Royalty Recovery.

12.	Claims Process and Bar Date

a.	Section 341(a) Meeting of Creditors

On November 14, 2022, the United States Trustee presided over the initial section 341(a) meeting of creditors in the Chapter 11 Case. At the conclusion of the meeting held on November 14, 2022, the United States Trustee adjourned the section 341(a) meeting of creditors until such time as the Debtor Filed its Schedules. On December 7, 2023, the Debtor Filed its Schedules. On February 10, 2023, the United States Trustee reconvened the adjourned section 341(a) meeting of creditors. The United States Trustee thereafter concluded the section 341(a) meeting. See Docket No. 494.

b.	Schedules and Statements

On December 7, 2022, the Debtor Filed with the Bankruptcy Court sealed and redacted versions of its Schedules.

c.	Bar Dates

Pursuant to the Bar Date Order, the Bankruptcy Court established (i) March 24, 2023 at 5:00 p.m. (prevailing Eastern Time) as the General Bar Date; (ii) April 21, 2023 as the

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Governmental Bar Date; (iii) the Amended Schedules Bar Date as the later of (a) the General Bar Date or the Governmental Bar Date (if the amendment relates to a claim of a governmental unit) and (b) thirty days after a claimant is served with notice of the applicable amendment or supplement to the Schedules; and (iv) the Rejection Damages Bar Date as the later of (a) the General Bar Date or the Governmental Bar Date (if a governmental unit is the counterparty to the executory contract or unexpired lease) and (b) thirty days after a claimant is served with notice of an Order of the Bankruptcy Court authorizing the Debtor’s rejection of the applicable executory contract. Notice of the Bar Dates was served on all potential Creditors of the Debtor’s Estate on or before February 22, 2023. See Docket No. 509.

13.	Isolere Common Stock

In connection with a License Agreement entered into between the Debtor and Isolere effective as of April 13, 2018, the Debtor was issued 80,000 shares of Isolere Common Stock (the “Isolere Common Stock”). On or about February 16, 2023, Isolere entered into a merger agreement with Donaldson Company, Inc., pursuant to which the Isolere Common Stock was to be exchanged for cash. On March 1, 2023, in exchange for the Isolere Common Stock, the Debtor received cash consideration of $1,657,698.43.

14.	Rejection of Executory Contracts

Following the SFJ Settlement and Sale Transaction, closings of the Non-Bentracimab Asset Sales, and the sale of certain De Minimis Assets, the Debtor determined that certain Executory Contracts no longer provided any benefit or value to the Debtor and its estate. Accordingly, in an effort to reduce post-petition administrative costs and in the exercise of the Debtor’s business judgment, the Debtor obtained entry of orders approving the rejection of more than 175 Executory Contracts. See Docket Nos. 485, 547, 597, 598 & 601.

15.	The Global Settlement

Following the closing of the SFJ Settlement and Sale Transaction and the Non-Bentracimab Asset Sales, the Debtor and the Committee engaged in discussions regarding the Debtor’s potential paths to exit chapter 11. As a result of these discussions, the Debtor and the Committee reached a settlement regarding the resolution of the Chapter 11 Case (the “Global Settlement”). The Global Settlement contemplates, among other things:

•	the wind-down of the Debtor and its Estate pursuant to the Combined Disclosure Statement and Plan;

•	the agreement by the Released Directors & Officers to waive their right to payment of all Board Fees and Expenses for service on the Debtor’s board from and after January 1, 2023;

•	the agreement by the Transition Services Participants to waive their right to recover their share of the KERP Participant Bentracimab Royalties Recovery under the terms of the Committee Settlement;

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•

in furtherance of the Committee Settlement, all Cash and other assets as of the Effective Date (including the right to receive any and all Cash on account of the Employee Retention Tax Credit Refund), the value of which the Debtor anticipates to be approximately $1 million on the Effective Date, shall be transferred to the Liquidation Trust on the Effective Date;

•

in exchange for the consideration being provided pursuant to the Global Settlement, the Released Parties and the Exculpated Parties shall receive the releases and exculpation set forth in Articles XIV.A–C of the Combined Disclosure Statement and Plan, provided however, that any Released Claims or Causes of Action that are or may be covered by the D&O Insurance Policies are released solely to the extent that any recoveries on account of those Released Claims or Causes of Action exceed the available limits of the D&O Insurance Policies, and provided further that, for the avoidance of doubt, nothing set forth in Articles XIV.B or XIV.C below in any way limits the ability of any party in interest, including the Liquidation Trust and/or Liquidation Trustee, as applicable, to commence a Cause of Action or pursue any Claim against the Released Directors & Officers that is or may be covered by the D&O Insurance Policies, subject to the limitations of this Global Settlement and limited to the available proceeds of the D&O Insurance Policies; and

•	each of the Debtor and the Committee agrees to support confirmation of the Combined Disclosure Statement and Plan, including the treatment provided to such parties therein.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Combined Disclosure Statement and Plan incorporates the Global Settlement. The Global Settlement is an integral component of the Combined Disclosure Statement and Plan and is necessary to achieve a beneficial resolution of the Chapter 11 Case for all parties in interest. The Combined Disclosure Statement and Plan shall be deemed to constitute a motion pursuant to Bankruptcy Rule 9019, seeking approval of the Global Settlement, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s (i) approval of such motion and each of the compromises and settlements that comprise the Global Settlement and (ii) finding that the compromises and settlements are fair and equitable, within the range of reasonableness, in the best interests of the Debtor, its Estate, its Creditors, and other parties-in-interest,

Section 105 of the Bankruptcy Code provides in pertinent part that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions” of the Bankruptcy Code. 11 U.S.C. § 105(a). Bankruptcy Rule 9019(a) provides that “[o]n motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement.” Before approving a settlement under Bankruptcy Rule 9019, a court must determine that the proposed settlement is in the best interests of the debtor’s estate. See Myers v. Martin (In re Martin), 91 F.3d 389, 394 (3d Cir. 1996); In re Marvel Ent. Grp., Inc., 222 B.R. 243, 249 (D. Del. 1998) (“[T]he ultimate inquiry is whether ‘the compromise is fair, reasonable, and in the interest of the estate.’”). In evaluating the reasonableness of a proposed settlement, a court must consider the following four factors: (i) the probability of success in litigation; (ii) the likely difficulties in collection; (iii) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (iv) the paramount interest of the creditors. See Martin, 91, F.3d at

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393; Depositor v. Mary M. Holloway Found., 36 F.3d 582, 587 (7th Cir. 1994). Settlements should only be rejected if they fall “below the lowest point in the range of reasonableness.” Cossoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir. 1983) (citing Newman v. Stein, 464 F.2d 689, 693 (2d Cir. 1972)).

The Debtor believes that the Global Settlement represents a fair and reasonable settlement of all issues between the Debtor and the Committee relating to the Chapter 11 Case. In particular, the Global Settlement provides for the orderly wind down of the Debtor and its Estate and enhances initial recoveries to Holders of Allowed General Unsecured Claims. Absent the Global Settlement and the agreement by the Released Directors & Officers to, among other things, waive certain Board Fees and Expenses and their right to recover their share of the KERP Participant Bentracimab Royalties Recovery under the terms of the Committee Settlement, Holders of Allowed General Unsecured Claims would recover less on account of their Claims. Accordingly, the Debtor believes that the Global Settlement is fair, reasonable, in the best interests of the Debtor’s Estate and should be approved.

16.	SFJ Partnership with SERB

On May 11, 2023, SFJ and SERB, a global specialty pharmaceutical company, announced a partnership for the development and sale of bentracimab. Pursuant to the partnership:

(i) SFJ will remain responsible for the ongoing clinical trials of bentracimab and will work in collaboration with SERB to submit a biologics license application to the FDA, and (ii) SERB acquired exclusive rights to bentracimab in the United States.6

17.	Assumption of Coupa Agreements

On September 29, 2021, the Debtor and Coupa Software Inc. (“Coupa”) entered into that certain Master Subscription Agreement (together with all other existing agreements, contracts, orders, statements of work, or the like between the Debtor and Coupa, the “Coupa Agreements”). Pursuant to the Coupa Agreements, Coupa agreed to license certain software to the Debtor that integrates with NetSuite, the Debtor’s cloud- based enterprise software, to manage the Debtor’s invoicing and payments (the software licensed by Coupa, together with any and all services associated therewith, the “Coupa Software and Services”).

While the Debtor’s use of the Coupa Software and Services diminished dramatically following the Asset Sales, the Debtor continued to rely on the Coupa Software and Services to store historical payment information and execute certain transactions related to the Debtor’s software, IT, and accounting providers. To that end, on February 15, 2023, the Debtor filed a motion [Docket No. 971] (the “Coupa Assumption Motion”) requesting authority to assume the Coupa Agreements, as modified by an amendment that fixed the amount of Coupa’s cure costs and eliminated the risk of Coupa asserting significant administrative expense claims against the Debtor. On March 6, 2024, the Court entered an order [Docket No. 986] granting the relief requested in the Coupa Assumption Motion.

[6]

See SERB Pharmaceuticals and SFJ Pharmaceuticals Announce a U.S. Partnership for Bentracimab, a Ticagrelor Reversal Agent, https://serb.com/news/serb-pharmaceuticals-and-sfj-pharmaceuticals-announce-a-u-s-partnership-for-bentracimab-a-ticagrelor-reversal-agent/, May 11, 2023 (last visited May 16, 2023).

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D.	Initial Confirmation Efforts and Resolution of Certain Related Disputes with SFJ

On August 1, 2023, the Court entered an order [Docket No. 712] (the “2023 Solicitation Procedures Order”) that, among other things, approved the previously filed Debtor’s Combined Disclosure Statement and Chapter 11 Plan [Docket No. 714] (the “2023 Combined Disclosure Statement and Plan”) as containing adequate information for purposes of soliciting votes on the 2023 Combined Disclosure Statement and Plan pursuant to section 1125 of the Bankruptcy Code. The 2023 Solicitation Procedures Order established, among other things, July 31, 2023 as the date for determining which Holders of Claims were entitled to vote on the 2023 Combined Disclosure Statement and Plan (the “2023 Solicitation Voting Record Date”).

SFJ opposed the confirmation of the 2023 Combined Disclosure Statement and Plan. Initially, on August 4, 2023 (after the 2023 Solicitation Voting Record Date), SFJ filed a notice indicating BioVectra had transferred and assigned claim number 159, a general unsecured claim filed by BioVectra in the amount of $15,360,276.00 (the “BioVectra GUC Claim”), to SFJ. Moreover, on September 8, 2023, SFJ: (i) filed SFJ Pharma X, Inc.’s Motion for an Order Allowing Administrative Expense Claim [Docket No. 778] (the “SFJ Administrative Expense Motion”), (ii) filed SFJ Pharma X, Inc.’s Objection to Confirmation of the Debtor’s Combined Disclosure Statement and Chapter 11 Plan [Docket No. 779] (the “SFJ Plan Objection”), and (iii) caused BioVectra to cast a ballot rejecting the 2023 Combined Disclosure Statement and Plan (the “BioVectra Ballot”).

Pursuant to the SFJ Administrative Expense Motion, SFJ asserted an administrative expense claim in the amount of $ 9,628,944.03 (calculated as a total claim amount of $15,428,944.03 less $5.8 million that SFJ agreed to pay BioVectra under the SFJ Settlement Agreement and SFJ Program Transfer Agreement) for amounts owed to BioVectra in connection with the BioVectra Supply Agreement (the “BioVectra Administrative Expense Claim”). SFJ alleged that it purchased the BioVectra Administrative Expense Claim from BioVectra pursuant to an Assignment Agreement dated March 31, 2023 (the “BioVectra Assignment Agreement”). The Debtor was not aware of the BioVectra Assignment Agreement until September 3, 2023. Pursuant to the SFJ Plan Objection, SFJ argued, among other things, that the 2023 Combined Disclosure Statement and Plan should not be confirmed because it failed to provide for payment in full of the BioVectra Administrative Expense Claim.

In light of the BioVectra Ballot rejecting the 2023 Combined Disclosure Statement and Plan, the Debtor lacked an impaired accepting class pursuant to section 1129(a)(10) of the Bankruptcy Code. As a result, confirmation of the 2023 Combined Disclosure Statement and Plan was not achievable at that time, and the Debtor decided to adjourn the Confirmation Hearing to a date to be determined. See Docket No. 787. Thereafter, the Debtor and SFJ engaged in informal discovery regarding the SFJ Administrative Expense Motion and the BioVectra Assignment Agreement, including the asserted transfer of claims filed by BioVectra to SFJ.

On November 22, 2023, the Debtor filed an objection to the SFJ Administrative Expense Motion under seal [Docket No. 871] (the “SFJ Administrative Expense Objection”).

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The Debtor subsequently withdrew the SFJ Administrative Expense Objection without prejudice to facilitate further negotiations between the Debtor and SFJ. See Docket No. 881.

During negotiations between the Debtor and SFJ, SFJ indicated that it also entered into agreements with certain other claimants in the Chapter 11 Case, pursuant to which certain claimants assigned certain rights in their claims (together with the BioVectra GUC Claim, the “Assigned GUC Claims”) to SFJ. Specifically, the Assigned GUC Claims include claims filed by: (i) BioVectra, (ii) PPD Development, L.P. (“PPD”), (iii) Frontage Laboratories, Inc. (“Frontage Labs”), (iv) Frontage Laboratories (Shanghai) Co., Ltd (“Frontage Labs (Shanghai)”, and (v) Berkshire Sterile Manufacturing, LLC (“Berkshire”).

After months of arm’s length and good faith negotiations, the Debtor and SFJ resolved the disputes between them pursuant to the terms of that certain Plan Support and Settlement Agreement (the “SFJ Plan Settlement”). Pursuant to the SFJ Plan Settlement, dated as of March 6, 2024, upon the effectiveness thereof:

a.

The Debtor agreed to stipulate to an allowed administrative expense claim in favor of SFJ in the amount of $2,500,000 (the “SFJ Stipulated Administrative Claim”) and agreed to file this Combined Disclosure Statement and Plan incorporating the SFJ Plan Settlement.

b.

SFJ agreed to vote directly to accept the Combined Disclosure Statement and Plan as amended with respect to the BioVectra GUC Claim and the general unsecured claims of Frontage Labs and Frontage Labs (Shanghai), and elect not to opt out of the release provision set forth in Article XIV hereof and to use reasonable efforts to cause the holders of the Assigned GUC Claims to vote to accept the Combined Disclosure Statement and Plan as amended or, if procedurally required, SFJ will vote directly to accept the Combined Disclosure Statement and Plan as amended with respect to such claims and elect not to opt out of the third-party releases set forth in Article XIV hereof. For the avoidance of doubt, SFJ’s obligations under this provision (the “Voting Provision”) are a condition precedent to the effectiveness of the SFJ Plan Settlement.

c.

The Debtor is entitled to a credit against the amount of the SFJ Stipulated Administrative Expense Claim of up to $250,000 (the “SFJ Plan Settlement Expense Credit”) for any and all fees and expenses incurred by the Debtor and its estate in connection with the actual resolicitation of this Combined Disclosure Statement and Plan. The Debtor shall provide detail to SFJ supporting the SFJ Plan Settlement Expense Credit.

d.

As part of and a condition precedent to the effectiveness of the SFJ Plan Settlement, SFJ will (i) withdraw the SFJ Plan Objection and SFJ Administrative Expense Motion, and (ii) support confirmation of this Combined Disclosure Statement and Plan as amended, including, without limitation, satisfying its obligations under the Voting Provision.

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e.

Following confirmation of this Combined Disclosure Statement and Plan and the occurrence of the Effective Date, the Liquidation Trustee will run a sale process (the “SFJ Required Sale Process”) to sell the Bentracimab Royalties that will commence no later than 30 days following either full or accelerated approval by the FDA of a biologics license application for bentracimab (“BLA Approval”), with any closing to occur no later than six (6) months after BLA Approval.

f.

If the SFJ Required Sale Process results in the Liquidation Trustee’s sale of the Bentracimab Royalties for at least an amount sufficient to pay the SFJ Stipulated Administrative Claim in full following any reduction of such claim on account of the SFJ Plan Settlement Expense Credit (the “Minimum Bentracimab Royalty Sale Price”), then the SFJ Stipulated Administrative Claim, as reduced by the amount of any SFJ Plan Settlement Expense Credit, will be paid first in full from the proceeds of such Bentracimab Royalties sale, with the Debtor or the Liquidation Trust, as applicable, retaining all such Bentracimab Royalty sale proceeds in excess of the Minimum Bentracimab Royalty Sale Price.

g.

If the Required Sale Process results in the Liquidation Trustee being unable to sell the Bentracimab Royalties for at least the Minimum Bentracimab Royalty Sale Price, then the Liquidation Trustee will transfer to SFJ all of the Debtor’s and the Liquidation Trust’s rights, as applicable, to the Bentracimab Royalties as payment in full of the SFJ Stipulated Administrative Claim.

h.

SFJ agrees to assert the Assigned GUC Claims only in amounts agreed upon in the SFJ Plan Settlement (the “Assigned GUC Claims Allowed Amounts”) and waives any claim for administrative or other priority with respect to these claims. As part of the SFJ Plan Settlement, and upon the completion of the transfer of the Assigned GUC Claims to SFJ pursuant to Bankruptcy Rule 3001, the Assigned GUC Claims shall be allowed in the Assigned GUC Claims Allowed Amounts.

i.

Other than the SFJ Stipulated Administrative Claim, and the Assigned GUC Claims Allowed Amounts of the Assigned GUC Claims, SFJ shall not assert any other claims, including administrative, priority, or general unsecured claims, against the Debtor, its estate, its assets, the Liquidation Trust, or the Liquidation Trust Assets, including any claims that SFJ may have purchased or may in the future purchase from any creditors or claimants.

On April 11, 2024, the Bankruptcy Court entered an Order approving the SFJ Plan Settlement. See Docket No. 1023. The SFJ Plan Settlement is attached as Exhibit B hereto and the terms thereof are embodied in this Combined Disclosure Statement and Plan.

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IV. SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES

The following chart provides a summary of treatment of each Class of Claims and Equity Interests (other than Administrative Expense Claims, DIP Credit Agreement Claims, and Priority Tax Claims) and an estimate of the recoveries of each Class.7 The treatment provided in this chart is for informational purposes only and is qualified in its entirety by Article VII of the Combined Disclosure Statement and Plan.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Estimated Dollar Amount of Allowed Claims or Equity Interests	Approx. Recovery
1	Priority Non-Tax Claims	The legal, equitable, and contractual rights of the Holders of Priority Non- Tax Claims are unaltered by the Plan. Except to the extent that a Holder of a Priority Non-Tax Claim agrees to a less favorable or different treatment, on, or as soon as reasonably practicable after, the later of the Effective Date or the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive (i) Cash in an amount equal to such Allowed Priority Non-Tax Claim, or (ii) such other treatment that would render such Allowed Priority Non- Tax Claim Unimpaired.	Unimpaired	No (Presumed to accept)	$0.00	100%

[7]

These amounts represent estimated Allowed Claims or Allowed Equity Interests, and do not represent amounts actually asserted by Creditors or Holders of Equity Interests in proofs of Claim or otherwise. The Debtor has not completed its analysis of Claims and Equity Interests in the Chapter 11 Case and objections to such Claims and Equity Interests have not been fully litigated. Therefore, there can be no assurances of the exact amount of the Allowed Claims or Allowed Equity Interests at this time. Rather, the actual amount of the Allowed Claims or Allowed Equity Interests may be greater or lower than estimated.

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Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Estimated Dollar Amount of Allowed Claims or Equity Interests	Approx. Recovery
2	Secured Claims	The legal, equitable, and contractual rights of the Holders of Secured Claims are unaltered by the Plan. Except to the extent that a Holder of an Allowed Secured Claim agrees to such other, less favorable treatment, on, or as soon as reasonably practicable after, the later of the Effective Date or the date such Secured Claim becomes an Allowed Secured Claim, each Holder of an Allowed Secured Claim shall receive (i) Cash in an amount equal to such Allowed Secured Claim, (ii) the Debtor’s interest in the collateral securing such Holder’s Allowed Secured Claim, or (iii) such other treatment that would render such Allowed Secured Claim Unimpaired.	Unimpaired	No (Presumed to accept)	$0.00	100%

3	General Unsecured Claims	Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to such other, less favorable treatment and after satisfaction of all senior Claims (including the SFJ Stipulated Administrative Claim, which will be satisfied in accordance with the SFJ Plan Settlement), each Holder of an Allowed	Impaired	Yes	$40,609,519.00	1.6%

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Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Estimated Dollar Amount of Allowed Claims or Equity Interests	Approx. Recovery
		General Unsecured Claim (including the Assigned GUC Claims, which shall be Allowed in the Assigned GUC Claims Allowed Amounts) shall receive one or more distributions equal to its Pro Rata share of the Class 3 Distributable Assets as such distributions become available as is reasonably practicable in the reasonable discretion of the Liquidation Trustee.

4	Equity Interests

(i) In the event that Holders of Class 3 General Unsecured Claims are not paid in full, Holders of Class 4 Equity Interests shall not receive or retain any distribution under the Combined Disclosure Statement and Plan on account of such Equity Interests.

(ii) In the event that Holders of Class 3 General Unsecured Claims are paid in full, each Holder of Equity Interests shall receive one or more distributions equal to its Pro Rata share of any remaining Liquidation Trust Assets after such assets are used to pay in full the Claims of Holders of Class 3 General Unsecured Claims, and Liquidation Trust

			Impaired	No (Deemed to reject)	$39,792,708.56	0%

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Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Plan	Estimated Dollar Amount of Allowed Claims or Equity Interests	Approx. Recovery

Expenses, in accordance with the absolute priority rule and the terms of this Combined Disclosure Statement and Plan.

Regardless of whether Holders of Class 4 Equity Interests receive any recovery from available Liquidation Trust Assets, Equity Interests shall be terminated, cancelled, released and extinguished as of the Effective Date.

V. TREATMENT OF UNCLASSIFIED CLAIMS

A.	Administrative Expense Bar Date

Requests for payment of Administrative Expense Claims (other than 503(b)(9) Claims, which are subject to the General Bar Date, Professional Claims, the Claims of Governmental Units arising under section 503(b)(1)(B), (C) or (D) of the Bankruptcy Code, and the SFJ Stipulated Administrative Claim) must be Filed no later than the Administrative Expense Bar Date. Unless otherwise Ordered by the Bankruptcy Court, Holders of Administrative Expense Claims (other than the Holders of 503(b)(9) Claims, Professional Claims and the Claims of Governmental Units arising under section 503(b)(1)(B), (C) or (D) of the Bankruptcy Code) that do not File requests for the allowance and payment thereof on or before the Administrative Expense Bar Date shall forever be barred from asserting such Administrative Expense Claims against the Debtor or its Estate.

B.	Administrative Expense Claims

Except to the extent that any Person or Entity entitled to payment of an Allowed Administrative Expense Claim agrees to a different treatment, and except with respect to the SFJ Stipulated Administrative Claim, each Holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the Effective Date or seven Business Days after the entry of a Final Order Allowing such Administrative Expense Claim, or as soon thereafter as is practicable. Such payments to Holders of Allowed Administrative Expense Claims shall be paid by the Liquidation Trustee and/or Liquidation Trust. Objections to Administrative Expense Claims must be Filed and served on the Liquidation Trustee

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and/or Liquidation Trust and the requesting party by the Administrative Expense Claim Objection Deadline. Nothing in this Combined Disclosure Statement and Plan shall extend or be deemed to extend the deadline of March 24, 2023 previously fixed by the Bar Date Order for filing 503(b)(9) Claims. For the avoidance of doubt, the SFJ Stipulated Administrative Claim shall be satisfied in accordance with the SFJ Plan Settlement.

C.	DIP Credit Agreement Claims

The DIP Credit Agreement Claims were paid in full and satisfied on January 13, 2023 from the SFJ Consideration upon the closing of the SFJ Settlement and Sale Transaction. The Holder of the DIP Credit Agreement Claims shall not receive any Distributions under the Combined Disclosure Statement and Plan.

D.	Chiesi Bid Protection Claim

As of the date hereof, the Debtor has paid in full and satisfied the Chiesi Bid Protection Claim. Chiesi shall not receive any Distributions under the Combined Disclosure Statement and Plan with respect to the Chiesi Bid Protection Claim.

E.	Priority Tax Claims

1.	Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Debtor, the Liquidation Trustee and/or Liquidation Trust, as applicable, each Holder of an Allowed Priority Tax Claim will receive, at the sole option of the Debtor, the Liquidation Trustee and/or Liquidation Trust, as applicable, in full and final satisfaction, settlement, and release of, and in exchange for, its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or such other amount agreed to by the Debtor, the Liquidation Trustee and/or Liquidation Trust and such Holder, on the Effective Date or within seven Business Days after such Allowed Priority Tax Claim becomes an Allowed Claim, whichever is later, or as soon thereafter as is practicable or (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Liquidation Trustee and/or Liquidation Trust as they become due.

2.	Other Provisions Concerning Treatment of Priority Tax Claims

Notwithstanding anything to the contrary stated in the Combined Disclosure Statement and Plan, any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss shall be treated as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Debtor or their respective property.

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F.	Professional Claims

1.	Final Fee Applications and Payment of Professional Claims

All final requests for payment of Professional Claims may be made any time after Confirmation but shall be Filed no later than forty-five days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, including the Interim Compensation Order, and once approved by the Bankruptcy Court, shall be promptly paid up to the full Allowed amount.

2.	Professional Fee Reserve

As soon as practicable after Confirmation and not later than the Effective Date, the Debtor shall establish and fund the Professional Fee Reserve with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Reserve shall be maintained in trust for the Professionals and shall be used to pay the Allowed Professional Claims. Such funds shall not be considered property of the Debtor’s Estate or Liquidation Trust Assets. The amount of Allowed Professional Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Reserve within two business days after such Professional Fee Claims are Allowed. Once payments on account of such Allowed Professional Fee Claims have been made in full, any such excess Cash remaining in the Professional Fee Reserve shall be considered Liquidation Trust Assets available for Distribution by the Liquidation Trustee in accordance with the terms of the Combined Disclosure Statement and Plan. For the avoidance of doubt, (i) to the extent that the Professional Fee Reserve is not sufficient to satisfy in full all Allowed Professional Claims, such Allowed Claims shall nevertheless be paid in full in Cash from other available Cash prior to making any Distributions to the Holders of Allowed Claims or, if applicable, Equity Interests, and (ii) any fees and expenses incurred by Professionals in connection with preparing fee applications shall be paid from the Professional Fee Reserve or, if exhausted, from other available Cash prior to making any Distributions to the Holders of Allowed Claims or, if applicable, Equity Interests.

3.	Allocation and Estimation of Professional Claims

Professionals providing services to the Debtor shall reasonably estimate their unpaid Professional Claims against the Debtor relating to the period prior to and through the Effective Date and shall deliver such estimate to the Debtor by two Business Days prior to the Effective Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, then the Debtor may estimate the unbilled fees and expenses of such Professional. The total amount estimated pursuant to this section shall comprise the Professional Fee Escrow Amount.

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4.	Timing for Filing Professional Claims

All requests for compensation or reimbursement of Professionals retained in the Chapter 11 Case for services performed and expenses incurred prior to the Effective Date shall be Filed and served on: (i) counsel to the Debtor, Cooley LLP, 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004 (Attn: Cullen D. Speckhart (cspeckhart@cooley.com) and Olya Antle (oantle@cooley.com)), and Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, California 94111 (Attn: Robert L. Eisenbach III (reisenbach@cooley.com)); (ii) co-counsel to the Debtor, Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware 19801 (Attn: Daniel J. DeFranceschi (defranceschi@RLF.com), Michael J. Merchant (merchant@rlf.com), and Brendan J. Schlauch (schlauch@rlf.com)); (iii) the United States Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801 (Attn: Jane M. Leamy (Jane.Leamy@usdoj.gov)); (iv) counsel to the Committee, McDermott Will & Emery LLP, 444 West Lake Street, Suite 4000, Chicago, Illinois 60606 (Attn: Felicia Gerber Perlman (fperlman@mwe.com) and Bradley Thomas Giordano (bgiordano@mwe.com)), McDermott Will & Emery LLP, One Vanderbilt Avenue, New York, New York 10017 (Attn: Darren Azman (dazman@mwe.com)), and McDermott Will & Emery LLP, 1007 North Orange Street, 10th Floor, Wilmington, Delaware 19801 (Attn: David R. Hurst (dhurst@mwe.com) and David W. Giattino (dgiattino@mwe.com)), (v) efficiency and conflicts counsel to the Committee, Chipman Brown Cicero & Cole LLP, 1313 North Market Street, Suite 5400, Wilmington, Delaware 19801 (Attn: Robert A. Weber (weber@chipmanbrown.com) and Mark L. Desgrosseilliers (desgross@chipmanbrown.com)), and (vi) such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Bankruptcy Court, by no later than forty-five days after the Effective Date, unless otherwise agreed by the Debtor or the Liquidation Trustee, as applicable. Objections to any Professionals Claim must be Filed and served on the Liquidation Trustee and the requesting Professional no later than twenty days after the filing of a request for compensation or reimbursement by a Professional, unless otherwise ordered by the Bankruptcy Court (the “Professional Claims Objection Deadline”).

5.	Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and, subject to the Liquidation Trust Agreement, the Liquidation Trustee may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to, or action, Order, or approval of, the Bankruptcy Court.

G.	Payment of Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtor on the Effective Date. On and after the Effective Date, the Statutory Fees shall be paid until the earliest of the Debtor’s case being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code. The Debtor shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, UST Form 11-PCR reports shall be filed when they become due, until the earliest of the Debtor’s case being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code. The United States Trustee shall not be required to File any Administrative Expense Claim in the case and shall not be treated as providing any release under the Plan.

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VI. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Equity Interests are classified for the purposes of voting and Distribution pursuant to this Combined Disclosure Statement and Plan, as set forth herein. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such other Class. Except as otherwise specifically provided for herein, the Confirmation Order or any other Order of the Bankruptcy Court, or required by applicable bankruptcy law, in no event shall the aggregate value of all property received or retained under the Combined Disclosure Statement and Plan on account of an Allowed Claim exceed 100% of the underlying Allowed Claim.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Combined Disclosure Statement and Plan by an Impaired Class of Claims; provided, however, that in the event no Holder of a Claim with respect to a specific Class timely submits a Ballot in compliance with the deadline established by the Bankruptcy Court indicating acceptance or rejection of this Combined Disclosure Statement and Plan, such Class will be deemed to have accepted this Combined Disclosure Statement and Plan. The Debtor may seek Confirmation of this Combined Disclosure Statement and Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests.

VII. TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.	Treatment of Claims

1.	CLASS 1 – PRIORITY NON-TAX CLAIMS

a.	Classification

Class 1 consists of all Priority Non-Tax Claims.

b.	Impairment and Voting

Class 1 is unimpaired by the Combined Disclosure Statement and Plan. The Holders of Class 1 Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

The legal, equitable, and contractual rights of the holders of Priority Non-Tax Claims are unaltered by the Plan. Except to the extent that a Holder of a Priority Non-Tax Claim agrees to a less favorable or different treatment, on, or as soon as reasonably practicable after, the later of the Effective Date or the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive (i) Cash in an amount equal to such Allowed Priority Non-Tax Claim, or (ii) such other treatment that would render such Allowed Priority Non-Tax Claim Unimpaired.

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2.	CLASS 2 – SECURED CLAIMS

a.	Classification

Class 2 consists of Secured Claims.

b.	Impairment and Voting

Class 2 is unimpaired by the Combined Disclosure Statement and Plan. Holders of Allowed Secured Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

The legal, equitable, and contractual rights of the Holders of Secured Claims are unaltered by the Plan. Except to the extent that a Holder of an Allowed Secured Claim agrees to such other, less favorable treatment, on, or as soon as reasonably practicable after, the later of the Effective Date, each Holder of an Allowed Secured Claim shall receive (i) Cash in an amount equal to such Allowed Secured Claim, (ii) the Debtor’s interest in the collateral securing such Holder’s Allowed Secured Claim, or (iii) such other treatment that would render such Allowed Secured Claim Unimpaired.

3.	CLASS 3 – GENERAL UNSECURED CLAIMS

a.	Classification

Class 3 consists of General Unsecured Claims.

b.	Impairment and Voting

Class 3 is impaired by the Combined Disclosure Statement and Plan. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject this Combined Disclosure Statement and Plan.

c.	Treatment

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to such other, less favorable treatment and after satisfaction of all senior Claims (including the SFJ Stipulated Administrative Claim, which will be satisfied in accordance with the SFJ Plan Settlement), each Holder of an Allowed General Unsecured Claim (including the Assigned GUC Claims, which shall be Allowed in the Assigned GUC Claims Allowed Amounts) shall receive one or more Distributions equal to its Pro Rata share of the Class 3 Distributable Assets as such Distributions become available as is reasonably practicable in the reasonable discretion of the Liquidation Trustee.

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4.	CLASS 4 – EQUITY INTERESTS

a.	Classification

Class 4 consists of all Equity Interests.

b.	Impairment and Voting

Class 4 is Impaired by the Combined Disclosure Statement and Plan. Holders of Class 4 Equity Interests are conclusively presumed to have voted to reject the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

Equity Interests shall be terminated, cancelled, released and extinguished as of the Effective Date. In the event that Class 3 General Unsecured Claims are not paid in full, Holders of Class 4 Equity Interests shall not receive or retain any distribution under the Combined Disclosure Statement and Plan on account of such Equity Interests.

In the event that Holders of Class 3 General Unsecured Claims are paid in full, each Holder of Class 4 Equity Interests shall receive one or more distributions equal to its Pro Rata share of any remaining Liquidation Trust Assets after such assets are used to pay in full the Claims of Holders of Class 3 General Unsecured Claims, and Liquidation Trust Expenses, in accordance with the absolute priority rule and the terms of this Combined Disclosure Statement and Plan. In the event that prior to closing the Chapter 11 Case, the Liquidation Trustee determines that assets are available for Distribution to Holders of Class 4 Equity Interests, then, upon reasonable notice to the Holders of record of Class 4 Equity Interests as of the Effective Date and the United States Trustee, the Liquidation Trustee or the Liquidation Trust, as applicable, may File a motion with the Bankruptcy Court requesting approval of procedures for making such Distributions. It cannot be predicted with any degree of certainty at this time that any such Distributions will be made to Holders of Class 4 Equity Interests. The rights of Holders of Class 4 Equity Interests shall be nontransferable from and after the Effective Date.

B.	Reservation of Rights Regarding Claims

Except as otherwise provided in this Combined Disclosure Statement and Plan or in other Orders of the Bankruptcy Court, nothing shall affect the rights or defenses of the Debtor, the Liquidation Trust and/or the Liquidation Trustee, as applicable, whether legal or equitable, with respect to any Claim, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

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C.	Cramdown and No Unfair Discrimination

If all applicable requirements for confirmation of the Combined Disclosure Statement and Plan are met as set forth in sections 1129(a)(1) through (16) of the Bankruptcy Code, except subsection (8) thereof, then the Combined Disclosure Statement and Plan shall be treated as a request that the Bankruptcy Court confirm the Combined Disclosure Statement and Plan in accordance with section 1129(b) of the Bankruptcy Code on the basis that the Combined Disclosure Statement and Plan is fair and equitable and does not discriminate unfairly with respect to each class of Claims and Equity Interests that is impaired under, and has not accepted, the Combined Disclosure Statement and Plan.

Confirming the Combined Disclosure Statement and Plan under such a circumstance is what is known as a “cramdown”. Among other things, a “cramdown” is appropriate where the Bankruptcy Court finds that it does not unfairly discriminate against the objecting classes and is fair and equitable with respect to those objecting classes. A plan unfairly discriminates against a class if another class of equal rank in priority will receive greater value under the plan than the nonaccepting class without reasonable justification. A plan is fair and equitable if no claim or interest junior to the objecting class shall receive or retain any claim or interest under the plan.

VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts (including any unexpired leases) that are not (i) assumed before the Effective Date, (ii) all Insurance Policies, including D&O Insurance Policies, (iii) subject to a pending motion to assume or reject as of the Effective Date, or (iv) set forth on the Assumption Schedule for assumption and assignment to the Liquidation Trust on the Effective Date will be deemed rejected. The Confirmation Order shall constitute an order approving such rejection as of the Effective Date.

B.	Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Disclosure Statement and Plan

If the rejection by the Debtor of an Executory Contract (including any unexpired lease) pursuant to the Combined Disclosure Statement and Plan gives rise to a Claim, a proof of Claim must be filed with the Claims and Noticing Agent at PhaseBio Pharmaceuticals, Inc., Claims Processing c/o Omni Agent Solutions 5955 De Soto Ave., Suite 100 Woodland Hills, CA 91367, by no later than thirty days after service of the notice of the Effective Date. Any proofs of Claim not filed and served within such time period will be forever barred from assertion against the Debtor and its Estate. Unless otherwise Ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts and unexpired leases shall be treated as Class 3 (General Unsecured Claims) under the Combined Disclosure Statement and Plan. For the avoidance of doubt, any Claims arising from the rejection of an Executory Contract (including any unexpired lease) pursuant to a separate motion are subject to the General Bar Date or relevant Rejection Damages Bar Date, as applicable.

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C.	Insurance Policies

Nothing in the Combined Disclosure Statement and Plan and/or the Confirmation Order alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms or conditions thereof or diminishes or impairs the enforceability of the Insurance Policies.

Each Insurance Policy, including the D&O Insurance Policies, to which the Debtor is a party as of the Effective Date, shall be deemed an Executory Contract and shall be assumed by the Liquidation Trust on behalf of the Debtor effective as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code and coverage for defense and indemnity under the D&O Insurance Policies shall remain available to all individuals within the definition of an “Insured,” “Insured Persons,” or an “Insured Entity” in the D&O Insurance Policies. In addition, after the Effective Date, all officers, directors, employees, or managers who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Insurance Policies in effect or purchased as of the Petition Date for the full term of such policies regardless of whether such officers, directors, employees, and/or managers remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Insurance Policies.

IX. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED DISCLOSURE STATEMENT AND PLAN

In addition to the provisions set forth elsewhere in the Combined Disclosure Statement and Plan, the following shall constitute the means for implementation of the Combined Disclosure Statement and Plan:

A.	Funding of Liabilities and Distributions.

Allowed Claims, Allowed Equity Interests, and any amounts necessary to wind down the Debtor’s Estate shall be paid from the Liquidation Trust Assets, subject to the limitations and qualifications described herein.

B.	Corporate Action; Effectuating Documents; Further Transactions.

On the Effective Date, all matters and actions provided for under the Combined Disclosure Statement and Plan that would otherwise require approval of the directors and officers, or members, managers, or shareholders of the Debtor shall be deemed to have been authorized and effective in all respects as provided herein and shall be taken without any requirement for further action by the directors and officers, members, managers, or shareholders of the Debtor. The Debtor, the Liquidation Trustee and/or the Liquidation Trust, as applicable, are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Disclosure Statement and Plan.

C.	Direction to Parties.

From and after the Effective Date, the Liquidation Trustee may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution of delivery of any instruments required to effect a transfer of property contemplated by or necessary to effectuate this Combined Disclosure Statement and Plan, and to perform any other act that is necessary for the consummation of this Combined Disclosure Statement and Plan, pursuant to section 1142(b) of the Bankruptcy Code.

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D.	Liquidation Trust Account.

To the extent not otherwise distributed in accordance with this Combined Disclosure Statement and Plan, the property of the Debtor’s Estate shall not revest in the Debtor on or after the Effective Date but shall instead vest in the Liquidation Trust to be administered by the Liquidation Trustee, in accordance with this Combined Disclosure Statement and Plan and the Liquidation Trust Agreement.

On or prior to the Effective Date, the Liquidation Trust Account will be established and maintained in one or more federally insured domestic banks in the name of the Liquidation Trust. Cash deposited in the Liquidation Trust Account will be invested, held and used solely as provided in the Liquidation Trust Agreement. The Liquidation Trustee is authorized to establish additional Liquidation Trust Accounts after the Effective Date, consistent with the terms of the Liquidation Trust Agreement.

After the funding of the Liquidation Trust Account on the Effective Date, the Liquidation Trust Accounts will be funded, as applicable, by Cash proceeds obtained through litigation or from the Bentracimab Royalties, or by the disposition of the Liquidation Trust Assets.

Upon obtaining an order of the Bankruptcy Court authorizing final Distribution and/or closure of the Debtor’s Chapter 11 Case, any funds remaining in the Liquidation Trust Account shall be distributed in accordance with the Combined Disclosure Statement and Plan and the applicable Liquidation Trust Agreement, and the Liquidation Trust Account may be close.

E.	Exemption from Certain Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, privilege tax, or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate federal, state or local government officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the assuming and assigning any contract, lease or sublease; (3) any transaction authorized by this Combined Disclosure Statement and Plan; (4) any sale of an Asset by the Liquidation Trustee in furtherance of the Combined Disclosure Statement and Plan, including but not limited to any sale of personal or real property and (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with this Combined Disclosure Statement and Plan.

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X. PROVISIONS REGARDING THE LIQUIDATION TRUST

A.	Appointment of the Liquidation Trustee

The appointment of the Liquidation Trustee shall be approved in the Confirmation Order, and the Liquidation Trustee’s duties shall commence as of the Effective Date. The Liquidation Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. On the Effective Date, all Liquidation Trust Beneficiaries of the Liquidation Trust shall be deemed to have ratified and become bound by the terms and conditions of the Liquidation Trust Agreement. In the event that the Liquidation Trustee resigns or is removed, terminated, or otherwise unable to serve as Liquidation Trustee, then successors shall be appointed as set forth in the Liquidation Trust Agreement. Any successor Liquidation Trustee appointed shall be bound by and comply with the terms of the Combined Disclosure Statement and Plan, the Confirmation Order, and the Liquidation Trust Agreement.

Following the Effective Date, the Liquidation Trustee shall also be, and shall enjoy the powers of, the Debtor’s authorized representative for all purposes, including, without limitation, section 1123 of the Bankruptcy Code. No further proof of such power shall be necessary or required.

B.	Creation of the Liquidation Trust

On the Effective Date, the Liquidation Trustee shall sign the Liquidation Trust Agreement and, in its capacity as Liquidation Trustee, accept all Liquidation Trust Assets on behalf of the Liquidation Trust Beneficiaries, and be authorized to obtain, collect, seek the turnover of, liquidate, and collect all of the Liquidation Trust Assets not in its possession or control. The Liquidation Trust will then be created and effective without any further action by the Bankruptcy Court or any Person as of the Effective Date. The Liquidation Trust shall be established for the primary purpose of liquidating the Liquidation Trust Assets and making Distributions in accordance with the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except only in the event and to the extent necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. The Liquidation Trust shall also be the successor-in-interest to the Committee.

C.	Liquidation Trust Beneficiaries

The Liquidation Trust Beneficiaries are: (i) Holders of Allowed General Unsecured Claims entitled to receive Distributions pursuant to the terms of the Combined Disclosure Statement and Plan (including SFJ in its capacity as the Holder of the Assigned GUC Claims), whether or not such Claims are Allowed as of the Effective Date (ii) Holders of Equity Interests entitled to receive Distributions pursuant to the terms of the Combined Disclosure Statement and Plan in the event Allowed General Unsecured Claims are paid in full, whether or not such Equity Interests are Allowed as of the Effective Date, and (iii) SFJ in its capacity as the Holder of the SFJ Stipulated Administrative Expense Claim, until such claim is satisfied in accordance with the SFJ Plan Settlement. The Liquidation Trust Beneficiaries shall be bound by the Liquidation Trust Agreement. The interests of the Liquidation Trust Beneficiaries in the Liquidation Trust shall be uncertificated and transferable in accordance with the terms set forth in the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement.

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D.	Vesting and Transfer of the Liquidation Trust Assets to the Liquidation Trust

The Liquidation Trust shall be funded with the Liquidation Trust Assets. Notwithstanding any prohibition of assignability under non-bankruptcy law, on the Effective Date and periodically thereafter if additional Liquidation Trust Assets become available, the Debtor shall be deemed, subject to the terms of the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement, to have automatically transferred to the Liquidation Trust all of their right, title, and interest in and to all of the Liquidation Trust Assets in accordance with section 1141 of the Bankruptcy Code. All such Liquidation Trust Assets shall automatically vest in the Liquidation Trust free and clear of all Claims, Liens, and other interests, subject only to the interests of the Liquidation Trust Beneficiaries in the Liquidation Trust Assets and the Liquidation Trust Expenses, as set forth in this Combined Disclosure Statement and Plan and the Liquidation Trust Agreement. Thereupon, the Debtor shall have no interest in or with respect to the Liquidation Trust Assets or the Liquidation Trust. For the avoidance of doubt, the Bentracimab Royalties shall vest in the Liquidation Trust subject to SFJ’s right to satisfaction of the SFJ Stipulated Administrative Claim in accordance with the SFJ Plan Settlement.

E.	Assignment of Bentracimab Royalties

On the Effective Date, rights to the Bentracimab Royalties shall be assigned to the Liquidation Trustee, subject to SFJ’s right to satisfaction of the SFJ Stipulated Administrative Claim in accordance with the SFJ Plan Settlement.

F.	Distributions from the Liquidation Trust

Distributions from the Liquidation Trust shall be made in accordance with the Combined Disclosure Statement and Plan, the SFJ Plan Settlement, and the Liquidation Trust Agreement.

G.	Liquidation Trust Expenses

The Liquidation Trust Expenses shall be paid from the Liquidation Trust Assets.

H.	Certain Powers and Duties of the Liquidation Trust and Liquidation Trustee

1.	General Powers of the Liquidation Trustee

The Liquidation Trustee shall have, and enjoy the powers of, the Debtor’s authorized representative for all purposes and shall have the power and authority to perform the acts described in the Liquidation Trust Agreement (subject to approval by the Bankruptcy Court where applicable), in addition to any powers granted by law or conferred to it by any other provision of the Combined Disclosure Statement and Plan, including without limitation any set forth herein, provided, however, that enumeration of the following powers shall not be considered in any way to limit or control the power and authority of the Liquidation Trustee to act as specifically authorized by any other provision of the Combined Disclosure Statement and Plan,

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the Liquidation Trust Agreement, and/or any applicable law, and to act in such manner as the Liquidation Trustee may deem necessary or appropriate, including, without limitation, to discharge all obligations assumed by the Liquidation Trustee or provided herein, to conserve and protect the Liquidation Trust and the Liquidation Trust Assets, or to confer on the Liquidation Trust Beneficiaries the benefits intended to be conferred upon them by the Combined Disclosure Statement and Plan. The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement and shall include the authority, power, and responsibility to: (a) receive, manage, invest, supervise, and protect Liquidation Trust Assets; (b) pay taxes or other obligations incurred by the Liquidation Trust and issue to employees or other Persons, and/or file with the appropriate Governmental Units, applicable tax and wage returns and forms; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals, and consultants to advise and assist in the administration, prosecution and Distribution of Liquidation Trust Assets; (d) calculate and implement Distributions of Liquidation Trust Assets; (e) investigate, prosecute, compromise, and settle, in accordance with the specific terms of the Liquidation Trust Agreement and without further order of the Bankruptcy Court the Claims and Causes of Action vested in the Liquidation Trust, as set forth in the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement; (f) resolve issues involving Claims and Equity Interests in accordance with the Combined Disclosure Statement and Plan, including the power to object to Claims against the Debtor, and to subordinate and recharacterize Claims by objection, motion, or adversary proceeding against the Debtor without any further notice to or action, order or approval by the Bankruptcy Court; (g) undertake all administrative functions of the Chapter 11 Case, including the payment of Statutory Fees incurred post-Effective Date with respect to distributions from the Liquidation Trust and the ultimate closing of the Chapter 11 Case and dissolution of the Debtor; and (h) take such other action as may be vested in or assumed by the Liquidation Trustee consistent with the Combined Disclosure Statement and Plan, the Liquidation Trust Agreement, and any applicable Orders of the Bankruptcy Court, or as may be necessary and proper to carry out the provisions of the Combined Disclosure Statement and Plan.

2.	Books and Records

On the Effective Date, the Liquidation Trust shall: (a) take possession of all books, records, and files of the Debtor and the Estate that were not sold and transferred in connection with the Asset Sales and that relate to the operation and business of the Liquidation Trust; and (b) provide for the retention and storage of such books, records, and files until such time as the Liquidation Trustee determines, in accordance with the Liquidation Trust Agreement, that retention of same is no longer necessary or beneficial.

3.	Investments of Cash

The Liquidation Trust may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code or in other prudent investments, provided, however, that such investments are permitted to be made by a Liquidation Trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

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4.	Sale of Bentracimab Royalties

The Liquidation Trustee or the Liquidation Trust, as applicable, will seek to sell, assign, or otherwise transfer, pledge, or hypothecate any rights to the Bentracimab Royalties and/or the proceeds thereof solely in accordance with the SFJ Required Sale Process and the SFJ Plan Settlement.

Upon the conclusion of the SFJ Required Sale Process, the Liquidation Trustee or the Liquidation Trust, as applicable, will file a notice setting forth: (i) the amount of the SFJ Stipulated Administrative Claim after deducting the Expense Credit, and (ii) (a) in the event that the Liquidation Trustee or the Liquidation Trust, as applicable, was unable to identify a purchaser willing to pay an amount in excess of the Minimum Bentracimab Royalty Sale Price, that, as a result, the Bentracimab Royalties have been transferred to SFJ in accordance with the SFJ Plan Settlement, or (b) in the event that the Liquidation Trustee or the Liquidation Trust sells the Bentracimab Royalties for an amount that exceeds the Minimum Bentracimab Royalty Sale Price: (1) the identity of the purchaser of the Bentracimab Royalties, and (2) the purchase price.

I.	United States Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets

For federal income tax purposes, it is intended that the Liquidation Trust be classified as a “liquidating trust” under Section 301.7701-4 of the Treasury regulations and that the trust be owned by its Liquidation Trust Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Liquidation Trust Beneficiaries be treated as if they had received a distribution from the Estate of an undivided interest in the Liquidation Trust Assets (to the extent of the value of their respective share in the applicable Liquidation Trust Assets) and then contributed such interests to the Liquidation Trust, and the Liquidation Trust Beneficiaries will be treated as the grantors and owners thereof.

The Liquidation Trustee shall be responsible for filing all federal, state, and local tax returns for the Liquidation Trust and for the Debtor. The Liquidation Trust shall comply with all withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions made by the Liquidation Trust shall be subject to any such withholding and reporting requirements. The Liquidation Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements including, without limitation, requiring that, as a condition to the receipt of a Distribution, Liquidation Trust Beneficiaries complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each Liquidation Trust Beneficiary. Notwithstanding any other provision of the Combined Disclosure Statement and Plan, (a) each Liquidation Trust Beneficiary that is to receive a Distribution from the Liquidation Trust shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income and other tax obligations, on account of such Distribution, and (b) no Distribution shall be made to or on behalf of such Liquidation Trust Beneficiary under the Combined Disclosure Statement and Plan unless and until such Liquidation Trust Beneficiary has made arrangements satisfactory to the Liquidation Trustee to allow it to comply with its tax withholding and reporting requirements. Any property to be distributed by the Liquidation Trust or the Liquidation Trustee, as applicable, shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution to be held by the Liquidation Trust or the Liquidation Trustee, as applicable, until such time as the Liquidation Trust or the Liquidation Trustee, as applicable, is satisfied with the Liquidation Trust Beneficiary’s arrangements for any withholding tax obligations.

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J.	Term of Liquidation Trust

The Liquidation Trust will terminate on the earlier of the: (a) final liquidation, administration, and Distribution of the Liquidation Trust Assets in accordance with the terms of the Combined Disclosure Statement and Plan and the Liquidation Trust Agreement, and its full performance of all other duties and functions as set forth in the Combined Disclosure Statement and Plan or the Liquidation Trust Agreement; and (b) the fifth anniversary of the Effective Date. Notwithstanding the foregoing, multiple fixed term extensions can be obtained so long as Bankruptcy Court approval is obtained within six months before the expiration of the term of the Liquidation Trust and each extended term provided that any further extension would not adversely affect the status of the Liquidation Trust as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations for federal income tax purposes. After (a) the final Distributions pursuant to the Combined Disclosure Statement and Plan, (b) the filing by or on behalf of the Liquidation Trust of a certification of dissolution with the Bankruptcy Court, and (c) any other action deemed appropriate by the Liquidation Trustee, the Liquidation Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions.

K.	Limitation of Liability of the Liquidation Trustee; Indemnification

The Liquidation Trust shall indemnify the Liquidation Trustee, its employees, employers, designees or professionals, or any of its duly designated agents or representatives (each, a “Liquidation Trust Party”) against any losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, taxes, suits, or claims that any Liquidation Trust Party may incur or sustain by reason of being or having been a Liquidation Trust Party for performing any functions incidental to such service; provided, however, the foregoing shall not relieve any Liquidation Trust Party from liability for bad faith, willful misconduct, reckless disregard of duty, criminal conduct, gross negligence, fraud, or self-dealing, or, in the case of an attorney professional, to the extent required under applicable rules of professional conduct.

L.	Liquidation Trust Agreement

A form of the Liquidation Trust Agreement shall be Filed as part of the Plan Supplement.

XI. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED DISCLOSURE STATEMENT AND PLAN

A.	Method of Payment

Unless otherwise expressly agreed, in writing, all Cash payments to be made pursuant to the Combined Disclosure Statement and Plan shall be made by check drawn on a domestic bank or by an electronic wire transfer.

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B.	Objections to and Resolution of Claims

The Liquidation Trustee shall have the right to File objections and/or motions to estimate any and all Claims after the Effective Date. The Liquidation Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. The Liquidation Trustee shall further have the authority to resolve and settle any and all Claims without approval of the Bankruptcy Court.

The Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to such Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under this Combined Disclosure Statement and Plan (including for purposes of Distributions), and the Liquidation Trustee may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim.

C.	Claims Objection Deadline

Except as otherwise set forth in Articles V.B and V.F above with respect to Administrative Expense Claims and Professionals Claims, the Liquidation Trustee, and any other party in interest to the extent permitted pursuant to section 502(a) of the Bankruptcy Code, shall File and serve any objection to any Claims or Equity Interests no later than the Claims Objection Deadline; provided, however, the Claims Objection Deadline may be extended by the Bankruptcy Court from time to time upon motion and notice by the Liquidation Trustee.

D.	No Distribution Pending Allowance

Notwithstanding any other provision of the Combined Disclosure Statement and Plan, no payment or Distribution of Cash or other property shall be made with respect to any portion of a Disputed Claim or Equity Interest unless and until all objections to such Claim or Equity Interest are resolved by Final Order or as otherwise permitted by this Combined Disclosure Statement and Plan.

E.	Claims Reserve

On any date that Distributions are to be made under the terms of the Combined Disclosure Statement and Plan, the Liquidation Trustee shall (i) unless otherwise ordered by the Court, reserve Cash or property equal to 100% of the Cash or property that would be distributed on such date on account of Disputed Claims as if each such Disputed Claim were an Allowed Claim but for the pendency of a dispute with respect thereto, and (ii) be authorized, but not required, to establish a reserve, in an amount to be determined solely in the discretion of the Liquidation Trustee, for contingent and unliquidated claims. Such Cash or property, as the case may be, shall be held in trust for the benefit of the Holders of all such Disputed Claims and, if applicable, contingent and unliquidated Claims, including Indemnification Obligations, pending determination of their entitlement thereto.

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F.	Timing of Distributions

Unless otherwise provided herein, on each Distribution Date, each Liquidation Trust Beneficiary shall receive such Distributions that this Combined Disclosure Statement and Plan provides for such Liquidation Trust Beneficiary, in accordance with Article VII hereof. In the event that any payment or act under this Combined Disclosure Statement and Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. The Liquidation Trustee shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Effective Date.

G.	Delivery of Distributions

Except as provided herein, Distributions to Liquidation Trust Beneficiaries shall be made: (a) with respect to Holders of Allowed Claims (1) at the addresses set forth on the respective proofs of Claim Filed by such Liquidation Trust Beneficiaries, if applicable; (2) at the addresses set forth in any written notices of address changes delivered to the Liquidation Trustee after the date of any related Proof of Claim; or (3) at the address reflected in the Schedules if no Proof of Claim is Filed and the Liquidation Trustee has not received a written notice of a change of address; or (b) with respect to Holders of Allowed Equity Interests, in accordance with the procedures established by the Liquidation Trustee in accordance with Article VII.A.4.c. hereof.

If a Distribution to a Liquidation Trust Beneficiary is returned to the Liquidation Trustee as undeliverable, no further distribution shall be made to such Holder unless and until the Liquidation Trustee is notified in writing of such Liquidation Trust Beneficiary’s then current address. Undeliverable Distributions shall remain in the possession of the Liquidation Trustee until the earlier of (i) such time as a Distribution becomes deliverable or (ii) such undeliverable Distribution becomes an Unclaimed Distribution.

The Liquidation Trustee shall make reasonable efforts to update or correct contact information for recipients of undeliverable Distributions; provided, however, nothing contained in the Combined Disclosure Statement and Plan shall require the Liquidation Trustee to locate any Holder of an Allowed Claim.

H.	Unclaimed Distributions

Any Cash or other property to be distributed under the Combined Disclosure Statement and Plan shall revert to the Liquidation Trustee and/or the Liquidation Trust, as applicable, if it is not claimed by the Entity on or before the Unclaimed Distribution Deadline. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution made to such Entity shall be deemed to be reduced to zero. If there is any residual unclaimed property at the time of dissolution of the Liquidation Trust, such residual unclaimed property shall be available for a subsequent Distribution on a Pro Rata basis to other Liquidation Trust Beneficiaries or donated to a charitable organization at the sole discretion of the Liquidation Trust or the Liquidation Trustee, as applicable if the Liquidation Trustee determines, in the reasonable exercise of the Liquidation Trustee’s judgment, that a further distribution would be uneconomical.

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I.	[Reserved]

J.	Setoff

The Debtor, the Liquidation Trustee and/or the Liquidation Trust, as the case may be, each retain the right, subject to any applicable notice provisions under applicable law, to reduce any Claim by way of setoff in accordance with their Books and Records.

K.	Postpetition Interest

Interest shall not accrue on any Creditor’s prepetition Claims, and no Holder of a prepetition Claim against the Debtor shall be entitled to interest accruing on or after the Petition Date. No prepetition Claim shall be Allowed to the extent it is for postpetition interest or other similar charges, except to the extent permitted for Holders of secured Claims under section 506(b) of the Bankruptcy Code.

L.	Allocation of Distributions Between Principal and Interest

For Distributions to Liquidation Trust Beneficiaries in respect of Allowed General Unsecured Claims or, if applicable, Allowed Equity Interests, to the extent that any such Allowed Claim or Equity Interest of a Liquidation Trust Beneficiary is comprised of indebtedness and accrued but unpaid interest thereon, the applicable Distribution to such Liquidation Trust Beneficiary in respect of such Allowed Claim or Equity Interest shall be allocated to the principal amount (as determined for federal income tax purposes) of the Allowed Claim or Equity Interest, first, and then to accrued but unpaid interest.

M.	No Creditor to Receive More than Payment in Full

Notwithstanding any other provision hereof, no Liquidation Trust Beneficiary shall receive more than full payment of its applicable Allowed Claim or, if applicable, Equity Interest, including any interest, costs or fees that may be payable with respect thereto under or pursuant to the Combined Disclosure Statement and Plan.

N.	Compliance with Tax Requirements

In connection with the Combined Disclosure Statement and Plan and all Distributions hereunder, to the extent applicable, the Liquidation Trustee is authorized to take any and all actions that may be necessary or appropriate to comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions pursuant to the Combined Disclosure Statement and Plan shall be subject to any such withholding and reporting requirements, as more fully set forth in Article XVIII.H herein.

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XII. CONFIRMATION AND VOTING PROCEDURES

A.	Confirmation Procedure

1.	Confirmation Hearing

On May 13, 2024, the Bankruptcy Court entered an Order [Docket No. 1063] (the “Conditional Approval and Procedures Order”) conditionally approving the Combined Disclosure Statement and Plan, for solicitation purposes only and authorizing the Debtor to solicit acceptances of the Combined Disclosure Statement and Plan. The Confirmation Hearing has been scheduled for June 26, 2024 at 10:00 a.m. (ET) at the Bankruptcy Court, 824 North Market Street, 6th Floor, Courtroom 2, Wilmington, Delaware 19801 to consider (i) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtor without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by Filing a notice with the Bankruptcy Court.

2.	Procedure for Objections

Any objection to final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and/or confirmation of the Combined Disclosure Statement and Plan must be made in writing and Filed with the Bankruptcy Court and served on (i) counsel to the Debtor, Cooley LLP, 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004 (Attn: Cullen D. Speckhart (cspeckhart@cooley.com) and Olya Antle (oantle@cooley.com)), and Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, California 94111 (Attn: Robert L. Eisenbach III (reisenbach@cooley.com)); (ii) co-counsel to the Debtor, Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware 19801 (Attn: Daniel J. DeFranceschi (defranceschi@RLF.com), Michael J. Merchant (merchant@rlf.com), and Brendan J. Schlauch (schlauch@rlf.com)); (iii) the United States Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801 (Attn: Jane M. Leamy (Jane.Leamy@usdoj.gov)); (iv) counsel to the Committee, McDermott Will & Emery LLP, 444 West Lake Street, Suite 4000, Chicago, Illinois 60606 (Attn: Felicia Gerber Perlman (fperlman@mwe.com) and Bradley Thomas Giordano (bgiordano@mwe.com)), McDermott Will & Emery LLP, One Vanderbilt Avenue, New York, New York 10017 (Attn: Darren Azman (dazman@mwe.com)), and McDermott Will & Emery LLP, 1007 North Orange Street, 10th Floor, Wilmington, Delaware 19801 (Attn: David R. Hurst (dhurst@mwe.com) and David W. Giattino (dgiattino@mwe.com)), and (v) efficiency and conflicts counsel to the Committee, Chipman Brown Cicero & Cole LLP, 1313 North Market Street, Suite 5400, Wilmington, Delaware 19801 (Attn: Robert A. Weber (weber@chipmanbrown.com) and Mark L. Desgrosseilliers (desgross@chipmanbrown.com)) in each case, by no later than June 17, 2024 at 4:00 p.m. (ET). Unless an objection is timely Filed and served, it may not be considered by the Bankruptcy Court at the Confirmation Hearing.

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3.	Eligibility to Vote on the Combined Disclosure Statement and Plan

Unless otherwise ordered by the Bankruptcy Court, only Holders of Allowed Claims in Class 3 may vote on the Combined Disclosure Statement and Plan. Further, subject to the tabulation procedures that were approved by the Conditional Approval and Procedures Order, in order to vote on the Combined Disclosure Statement and Plan, you must hold an Allowed Claim in Class 3, or be the Holder of a Claim in such Class that has been temporarily Allowed for voting purposes only under Bankruptcy Rule 3018(a).

4.	Solicitation Notice

All Holders of Allowed Claims in Class 3 will receive (i) notice of the Confirmation Hearing on the Combined Disclosure Statement and Plan (the “Confirmation Hearing Notice”) setting forth: (a) the deadline to vote on the Combined Disclosure Statement and Plan, (b) the deadline to object to confirmation of the Combined Disclosure Statement and Plan, (c) procedures for filing objections and responses to the final approval of the adequacy of the Combined Disclosure Statement and Plan or to confirmation thereof, (d) the time, date, and place of the Confirmation Hearing, and (e) a QR Code that provides electronic access to the website maintained by the Claims and Noticing Agent which contains all documents included in the Solicitation Package; and (ii) a form of ballot. All other Creditors and parties in interest not entitled to vote on the Combined Disclosure Statement and Plan will receive (i) the Confirmation Hearing Notice and (ii) a notice of non-voting status.

5.	Procedure/Voting Deadlines

In order for your ballot to count, you must either (1) complete an electronic ballot at https://omniagentsolutions.com/phasebio or (2) complete, date, sign and properly mail, courier or personally deliver a paper ballot to the Claims and Noticing Agent at the following address: PhaseBio Pharmaceuticals, Inc., Ballot Processing Center c/o Omni Agent Solutions 5955 De Soto Ave., Suite 100 Woodland Hills, CA 91367. BALLOTS SENT BY FACSIMILE TRANSMISSION OR E-MAIL ARE NOT ALLOWED AND WILL NOT BE COUNTED.

Ballots must be submitted electronically, or the Claims and Noticing Agent must physically receive original ballots by mail or overnight delivery, on or before June 17, 2024 at 4:00 p.m. (ET). Subject to the tabulation procedures approved by the Conditional Approval and Procedures Order, you may not change your vote once a ballot is submitted electronically or the Claims and Noticing Agent receives your original paper ballot.

Subject to the tabulation procedures approved by the Conditional Approval and Procedures Order, any ballot that is timely and properly submitted electronically or received physically will be counted and will be deemed to be cast as an acceptance, rejection or abstention, as the case may be, of the Combined Disclosure Statement and Plan.

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6.	Acceptance of the Combined Disclosure Statement and Plan

As a Creditor, your acceptance of the Combined Disclosure Statement and Plan is important. In order for the Combined Disclosure Statement and Plan to be accepted by an impaired Class of Claims, a majority in number (i.e., more than half) and at least two-thirds in dollar amount of the Claims voting (of each impaired Class of Claims) must vote to accept the Combined Disclosure Statement and Plan. At least one impaired Class of Creditors, excluding the votes of insiders, must actually vote to accept the Combined Disclosure Statement and Plan. The Debtor urges that you vote to accept the Combined Disclosure Statement and Plan. YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY SUBMIT YOUR BALLOT. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE CREDITOR.

7.	Elimination of Vacant Classes

Any Class of Claims or Equity Interests that does not contain, as of the date of commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Equity Interest, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Combined Disclosure Statement and Plan for all purposes, including for purposes of determining acceptance of the Combined Disclosure Statement and Plan by such Class under Section 1129(a)(8) of the Bankruptcy Code.

B.	Statutory Requirements for Confirmation

The Bankruptcy Court will confirm the Combined Disclosure Statement and Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among other requirements, the Combined Disclosure Statement and Plan (i) must be accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an impaired Class, the Combined Disclosure Statement and Plan must not “discriminate unfairly” against and be “fair and equitable” with respect to such Class; and (ii) must be feasible. The Bankruptcy Court must also find that:

a.	the Combined Disclosure Statement and Plan has classified Claims and Equity Interests in a permissible manner;

b.	the Combined Disclosure Statement and Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; and

c.	the Combined Disclosure Statement and Plan has been proposed in good faith.

1.	Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code requires the Combined Disclosure Statement and Plan to place a Claim or Equity Interest in a particular Class only if such Claim or Equity Interest is substantially similar to the other Claims or Equity Interests in such class. The Combined Disclosure Statement and Plan creates separate Classes to deal respectively with secured Claims, unsecured Claims and Equity Interests. The Debtor believes that the Combined Disclosure Statement and Plan’s classifications place substantially similar Claims or Equity Interests in the same Class and thus, meet the requirements of section 1122 of the Bankruptcy Code.

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2.	Impaired Claims or Equity Interests

Pursuant to section 1126 of the Bankruptcy Code, only the Holders of Claims in Classes impaired by the Combined Disclosure Statement and Plan and receiving a payment or Distribution under the Combined Disclosure Statement and Plan may vote on the Combined Disclosure Statement and Plan. Pursuant to section 1124 of the Bankruptcy Code, a Class of Claims may be Impaired if the Combined Disclosure Statement and Plan alters the legal, equitable or contractual rights of the Holders of such Claims or Equity Interests treated in such Class. The Holders of Claims in Classes not impaired by the Combined Disclosure Statement and Plan are deemed to accept the Combined Disclosure Statement and Plan and do not have the right to vote on the Combined Disclosure Statement and Plan. The Holders of Claims or Equity Interests in any Class which will not receive any payment or Distribution or retain any property pursuant to the Combined Disclosure Statement and Plan are deemed to reject the Combined Disclosure Statement and Plan and do not have the right to vote. Finally, the Holders of Claims or Equity Interests whose Claims or Equity Interests are not classified under the Combined Disclosure Statement and Plan are not entitled to vote on the Combined Disclosure Statement and Plan.

3.	Best Interest of Creditors Test

Section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired Claim or Equity Interest either (a) accept the Combined Disclosure Statement and Plan or (b) receive or retain under the Combined Disclosure Statement and Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to Holders of each Impaired Class of Claims and Equity Interests if the Debtor were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtor’s Assets if the Chapter 11 Case were converted to a chapter 7 case under the Bankruptcy Code. Because the Combined Disclosure Statement and Plan is a liquidating plan, the “liquidation value” in the hypothetical chapter 7 liquidation analysis for purposes of the “best interests” test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Combined Disclosure Statement and Plan. The Debtor believes, however, that in a chapter 7 liquidation, there would be additional costs and expenses that would be incurred as a result of the ineffectiveness associated with replacing existing management and professionals in a chapter 7 case.

To make these findings, the Bankruptcy Court must (a) estimate the cash liquidation proceeds that a chapter 7 trustee would generate if the Debtor’s Chapter 11 Case were converted to a chapter 7 case and the Assets of the Debtor’s Estate were liquidated; (b) determine the liquidation distribution that each non-accepting Holder of a Claim or Equity Interest would receive from such liquidation proceeds under the priority scheme dictated in chapter 7; and (c) compare such Holder’s liquidation distribution to the distribution under the Combined Disclosure Statement and Plan that such Holder would receive if the Combined Disclosure Statement and Plan were confirmed and consummated.

Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of counsel and other professionals retained by the chapter 7 trustee, all unpaid expenses incurred by the Debtor in its Chapter 11 Case (such as compensation of attorneys, financial advisors and accountants that are allowed in the chapter 7 case), litigation costs, and claims arising from the operations of the Debtor during the pendency of the Chapter 11 Case.

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Moreover, a chapter 7 trustee would be entitled to statutory fees relating to the Distribution of the Debtor’s already monetized assets. Accordingly, a portion of the Cash currently available for Distribution to Liquidation Trust Beneficiaries, including unsecured creditors, would instead be paid to a chapter 7 trustee.

The Debtor believes that anticipated recoveries to each Class of Impaired Claims under the Combined Disclosure Statement and Plan implies a greater or equal recovery to Holders of Claims in Impaired Classes than the recovery available in a chapter 7 liquidation. Accordingly, the Debtor believes that the “best interests” test of section 1129 of the Bankruptcy Code is satisfied.

4.	Liquidation Analysis

The Debtor has liquidated substantially all of its Assets through the Asset Sales as provided for in the Asset Purchase Agreements and approved by and conducted pursuant to the Sale Orders. The Debtor believes that liquidation under chapter 11 is more beneficial to the Holders of Claims than a liquidation under chapter 7 because the Combined Disclosure Statement and Plan allows the Liquidation Trust Assets to be promptly administered by the Liquidation Trustee to the Liquidation Trust Beneficiaries in accordance with the Combined Disclosure Statement and Plan.

As set forth in the Liquidation Analysis, if the Chapter 11 Case were to be converted to a chapter 7 case, the proceeds from the Asset Sales would remain unchanged, but the Debtor would incur the additional costs of a chapter 7 trustee, as well as the costs of counsel and other professionals retained by the chapter 7 trustee. These costs would reduce potential distribution to Allowed Impaired Claims on a dollar-for-dollar basis. Conversion also would likely delay the liquidation process and the ultimate distribution, if any, to unsecured creditors. Accordingly, the Debtor believes that Holders of Allowed Claims or, if applicable, Equity Interests, would receive less than anticipated under the Combined Disclosure Statement and Plan if the Chapter 11 Case were converted to a chapter 7 case.

5.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor (unless such liquidation or reorganization is proposed in the Combined Disclosure Statement and Plan). Because the Combined Disclosure Statement and Plan proposes a liquidation of all of the Debtor’s assets, for purposes of this test, the Debtor has analyzed the ability of the Liquidation Trustee to meet its obligations under the Combined Disclosure Statement and Plan. Based on the Debtor’s analysis, the Liquidation Trustee will have sufficient assets to accomplish its tasks under the Combined Disclosure Statement and Plan. Therefore, the Debtor believes that the liquidation pursuant to the Combined Disclosure Statement and Plan will meet the feasibility requirements of the Bankruptcy Code.

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XIII. CONDITIONS TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The Combined Disclosure Statement and Plan shall not become effective unless and until the following conditions shall have been satisfied or waived:

1. All conditions precedent to Confirmation of the Combined Disclosure Statement and Plan shall have either been satisfied or waived;

2. All actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Combined Disclosure Statement and Plan are effected or executed and delivered, as applicable.

3. The Confirmation Order in form and substance reasonably satisfactory to the Debtor and the Committee shall have been entered by the Bankruptcy Court, and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto.

4. The Professional Fee Reserve is funded pursuant to Article V.F.2 hereof.

5. The Debtor shall have received the Employee Retention Tax Credit Refund.

6. The Liquidation Trustee shall be duly appointed, qualified and acting in that capacity.

B.	Establishing the Effective Date

The calendar date to serve as the Effective Date shall be a Business Day of, on or promptly following the satisfaction or waiver of all conditions to the Effective Date, which date will be selected by the Debtor. On or within two Business Days of the Effective Date, the Debtor shall File and serve a notice of occurrence of the Effective Date. Such notice shall contain, among other things, the Administrative Expense Bar Date, the deadline by which Professionals must File and serve any Professional Claims and the deadline to File a proof of Claim relating to damages from the rejection of any Executory Contract (including any unexpired lease) pursuant to the terms of the Combined Disclosure Statement and Plan.

C.	Effect of Failure of Conditions

If each condition to the Effective Date has not been satisfied or duly waived within sixty days after the Confirmation Date, then upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived by the Debtor before any Order granting such relief becomes a Final Order. If the Confirmation Order is vacated pursuant to this section, the Combined Disclosure Statement and Plan shall be deemed null and void in all respects and nothing contained herein shall (A) constitute a waiver or release of any Claims by or against the Debtor, or (B) prejudice in any manner the rights of the Debtor.

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D.	Waiver of Conditions to Confirmation and Effective Date

Each of the conditions to the Effective Date may be waived, in whole or in part, by the Debtor, without notice or an Order of the Bankruptcy Court.

XIV. EXCULPATION, RELEASES AND INJUNCTIONS

A.	Exculpation.

The Exculpated Parties shall not have or incur, and are hereby exculpated from, any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability to one another or to any Holder of any Claim or Equity Interest, or any other party-in-interest, or any of their respective Related Parties, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Chapter 11 Case, including, but not limited to, the Asset Sales and the Asset Purchase Agreements, the negotiation and Filing of this Combined Disclosure Statement and Plan, the Filing of the Chapter 11 Case, the SFJ Settlement and Sale Transaction, the Committee Settlement, the Global Settlement, the SFJ Plan Settlement, the settlement of Claims or renegotiation of Executory Contracts, the pursuit of confirmation of this Combined Disclosure Statement and Plan, the consummation of this Combined Disclosure Statement and Plan, or the administration of this Combined Disclosure Statement and Plan or the property to be distributed under this Combined Disclosure Statement and Plan, except for their willful misconduct or gross negligence or any obligations that they have under or in connection with this Combined Disclosure Statement and Plan or the transactions contemplated in this Combined Disclosure Statement and Plan. Nothing herein shall prevent any Exculpated Party from asserting as a defense to any claim of fraud, bad faith, willful misconduct or gross negligence that they reasonably relied upon the advice of counsel with respect to their duties and responsibilities under the Combined Disclosure Statement and Plan or otherwise.

B.	Releases By the Debtor.

Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, its Estate, and the Debtor’s successors and assigns, shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably and forever release, waive, void and extinguish the Released Parties from any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, for any act or omission (i) that took place prior to, on or after the Petition Date relating to and/or in connection with the Debtor, and/or (ii), relating to, or arising out of the Chapter 11 Case, including, but not limited to, the Asset Sales and the Asset Purchase Agreements, the negotiation and Filing of this Combined Disclosure Statement and Plan, the Filing of the Chapter 11 Case, including, but not limited to, the SFJ Settlement and Sale Transaction, the Committee Settlement, the Global Settlement, the SFJ Plan Settlement,

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the settlement of Claims or renegotiation of Executory Contracts, the pursuit of confirmation of this Combined Disclosure Statement and Plan, the consummation of this Combined Disclosure Statement and Plan, or the administration of this Combined Disclosure Statement and Plan or the property to be distributed under this Combined Disclosure Statement and Plan; provided, however, that the foregoing provisions shall not operate to waive or release any Causes of Action resulting from any act or omission constituting actual fraud, bad faith, willful misconduct, or gross negligence of such applicable Released Party as determined by a Final Order. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any Claim or Cause of Action against the Released Directors & Officers (regardless of whether acting in a fiduciary capacity) that is or may be covered by the D&O Insurance Policies (as determined in good faith8 by the Liquidation Trustee or by any other party that asserts any such non-released Claim or Cause of Action) (the “Non-Released D&O Claims”), except to the extent set forth in Article XIV.F of this Combined Disclosure Statement and Plan.

C.	Third Party Releases.

Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Releasing Parties shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably and forever release, waive, void and extinguish the Released Parties from any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, for any act or omission (i) that took place prior to, on or after the Petition Date relating to and/or in connection with the Debtor, and/or (ii) in connection with, relating to, or arising out of the Chapter 11 Case, including, but not limited to, the Asset Sales and the Asset Purchase Agreements, the negotiation and Filing of this Combined Disclosure Statement and Plan, the Filing of the Chapter 11 Case, the SFJ Settlement and Sale Transaction, the Committee Settlement, the Global Settlement, the SFJ Plan Settlement, the settlement of Claims or renegotiation of Executory Contracts, the pursuit of confirmation of this Combined Disclosure Statement and Plan, the consummation of this Combined Disclosure Statement and Plan, or the administration of this Combined Disclosure Statement and Plan or the property to be Distributed under this Combined Disclosure Statement and Plan; provided, however, that the foregoing provisions shall not operate to waive or release any Causes of Action resulting from any act or omission constituting actual fraud, bad faith, willful misconduct, or gross negligence of such applicable Released Party as determined by a Final Order; provided further, however, that notwithstanding anything to the contrary in the Combined Disclosure Statement and Plan, the provisions of this Article XIV.C. shall not apply with respect to any unimpaired Claim until such unimpaired Claim has been paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Liquidation Trustee, at which time this Article XIV.C. shall apply in all respects as to the applicable unimpaired Claim.

[8]	For the avoidance of doubt, such good-faith determination shall not be binding on any Insurer under any applicable D&O Insurance Policy or on the Released Directors & Officers.

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D.	Injunctions Relating to Releases.

Effective as of the Effective Date, all Persons that hold, have held or may hold a claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, that is released pursuant to this Combined Disclosure Statement and Plan, shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, individually, jointly, collectively, derivatively or otherwise, on account of or based on the subject matter of such released claims, Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum, (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order, (iii) creating, perfecting or in any way enforcing in any manner, directly or indirectly, any lien, (iv) setting off (except to the extent such setoff was exercised prior to the Petition Date), seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under this Combined Disclosure Statement and Plan, and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Combined Disclosure Statement and Plan or the Confirmation Order.

E.	Injunctions to Protect Estate Assets.

In accordance with Bankruptcy Code section 1141(d)(3), the Combined Disclosure Statement and Plan does not discharge the Debtor. Bankruptcy Code section 1141(c) nevertheless provides, among other things, that the property dealt with by the Combined Disclosure Statement and Plan is free and clear of all Claims and Interests against the Debtor. Consistent with the preceding sentence, all Entities who have held, hold or may hold Claims against or Equity Interests in the Debtor shall be permanently enjoined from taking any of the following actions against the Debtor (but solely to the extent such action is brought against the Debtor to directly or indirectly recover upon any Assets of the Estate, including, without limitation, any such Assets that vest in the Liquidation Trust, as applicable, upon the Effective Date), the Debtor’s Estate, the Liquidation Trust, the Liquidation Trustee or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action, Cause of Action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or Order; (iii) creating, perfecting, or enforcing any Lien; (iv) asserting a setoff (except to the extent such setoff was exercised prior to the Petition Date), right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtor; and (v) commencing or continuing, in any manner or in any place, any action, Cause of Action or other proceeding that does not comply with or is inconsistent with the provisions of the Combined Disclosure Statement and Plan.

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F.	Non-Released D&O Claims

The Non-Released D&O Claims held by the Debtor or its estate shall be assigned and transferred to the Liquidation Trust to be pursued, settled, or resolved by the Liquidation Trustee in accordance with the terms of Article III.C.15 and Article X of this Combined Disclosure Statement and Plan. The Liquidation Trust shall be a successor to the Debtor’s rights, title, and interest in any Non-Released D&O Claims held by the Debtor or its estate, and the Liquidation Trustee shall have standing to pursue such Non-Released D&O Claims in accordance with the terms of Article III.C.15 and Article X of this Combined Disclosure Statement and Plan. Holders of Claims that opt out of the third-party release in Article XIV of this Combined Disclosure Statement and Plan shall retain any direct Non-Released D&O Claims against the Released Directors & Officers that they may hold (if any). Notwithstanding anything herein to the contrary, (i) any recovery on account of any Non-Released D&O Claim, including in each case by way of settlement or judgment, shall be satisfied solely by and to the extent of the proceeds of the Debtor’s available D&O Insurance Policies after payment from such D&O Insurance Policies of any and all covered costs and expenses incurred in connection with the defense of the Non-Released D&O Claims; (ii) any party, including the Liquidation Trustee and any other trustee or any beneficiary of the Liquidation Trust, seeking to execute, garnish, or otherwise attempt to collect on any settlement of or judgment on the Non-Released D&O Claims shall do so solely upon (a) the Debtor’s insurers under the D&O Insurance Policies and (b) available insurance coverage from the Debtor’s available D&O Insurance Policies; and (iii) no party shall (a) record any judgment against the Released Directors & Officers, or (b) otherwise attempt to collect, directly or indirectly, from the personal assets of the Released Directors & Officers with respect to the Non-Released D&O Claims. Upon the earlier to occur of (i) a final denial by the Debtor’s insurers under the D&O Insurance Policies of any coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Non-Released D&O Claims, and the first to occur of either the expiration of the period to challenge any such final denial or the resolution of any appeal of any such final denial, if pursued; or (ii) exhaustion of the available insurance coverage under the D&O Insurance Policies, the Non-Released D&O Claims shall be released and discharged without the need for further action or Court order; provided, however, that the foregoing clause (i) shall only apply to coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Non-Released D&O Claims for which coverage is denied, and (ii) shall not apply to coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Non-Released D&O Claims for which coverage is not denied. For the avoidance of doubt, the Non-Released D&O Claims shall not be so released until the occurrence of one of the two conditions stated in the preceding sentence above, as may be applicable.

XV. CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING

THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING

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WHETHER TO VOTE TO ACCEPT OR REJECT THE COMBINED DISCLOSURE STATEMENT AND PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION.

A.	General Bankruptcy Law and Combined Disclosure Statement and Plan Considerations

1.	The Combined Disclosure Statement and Plan May Not Be Accepted

The Debtor can make no assurances that the requisite acceptances to the Combined Disclosure Statement and Plan will be received, and the Debtor may need to obtain acceptances to an alternative plan of liquidation for the Debtor, or otherwise, may be forced to liquidate under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to Holders of Allowed Claims or, if applicable, Allowed Equity Interests, as those proposed in the Combined Disclosure Statement and Plan.

2.	Debtor May Not Be Able to Secure Confirmation of the Combined Disclosure Statement and Plan or Confirmation May Be Delayed

Even if the Debtor receives the requisite acceptances, there is no assurance that the Bankruptcy Court, which may exercise substantial discretion as a court of equity, will confirm the Combined Disclosure Statement and Plan. Even if the Bankruptcy Court determined that the Combined Disclosure Statement and Plan and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Combined Disclosure Statement and Plan if it finds that any of the statutory requirements for confirmation had not been met. Moreover, there can be no assurance that modifications to the Combined Disclosure Statement and Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes. If the Combined Disclosure Statement and Plan is not confirmed, it is unclear what distributions Holders of Allowed Claims or, if applicable, Allowed Equity Interests, ultimately would receive with respect to their Claims in a subsequent plan of liquidation.

3.	Risk Affecting Potential Recoveries of Holders of Claims in Voting Classes

Projected Distributions are based upon good faith estimates of the total amount of Claims and Equity Interests ultimately Allowed and the Liquidation Trust Assets (including the amount of Cash and value of other assets transferred to the Liquidation Trust on the Effective Date) available for Distribution. There can be no assurance that the estimated Claim and Equity Interest amounts set forth in the Combined Disclosure Statement and Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors, including, but not limited to, the resolution of objections Filed to certain Claims and Equity Interests. Both the actual amount of Allowed Claims or Allowed Equity Interests in a particular Class and the Liquidation Trust Assets available for Distribution may differ from the Debtor’s estimates due to, among other things, the amount of Cash received on account of the Employee Retention Tax Credit Refund, and the high degree of uncertainty surrounding the potential sale value, if any, of the

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Bentracimab Royalties. If the total amount of Allowed Claims or Allowed Equity Interests in a Class is higher than the Debtor’s estimates, or the funds available for Distribution to such Class are lower than the Debtor’s estimates, the percentage recovery to Holders of Allowed Claims or, if applicable, Allowed Equity Interests, in such Class will be less than projected.

4.	Failure to Consummate the Combined Disclosure Statement and Plan

The Combined Disclosure Statement and Plan provides for certain conditions that must be satisfied (or waived) prior to confirmation and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Combined Disclosure Statement and Plan, there can be no assurance that any or all of the conditions in the Combined Disclosure Statement and Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Combined Disclosure Statement and Plan will be confirmed by the Bankruptcy Court. Further, if the Combined Disclosure Statement and Plan is confirmed, there can be no assurance that the Combined Disclosure Statement and Plan go effective.

5.	Plan Releases May Not Be Approved

There can be no assurance that the releases, as provided in Article XIV.C hereof, will be granted. Failure of the Bankruptcy Court to grant such relief may result in a plan of liquidation that differs from the Combined Disclosure Statement and Plan, or the Combined Disclosure Statement and Plan not being confirmed.

B.	Risks Associated with the Bentracimab Royalties

There can be no assurance that the Liquidation Trust will obtain value from the Bentracimab Royalties. As set forth above, bentracimab is currently in the clinical trial stage of its development and must overcome several additional rounds of scrutiny by the FDA and other regulators before being approved for commercial use. Such approval may not be obtained. Moreover, although pursuant to the SFJ Plan Settlement the Liquidation Trust is required to seek to monetize the Bentracimab Royalties upon BLA Approval, such a monetization would be possible only if the Liquidation Trust is able to find a buyer. If no buyer is found, then the Bentracimab Royalties will be transferred to SFJ in accordance with the SFJ Plan Settlement in satisfaction of the SFJ Stipulated Administrative Claim. Further, even if a buyer is found, holders of Allowed General Unsecured Claims will only benefit from such a sale if the proceeds thereof exceed the Minimum Bentracimab Royalty Sale Price. Accordingly, there can be no assurance that the Bentracimab Royalties will generate any additional funds that can be distributed to Holders of Allowed General Unsecured Claims.

C.	Risks Associated with Forward Looking Statements

The financial information contained in this Combined Disclosure Statement and Plan has not been audited. In preparing this Combined Disclosure Statement and Plan, the Debtor relied on financial data derived from its Books and Records that was available at the time of such preparation. Although the Debtor has used its reasonable business judgment to ensure the accuracy of the financial information provided in this Combined Disclosure Statement and Plan, and while the Debtor believes that such financial information fairly reflects the financial condition of the Debtor, the Debtor is unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

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D.	Alternatives to Confirmation and Consummation of the Combined Disclosure Statement and Plan

The Debtor believes that the Combined Disclosure Statement and Plan affords the Holders of Claims the potential for a better realization on the Debtor’s assets than a chapter 7 liquidation, and therefore, is in the best interests of such Holders. If, however, the Combined Disclosure Statement and Plan is not confirmed, the theoretical alternatives include (a) formulation of an alternative plan or plans of liquidation under chapter 11, or (b) liquidation of the Debtor under chapter 7 of the Bankruptcy Code. Each of these possibilities is discussed in turn below.

1.	Alternative Plan(s) of Liquidation

If the requisite acceptances are not received or if the Combined Disclosure Statement and Plan is not confirmed, the Debtor could attempt to formulate and propose a different plan or plans of liquidation. With respect to an alternative liquidation plan, the Debtor has explored various other alternatives in connection with the development and formulation of the Combined Disclosure Statement and Plan. The Debtor believes that the Combined Disclosure Statement and Plan enables the Liquidation Trust Beneficiaries to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of liquidation, has the greatest chance to be confirmed and consummated.

2.	Liquidation under Chapter 7

If the Combined Disclosure Statement and Plan is not confirmed, the Debtor’s Chapter 11 Case could be converted to a liquidation case under chapter 7 of the Bankruptcy Code. In a case under chapter 7 of the Bankruptcy Code, a trustee would be appointed to promptly liquidate the assets of the Debtor. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the Liquidation Trust Beneficiaries. The Debtor believes that in a liquidation under chapter 7 of the Bankruptcy Code, before creditors received any distributions, additional administrative expenses would likely be required in the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee, which could cause a substantial diminution in the value of the estate. The assets available for distribution to the Litigation Trust Beneficiaries would be reduced by such additional expenses.

XVI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The confirmation and execution of the Combined Disclosure Statement and Plan may have tax consequences to Liquidation Trust Beneficiaries. The Debtor does not offer an opinion as to any federal, state, local or other tax consequences to Liquidation Trust Beneficiaries as a result of the confirmation of the Combined Disclosure Statement and Plan. All Liquidation Trust Beneficiaries are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan is not intended, and should not be construed, as legal or tax advice to any Liquidation Trust Beneficiary or other party in interest.

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XVII. RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case as is legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the interests and purposes of the Combined Disclosure Statement and Plan are carried out. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of the Chapter 11 Case and the Combined Disclosure Statement and Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1. To hear and determine any objections to Claims and to address any issues relating to Disputed Claims;

2. To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

3. To issue such Orders in aid of execution and consummation of the Combined Disclosure Statement and Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

4. To consider any amendments to or modifications of the Combined Disclosure Statement and Plan, to cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

5. To hear and determine all requests for compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code;

6. To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan;

7. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor or the Liquidation Trustee on behalf of the Liquidation Trust for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

8. To hear any other matter not inconsistent with the Bankruptcy Code;

9. To enter a final decree closing the Chapter 11 Case;

10. To ensure that Distributions to Liquidation Trust Beneficiaries, are accomplished pursuant to the provisions of the Combined Disclosure Statement and Plan;

11. To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

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12. To decide or resolve any disputes regarding the sale, assignment, transfer, pledge, or hypothecation of any rights to the Bentracimab Royalties and/or the proceeds thereof pursuant to Article X.H.4 hereof;

13. To issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Combined Disclosure Statement and Plan, except as otherwise provided herein;

14. To determine any other matters that may arise in connection with or related to the Combined Disclosure Statement and Plan, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with the Combined Disclosure Statement and Plan;

15. To hear any disputes and determine any other matters that may arise in connection with or related to the Sale Orders and the Asset Purchase Agreements, or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with the Sale Orders and the Asset Purchase Agreements;

16. To enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, exculpations, and rulings entered in connection with the Chapter 11 Case (whether or not the Chapter 11 Case has been closed);

17. To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

18. To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Case, the General Bar Date, the Governmental Bar Date, the Rejection Damages Bar Date, the Amended Schedules Bar Date, the Administrative Expense Bar Date, and/or the conditional or final hearing on the approval of the Combined Disclosure Statement and Plan for the purpose of determining whether a Claim, or Equity Interest is released, satisfied and/or enjoined hereunder or for any other purpose; and

19. To resolve any other matter or for any purpose specified in the Combined Disclosure Statement and Plan, the Confirmation Order, or any other document entered into in connection with any of the foregoing.

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XVIII. MISCELLANEOUS PROVISIONS

A.	Termination of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect.

B.	Amendment or Modification of the Combined Disclosure Statement and Plan

Alterations, amendments or modifications of the Combined Disclosure Statement and Plan may be proposed in writing by the Debtor, at any time before the Confirmation Date; provided that the Combined Disclosure Statement and Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. Additionally, after the Confirmation Date, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Combined Disclosure Statement and Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Combined Disclosure Statement and Plan in such manner as may be necessary to carry out the purpose and intent of the Combined Disclosure Statement and Plan consistent with the terms set forth herein.

C.	Severability

In the event the Bankruptcy Court determines, before the Confirmation Date, that any provision in the Combined Disclosure Statement and Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interest as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidability or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Combined Disclosure Statement and Plan.

D.	Revocation or Withdrawal of the Combined Disclosure Statement and Plan

The Debtor reserves the right to revoke or withdraw the Combined Disclosure Statement and Plan before the Confirmation Date. If the Debtor revokes or withdraws the Combined Disclosure Statement and Plan before the Confirmation Date, then the Combined Disclosure Statement and Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtor, or to prejudice in any manner the rights of the Debtor in any further proceedings involving the Debtor.

E.	Binding Effect

The Combined Disclosure Statement and Plan shall be binding upon and inure to the benefit of the Debtor, the Holders of Claims, and the Holders of Equity Interests, and their respective successors and assigns.

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F.	Notices

All notices, requests and demands to or upon the Debtor, the Liquidation Trust and/or the Liquidation Trustee, as applicable, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as shall be set forth in the notice of the Effective Date.

G.	Governing Law

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Combined Disclosure Statement and Plan provides otherwise, the rights and obligations arising under the Combined Disclosure Statement and Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

H.	Withholding and Reporting Requirements

In connection with the consummation of the Combined Disclosure Statement and Plan, the Debtor, the Liquidation Trust and/or the Liquidation Trustee, as applicable, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim or, if applicable, Allowed Equity Interest, that is to receive a Distribution under the Combined Disclosure Statement and Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Debtor, the Liquidation Trust and/or the Liquidation Trustee, as applicable, have the right, but not the obligation, to not make a Distribution until such Holder has made arrangements satisfactory to any disbursing party for payment of any such tax obligations. The Debtor, the Liquidation Trust and/or the Liquidation Trustee, as applicable, may require, as a condition to receipt of a Distribution, that the Liquidation Trust Beneficiary, complete and return a Form W-8, W-9 or a similar tax form, as applicable to each such Liquidation Trust Beneficiary. If the Debtor, the Liquidation Trust and/or the Liquidation Trustee, as applicable, make such a request and the Liquidation Trust Beneficiary fails to comply before the date that is ninety days after the request is made, the Liquidation Trust, in its sole discretion may (i) make a Distribution net of any applicable withholding or (ii) determine that such Liquidation Trust Beneficiary shall be deemed to have forfeited the right to receive any Distribution, in which case, (a) any such Distribution shall revert to the Liquidation Trust for Distribution to the other Liquidation Trust Beneficiaries in accordance with Articles VII and XI.H of the Combined Disclosure Statement and Plan and (b) the Allowed Claim or Equity Interest of the Liquidation Trust Beneficiary originally entitled to such Distribution shall be waived and forever barred without further order of the Bankruptcy Court.

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I.	Headings

Headings are used in the Combined Disclosure Statement and Plan for convenience and reference only and shall not constitute a part of the Combined Disclosure Statement and Plan for any other purpose.

J.	Exhibits/Schedules

All exhibits and schedules to the Combined Disclosure Statement and Plan, including the Plan Supplement, are incorporated into and are a part of the Combined Disclosure Statement and Plan as if set forth in full herein.

K.	Filing of Additional Documents

On or before substantial consummation of the Combined Disclosure Statement and Plan, the Debtor shall File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Disclosure Statement and Plan.

L.	No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Combined Disclosure Statement and Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

M.	Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Combined Disclosure Statement and Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

N.	Reservation of Rights

Except as expressly set forth herein, the Combined Disclosure Statement and Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Combined Disclosure Statement and Plan, any statement or provision contained herein, or the taking of any action by the Debtor with respect to the Combined Disclosure Statement and Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor or Holders of Claims or Equity Interest before the Effective Date.

O.	Implementation

The Debtor shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Combined Disclosure Statement and Plan.

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P.	Inconsistency

In the event of any inconsistency among the Combined Disclosure Statement and Plan and any other instrument or document created or executed pursuant to the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan shall govern.

Q.	Winding-Up and Dissolution of the Debtor

From and after entry of the Confirmation Order, the Debtor shall continue in existence pursuant to the terms of this Combined Disclosure Statement and Plan until its dissolution as provided herein. On or after the Effective Date, the Liquidation Trust and Liquidation Trustee, as applicable, shall be authorized to wind-up the affairs of the Debtor, including filing any final tax return(s) for the Debtor, and, pursuant to section 303 of the DGCL, to dissolve the Debtor, without the need for any further corporate action or approval and without the need for filing a notice or motion with the Bankruptcy Court, by making, executing, acknowledging and filing a certificate of dissolution of the Debtor with the Secretary of State of the State of Delaware. The Liquidation Trust shall be authorized to pay and shall be responsible for any and all costs and expenses in connection with (i) the winding-up of the affairs of the Debtor, including the costs and expense of preparing and filing any final tax return(s), and (ii) the dissolution of the Debtor pursuant to section 303 of the DGCL, including the costs and expenses of preparing and filing necessary certificates, paperwork or documentation. For the avoidance of doubt, the Confirmation Order shall be deemed the appropriate and sufficient authorization, under and for purposes of section 303(c) of the DGCL, for the Liquidation Trust and Liquidation Trustee, as applicable, to dissolve the Debtor and make, execute, acknowledge and file a certificate of dissolution of the Debtor with the Secretary of State of the State of Delaware.

On or promptly after the Effective Date, the Liquidation Trust and/or the Liquidation Trustee, as applicable, shall be authorized to file with the SEC a Form 15 on behalf of the Debtor for the purpose of suspending the duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and shall file such Form 15 on or promptly after the Effective Date unless the Debtor has previously filed such Form 15.

R.	Dissolution of the Committee

Upon the occurrence of the Effective Date, the Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be discharged and released from any duties and responsibilities in the Chapter 11 Case and under the Bankruptcy Code, except with respect to (i) obligations arising under confidentiality agreements, which shall remain in full force and effect, (ii) prosecuting applications for payment of fees and reimbursement of expenses of its Professionals or attending to any other issues related to applications for payment of fees and reimbursement of expenses of its Professionals, (iii) any motions or motions for other actions seeking enforcement of implementation of the provisions of this Combined Disclosure Statement and Plan, and (iv) prosecuting or participating in any appeal of the Confirmation Order or any request for reconsideration thereof.

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S.	Request for Expedited Determination of Taxes

The Debtor, the Liquidation Trust and the Liquidation Trustee, as applicable, shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

Dated: May 13, 2024	PhaseBio Pharmaceuticals, Inc.

	By:	/s/ Lawrence Perkins
Lawrence Perkins
Chief Restructuring Officer

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EXHIBIT A

Liquidation Analysis

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PhaseBio	Pharmaceuticals, Inc.

Liquidation	Analysis

Liquidation	Analysis

	06/30/2024 (1)	Est. Recovery (2)	Chapter 7 Liquidation Value	Chapter 11 Liquidation Value
	Amount	Base Case	Base Case	Base Case
Cash at Effective Date	$767,108	100%	$767,108	$767,108
Employee Retention Tax Credit	941,427	100%	941,427	941,427

Total Assets / Proceeds	$1,708,535	100%	1,708,535	1,708,535
SFJ Admin Claim (3)(4)			N/A	N/A
Taxes and Operating Vendor Admin Claims (5)			282,522	282,522
Chapter 11 Admin Claims (6)			511,857	511,857
Chapter 11 Liquidation Trust Expenses (7)			—	245,875
Chapter 7 Trustee, Professionals and related expenses (8)			625,875	—

Total Liquidation Costs			1,420,253	1,040,253

Net Liquidation Proceeds			288,281	668,281

Recovery Analysis
Total Priority Non-Tax Claims			—	—
Recovery to Class 1 Priority Non-Tax Claims			—	—
			N/A	N/A
Total Secured Claims			—	—
Recovery to Class 2 Secured Claims			—	—
			N/A	N/A
General Unsecured Claims (9)			40,609,519	40,609,519
Recovery to Class 3 General Unsecured Claims			288,281	668,281
			0.7%	1.6%
Value to Class 4 Equity Interests			$—	$—

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PhaseBio	Pharmaceuticals, Inc.

Liquidation	Analysis

Liquidation	Analysis

(1) Estimated book balance based on current cash flow on Effective Date.

(2) Based on known estimates, feedback from management, industry research and prior case experience.

(3) Pursuant to the Plan Support and Settlement Agreement, dated March 6, 2024 (the “SFJ Plan Settlement”) between the Debtor and SFJ Pharma X, Inc. (“SFJ”), the Debtor agreed, among other things, to stipulate to an allowed administrative expense claim in favor of SFJ in the amount of $2,500,000 (the “Stipulated Administrative Claim”) in resolution of certain disputes between the parties. A condition precedent to the SFJ Plan Settlement is the effective date of a chapter 11 plan. Accordingly, if the chapter 11 case were to be converted to a case under chapter 7, the SFJ Plan Settlement and Stipulated Administrative Claim Amount would not take effect. In that scenario, it is possible that SFJ’s asserted administrative expense claim would be allowed in an amount that is materially higher or lower than the Stipulated Administrative Claim. However, this liquidation analysis assumes that a chapter 7 trustee would enter into a settlement agreement with SFJ that would allow SFJ’s asserted administrative expense claim in an amount equal to the Stipulated Administrative Claim. This liquidation analysis further assumes that, under such settlement between the chapter 7 trustee and SFJ, the Stipulated Administrative Claim will be satisfied through either (a) the payment of proceeds of the sale of the Bentracimab Royalties equal to the amount of the Stipulated Administrative Claim net of the SFJ Plan Settlement Expense Credit or

(b) the transfer of the Bentracimab Royalties to SFJ if the proceeds of such sale are less than the amount of the Stipulated Administrative Claim.

(4) As noted in FN (3), pursuant to the SFJ Plan Settlement the Debtor agreed, among other things, to the Stipulated Administrative Claim in resolution of certain disputes between the parties. The Stipulated Administrative Claim will be satisfied following the effective date of a chapter 11 plan through either (a) the payment of proceeds of the sale of the Bentracimab Royalties equal to the amount of the Stipulated Administrative Claim net of the SFJ Plan Settlement Expense Credit or (b) the transfer of the Bentracimab Royalties to SFJ if the proceeds of such sale are less than the amount of the Stipulated Administrative Claim. Accordingly, in a chapter 11 scenario cash on hand will not be needed by the Debtor or its estate to satisfy the Stipulated Administrative Claim.

(5) Includes critical operating disbursements and estimated taxes which are subject to change. Does not include amounts payable by SFJ pursuant to the SFJ Settlement Agreement.

(6) Estimated unpaid professional fees as of the Effective Date, which are subject to change.

(7) Liquidation Trust Expenses as defined in the Combined Disclosure Statement and Plan.

(8) A condition precedent to the SFJ Plan Settlement is the effective date of a chapter 11 plan. Accordingly, if the chapter 11 case were to be converted to a case under chapter 7, the SFJ Plan Settlement would not take effect. In that scenario, it is possible that the chapter 7 trustee would incur significant additional professional fees and related costs and expenses in litigation with SFJ involving the disputes resolved by the SFJ Plan Settlement. This liquidation analysis does not include any such additional fees, costs and expenses and otherwise assumes that a chapter 7 trustee would enter into a settlement agreement with SFJ on terms similar to those in the SFJ Plan Settlement following an investigation and review, and further negotiations..

(9) Pursuant to the SFJ Plan Settlement, the Debtor agreed, among other things, to allow SFJ’s interests in certain general unsecured claims in the aggregate amount of $27,800,305.77 (the “Allowed GUC Amounts”) in resolution of certain disputes between the parties. As noted above, a condition precedent to the SFJ Plan Settlement is the effective date of a chapter 11 plan. Accordingly, if the chapter 11 case were to be converted to a case under chapter 7, the SFJ Plan Settlement and Allowed GUC Amounts would not take effect. However, this liquidation analysis assumes that a chapter 7 trustee would enter into a settlement agreement with SFJ that would allow SFJ’s interests in certain general unsecured claims in an amount equal to the Allowed GUC Amounts.

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Exhibit B

SFJ Plan Settlement

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Execution Version

PLAN SUPPORT AND SETTLEMENT AGREEMENT

This PLAN SUPPORT AND SETTLEMENT AGREEMENT (together with the schedules attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of March 6, 2024, is entered into by and between: (i) PhaseBio Pharmaceuticals, Inc. (“PhaseBio” or the “Debtor”) and (ii) SFJ Pharma X, Inc. (f/k/a SFJ Pharmaceuticals X, Ltd. ( “SFJ”). The Debtor and SFJ are each referred to herein as a “Party,” and collectively, the “Parties.”

WHEREAS, on August 1, 2023, the Bankruptcy Court entered an order [Docket No. 712] that, among other things, conditionally approved the Debtor’s Combined Disclosure Statement and Chapter 11 Plan [Docket No. 712] (the “Combined Disclosure Statement & Plan”)1 for solicitation purposes only, authorized the Debtor to solicit acceptances on the Combined Disclosure Statement & Plan, and set a hearing to consider final approval and confirmation of the Disclosure Statement & Plan (the “Confirmation Hearing”);

WHEREAS, on August 4, 2023, SFJ filed a notice of transfer and assignment of BioVectra, Inc.’s pre-petition claim no. 159 in the amount of $15,360,276.00 to SFJ (“BioVectra General Unsecured Claim”);

WHEREAS, on September 8, 2023, SFJ filed a motion to allow BioVectra Inc.’s alleged administrative expense claim [Docket No. 778] (“Motion to Allow”), asserting that a claim in the amount of $15,428,944.03 was transferred to SFJ on March 31, 2023;

WHEREAS, on September 8, 2023, SFJ also filed an objection [Docket No. 779] (“Objection”) to the Combined Disclosure Statement & Plan on feasibility grounds and caused BioVectra Inc. to cast a ballot prior to the Voting Deadline rejecting the Combined Disclosure Statement & Plan;

WHEREAS, on September 12, 2023, PhaseBio filed a notice adjourning the Confirmation Hearing from September 19, 2023, to a date to be determined [Docket No. 787];

WHEREAS, on November 22, 2023, PhaseBio filed an objection to the Motion to Allow under seal [Docket No. 871], which PhaseBio withdrew without prejudice to facilitate further negotiations between the Parties [Docket No. 881];

WHEREAS, prior to and following the filing of the Motion to Allow, PhaseBio engaged in informal discovery with SFJ regarding the issues raised by the Motion to Allow, including the asserted transfer of certain alleged claims of BioVectra, Inc. to SFJ;

WHEREAS, the Parties have engaged in good faith and arms’-length negotiations to resolve the Objection, Motion to Allow, and related issues.

[1]	All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Combined Disclosure Statement & Plan.

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WHEREAS, during the course of such negotiations, SFJ informed PhaseBio that it was an assignee of certain additional general unsecured claims of other creditors, as reflected in Schedule A attached hereto;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows, provided that other than Sections 1 and 11 hereinbelow, which shall be effective upon execution of this Agreement, the remainder of this Agreement shall be subject to the (i) entry of an order of the Bankruptcy Court approving the 9019 Motion (defined below) and this Agreement and (ii) subsequent occurrence of the Effective Date under the Combined Disclosure Statement & Plan as amended to implement the terms of this Agreement:

1.

As soon as reasonably practicable following execution of this Agreement, PhaseBio shall prepare and file a motion under Bankruptcy Rule 9019 (the “9019 Motion”) seeking Bankruptcy Court approval of this Agreement.

2.

PhaseBio stipulates to an allowed administrative expense claim in favor of SFJ in the amount of $2,500,000 (the “Administrative Claim”), the treatment of which is set forth below, and agrees to file an amended Combined Disclosure Statement & Plan incorporating this Agreement.

3.

If PhaseBio (i) does not resolicit acceptances of the Combined Disclosure Statement & Plan as amended or (ii) otherwise believes such motion(s) would be beneficial, then PhaseBio shall prepare drafts of any motion(s) and associated pleadings as necessary for use by SFJ, BioVectra, Frontage Laboratories, Inc., and Frontage Laboratories (Shanghai) Co. Ltd., to file and seek entry of an order pursuant to Bankruptcy Rule 3018 changing their respective votes on the Combined Disclosure Statement & Plan to accept the Disclosure Statement & Plan (including in its amended form and in accordance with this Agreement).

4.

If PhaseBio resolicits acceptances of the Combined Disclosure Statement & Plan as amended, SFJ will vote directly to accept the Combined Disclosure Statement & Plan as amended with respect to the BioVectra General Unsecured Claim, and the general unsecured claims of Frontage Laboratories, Inc. and Frontage Laboratories (Shanghai) Co. Ltd., and elect not to opt out of the third-party releases under the Combined Disclosure Statement & Plan, to reflect the terms of this Agreement. If PhaseBio resolicits acceptances of the Combined Disclosure Statement & Plan as amended, SFJ will use reasonable efforts to cause the holders of claims listed on Schedule A hereto to vote to accept the Combined Disclosure Statement & Plan as amended or, if procedurally required, SFJ will vote directly to accept the Combined Disclosure Statement & Plan as amended with respect to such claims and elect not to opt out of the third-party releases under the Combined Disclosure Statement & Plan. For the avoidance of doubt, SFJ’s obligations under this provision (the “Voting Provision”) will be a condition precedent to the effectiveness of this Agreement.

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5.

If PhaseBio resolicits acceptances of the Combined Disclosure Statement & Plan as amended, PhaseBio will be entitled to a credit against the amount of the Administrative Claim of up to $250,000 (the “Expense Credit”) for any and all fees and expenses incurred by PhaseBio and its estate in connection with the actual resolicitation of such Combined Disclosure Statement & Plan as amended. PhaseBio shall provide detail to SFJ supporting the Expense Credit.

6.

As part of and a condition precedent to the effectiveness of this Agreement, SFJ shall, within two (2) business days of the entry of an order of the Bankruptcy Court approving the 9019 Motion, (i) withdraw the Objection and Motion to Allow, and (ii) support confirmation of the Combined Disclosure Statement & Plan as amended, including, without limitation, satisfying its obligations under the Voting Provision; provided, however, that other than complying with its obligations under the Voting Provision, the Debtor shall not require SFJ to appear at any Confirmation Hearing on the Combined Disclosure Statement & Plan as amended or to file any pleading in support of confirmation of the Combined Disclosure Statement & Plan as amended.

7.

Following confirmation of the Combined Disclosure Statement & Plan as amended and the occurrence of the Effective Date, the Liquidation Trustee will run a sale process to sell the Bentracimab Royalties (the “Required Sale Process”) that will commence no later than 30 days following either full or accelerated approval by the FDA of a Biologics License Application for bentracimab (“BLA Approval”), with any closing to occur no later than six (6) months after BLA Approval.

8.

SFJ will provide specified information (the “Specified Information”), detailed in Schedule B hereto, to the Liquidation Trustee to be made available to potential bidders under non-disclosure agreements between such bidders and the Liquidation Trustee.

9.

If the Required Sale Process results in the Liquidation Trustee’s sale of the Bentracimab Royalties for at least an amount sufficient to pay the Administrative Claim in full following any reduction of such claim on account of the Expense Credit (the “Minimum Sale Price”), then the Administrative Claim, as reduced by the amount of any Expense Credit, will be paid first in full from the proceeds of such Bentracimab Royalties sale, with PhaseBio or the Liquidation Trust, as applicable, retaining all such Bentracimab Royalties sale proceeds in excess of the Minimum Sale Price.

10.

If the Required Sale Process results in the Liquidation Trustee being unable to sell the Bentracimab Royalties for at least the Minimum Sale Price, then the Liquidation Trustee will transfer to SFJ all of PhaseBio’s and the Liquidation Trust’s rights, as applicable, to the Bentracimab Royalties as payment in full of the Administrative Claim.

11.

As the assignee of claims asserted and filed by the claimants listed on Schedule A hereto, on or before February 16, 2024, SFJ will file all required notices of transfer of claims pursuant to Bankruptcy Rule 3001. The completion of the transfer of the claims listed on Schedule A hereto to SFJ pursuant to Bankruptcy Rule 3001 shall be a condition precedent to the effectiveness of this Agreement.

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12.

SFJ agrees to assert only the general unsecured portion of the claims listed on Schedule A hereto and waives any claim for administrative or other priority with respect to these claims. As part of this Agreement, and upon the completion of the transfer as stated above, the general unsecured claims of claimants listed on Schedule A hereto shall be allowed in the amounts set forth therein.

13.

Other than the Administrative Claim, the BioVectra General Unsecured Claim and claims set forth on Schedule A hereto, SFJ shall not assert any other claims, including administrative, priority, or general unsecured claims, against PhaseBio, its estate, its assets, Liquidation Trust, or the Liquidating Trust Assets, including any claims that SFJ may have purchased or may in the future purchase from any creditors or claimants.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

PHASEBIO PHARMACEUTICALS, INC. :

By:
Name:	Jonathan P. Mow
Title:	CEO

SDJ PHARMA X, INC.:

By:
Name:
Title:

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12.

SFJ agrees to assert only the general unsecured portion of the claims listed on Schedule A hereto and waives any claim for administrative or other priority with respect to these claims. As part of this Agreement, and upon the completion of the transfer as stated above, the general unsecured claims of claimants listed on Schedule A hereto shall be allowed in the amounts set forth therein.

13.

Other than the Administrative Claim, the BioVectra General Unsecured Claim and claims set forth on Schedule A hereto, SFJ shall not assert any other claims, including administrative, priority, or general unsecured claims, against PhaseBio, its estate, its assets, Liquidation Trust, or the Liquidating Trust Assets, including any claims that SFJ may have purchased or may in the future purchase from any creditors or claimants.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

PHASEBIO PHARMACEUTICALS, INC.:

By:
Name:
Title:

SFJ PHARMA X, INC.:

By:
Name: Robert DeBenedetto
Title: Executive Chair of the Board of Directors

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SCHEDULE A

(Schedule of General Unsecured Claims Assigned to SFJ)

Original Creditor	General Unsecured Claim Amount
PPD Development, LP	$132,859.25
Frontage Laboratories, Inc.	$560,022.60
Frontage Laboratories (Shanghai) Co. Ltd.	$320,716.00
BioVectra Inc.	$26,363,850.00
Berkshire Sterile Manufacturing, LLC	$422,857.92
Total General Unsecured Claims:	$27,800,305.77

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SCHEDULE B

(Specified Information)

•	All Quarterly Reports that were required to be provided to PhaseBio by SFJ following the January 13, 2023 Closing of the Program Transfer Agreement, and that have not yet been provided.

•

Information reasonably requested by the Liquidation Trustee to permit potential purchasers of the Royalty to evaluate a forecast for commercial sales of bentracimab to the extent such information is readily available, at no cost to SFJ.